SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM SB-2A

                          Pre-Effective Amendment No. 1

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                        Texas Commercial Resources, Inc.
                 (Name of small business issuer in its charter)

             Texas                         5984                  76-0302202
   (State or jurisdiction of   (Primary Standard Industrial     (IRS Employer
incorporation or organization)  Classification Code Number)  Identification No.)

      7500 San Felipe Road, Suite 475, Houston, Texas 77063 (713) 914-9193
                        (Address and telephone number of
          principal executive offices and principal place of business)

                                 B. Britt Brooks
                         7500 San Felipe Road, Suite 475
                              Houston, Texas 77063
                                  713-914-9193
           (Name, address, and telephone number of agent for service)

                                   Copies to:

                                  John T. Unger
                             Thompson & Knight, LLP
                          1200 Smith Street, Suite 3600
                              Houston, Texas 77002

Approximate date of commencement proposed sale to the public: From time to time after the registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. [ X ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]______________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]-------------

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]-------------

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]




                         CALCULATION OF REGISTRATION FEE

                                                       Proposed
                                                       maximum        Proposed maximum
   Title of each class of        Amount to be          offering price     aggregate          Amount of
securities to be registered      registered (1)        per unit        offering  price     registration fee
=========================== ======================= ================= ================ ======================
Secondary Offering
      Common Stock           5,000,000 shares (3)         $0.38 (2)         $1,900,000         $ 174.80
      Common Stock             750,000 shares (4)          0.40 (5)            300,000            27.60
      Common Stock             200,000 shares (6)          0.38 (2)             76,000             6.99
=========================== ======================= ================= ================ ======================

Primary Offering             1,000,000 shares             $1.00 (7)         $1,000,000         $  92.00
      Common Stock
=========================== ======================= ================= ================ ======================

Total                        6,950,000 shares                               $3,276,000         $ 301.39 (8)
=========================== ======================= ================= ================ ======================



(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a).

(2) Estimated solely for the purposes of computing the amount of the registration fee pursuant to Rule 457(c), based on the average of the bid and asked prices as of July 26, 2002, as reported by www.pinksheets.com.

(3) Represents shares issuable to Goldbridge Capital, LLC pursuant to an Investment Agreement dated July 25, 2002 under which we have the right to put up to $8,000,000 of our common stock to Goldbridge Capital.

(4) Represents shares issuable upon exercise of warrants held by Goldbridge Capital.

(5) Registration fee calculated upon the basis of the price at which the warrants may be exercised pursuant to Rule 457(g).

(6)   Represents shares owned by selling shareholders.

(7) Estimated for the purposes of computing the registration fee pursuant to Rule 457(a).

(8)    $189.52 previously paid. $111.87 paid herewith.

We hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                EXPLANATORY NOTE

This registration statement consists of two prospectuses, covering the registration of:

     - Shares of common stock of Texas Commercial Resources, Inc. to be sold in one or more secondary offerings by certain listed selling stockholders and

     -    Common stock of Texas Commercial Resources, Inc.

The second prospectus is referred to as the company prospectus. Following this prospectus are substitute pages of the company prospectus, including an alternate front outside cover page, an alternate sections entitled "Prospectus Summary," "Risk Factors," "Use of Proceeds," "Dilution," and "Plan of Distribution." Each of the pages for the company prospectus is labeled "Alternative Page for the Company Prospectus." All other sections of the prospectuses are the same in both prospectuses.

      The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 Subject to completion; dated November __, 2002
Prospectus

                        TEXAS COMMERCIAL RESOURCES, INC.
                                5,950,000 shares
                                  Common Stock

     This prospectus describes the offer and sale of up to 5,950,000 shares of our common stock for sale by certain persons who are, or will become, our shareholders. These persons are referred to throughout this prospectus as "selling shareholders." Of these shares:

     - Up to 5,750,000 shares are offered by Goldbridge Capital, LLC. Goldbridge will sell shares purchased from us under an investment agreement, which allows us to sell them up to $8,000,000 in shares under a series of puts during a two-year period, and up to 750,000 shares that may be issued upon the exercise of warrants. We will receive no proceeds from the sale of the shares by Goldbridge. However, we will receive proceeds from the sale of the put shares to Goldbridge. Goldbridge will be deemed to be an underwriter with respect to any shares that it purchases from us under the investment agreement and resells. Shares sold to Goldbridge will be purchased from us at a price equal to the volume weighted average price of our common stock for the five days having the lowest volume weighted average price during the put pricing period less a discount of the greater of 10% or $0.10. See page 19.

     - 200,000 shares of our common stock currently outstanding, which we are registering on behalf of all other selling shareholders. We will not receive any proceeds from the sale of these shares.

     Our common stock is traded in the over-the-counter market and is quoted in the Pink Sheets(R) a centralized quotation service operated by Pink Sheets LLC that collects and publishes market maker quotes for over-the-counter securities. The common stock will be offered in amounts, at prices, and on terms to be determined in light of market conditions at the time of sale. The common stock may be sold directly by the selling shareholders in the open market at prevailing prices or in individually negotiated transactions, through agents designated from time to time or through underwriters or dealers. We will not control or determine the price at which a selling shareholder decides to sell its shares. We intend to apply to have our common stock quoted on the OTC Bulletin Board(R). We may not now or ever qualify for listing of our securities on the OTC Bulletin Board.

     Investing in our common stock is speculative and involves a high degree of risk. You may lose your entire investment. Consider carefully the "risk factors" beginning on page 7 before investing.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                The date of this prospectus is ____________, 2002

                                TABLE OF CONTENTS




                                                         Page
Prospectus Summary..................................       3
Risk Factors........................................       6
Forward Looking Statements..........................      15
Market For Common Stock.............................      16
Use of Proceeds.....................................      16
Dividend Policy.....................................      16
Management's Discussion and
     Analysis of Financial Condition
     and Results of Operations......................      17
Investment Agreement................................      19
Description of Business.............................      24
Management..........................................      34
Security Ownership of Certain
     Beneficial Owners and
     Management ....................................      36
Relationships and Related
     Transactions...................................      37
Description of Securities...........................      37
Selling Shareholders ...............................      42
Plan of Distribution ...............................      43
Where You Can Find More Information.................      44
Legal Matters ......................................      45
Experts.............................................      45
Index to Financial Statements.......................     F-1



     References to "TCRI," the "Company," "we," "us," and "our" refer to Texas Commercial Resources, Inc., a Texas corporation.

     You should rely only on the information contained in this prospectus. Neither the Company nor the selling shareholders has authorized anyone else to provide you with different information. The selling shareholders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

     Until , 2002, (90 days after the effective date of this prospectus), all dealers that buy, sell, or trade our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

                               PROSPECTUS SUMMARY

     This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including "Risk Factors," before investing in our common stock.

Our Business

     Our business plan is to acquire, consolidate, and grow businesses in related fields. Currently, we are focusing on companies that provide products or services related to the petroleum and petrochemical industries. Three specific categories of businesses on which we are focusing our efforts are companies engaged in the retail distribution of propane and related equipment and supplies in rural areas of Texas and New Mexico, providing high resolution digital aerial mapping and photogrammetry (also referred to as geographic information or spatial imagery) services, and providing liquid waste disposal. Our primary business is proposed to be the retail distribution of propane and related equipment and supplies.

     From 1981 until 2001, we operated as a full service real estate company acquiring, structuring, developing, and selling real estate investments and residential properties for our account and others. We also engaged in various activities related to the development, operation, and production of oil and gas properties. In addition, we have conducted various investment banking activities by assisting other companies with their fund-raising efforts. In June 2001, we decided to discontinue and divest our real estate and oil and gas operations and to redirect our business strategies to other areas.

     We initially identified the retail distribution of propane and related equipment and supplies in rural areas of Texas and New Mexico as a potential business. In pursuit of this strategy we entered into three letters of intent to purchase businesses engaged in the retail distribution of propane and related equipment and supplies in Texas and New Mexico. Each of the letters is subject to our obtaining the necessary financing to close the transaction and none prohibits the seller from accepting an offer from another purchaser.

     On August 19, 2002, we accepted tenders for approximately 84% of the outstanding common stock of Visual Intelligence Systems, Inc. in exchange for approximately 840,000 shares of our Series A preferred stock and consummated a Plan and Agreement of Exchange with respect to the remaining shares of Visual. Visual collects digital aerial mapping/photographic information using its own proprietary camera array and combines this information with underlying census/demographic information to provide a total geographic information package to its customers, including pipelines, shipping and transportation companies, for monitoring and planning purposes.

     We have also entered into a Stock Purchase Agreement dated as of March 24, 2002, to acquire certain outstanding securities and indebtedness of Crossroads Environmental Corp., which owns a partially built non-hazardous wastewater disposal facility in the Houston, Texas area. This agreement is also subject to our obtaining the necessary financing to complete the transaction.

     We were incorporated in Texas in September 1981. Effective as of December 28, 2001, we merged with EZUtilities Corp., a Texas corporation. EZUtilities Corp. was incorporated in Texas in March 1990 under the name of Nome Oil Co. and changed its name to EZUtilities Corp. in February 2001. EZUtilities Corp. did not have any meaningful operations at the time of the merger.

Where You Can Find Us

     Our principal executive offices are located at 7500 San Felipe Road, Suite 475, Houston, Texas 77063. Our telephone number is: 713-914-9193.

The Offering

     In order to provide a possible source of funding for our current activities and for future acquisitions, on July 25, 2002, we entered into an investment agreement with Goldbridge Capital, LLC for the future issuance and purchase of shares of our common stock. The investment agreement allows us to sell, and requires Goldbridge Capital to purchase, up to $8,000,000 of our common stock during the 24-month period following the effective date of the registration statement to which this prospectus relates. Our ability to require Goldbridge Capital to purchase our stock is subject to certain limitations based on the market price and trading volume of our common stock. The maximum number of shares we can put at any one time is 15% of the cumulative trading volume during the 20 days following delivery of a put date. Based on the applicable notice and valuation periods, we can make approximately nine put requests a year.

     Beginning on the date that the registration statement to which this prospectus relates is declared effective by the SEC, we may, at our sole discretion, sell or "put" shares of our common stock to Goldbridge Capital at a purchase price equal to the lesser of (1) the market price for that put, minus $0.10, or (2) 90% of the market price. The "market price" is defined as the volume weighted average price of our common stock for the five days having the lowest volume weighted average price during the 20 consecutive trading days after the put date set by us in an advance put notice that we deliver to Goldbridge Capital. Goldbridge Capital may resell all or a portion of the shares purchased using this prospectus.

     For more details on the maximum put amount, the calculation of the purchase price, and the number of shares we will sell, see "Investment Agreement" beginning on page 19.

     We are registering the shares of common stock issuable to Goldbridge Capital under the investment agreement. These securities may be offered for sale from time to time by means of this prospectus by or for the account of Goldbridge Capital. We will prepare and file amendments and supplements to this prospectus as may be necessary in order to keep this prospectus effective as long as the selling shareholders hold shares of our common stock or until these shares can be sold under an appropriate exemption from registration. We have agreed to bear the expense of registering the shares.



Common stock outstanding prior
      to this offering..............................          9,081,400 shares

Common stock offered by
      selling shareholders..........................          5,950,000 shares

Common stock to be outstanding
      after the offering............................          15,031,400 shares (1)

Use of Proceeds.....................................          We will not receive any proceeds from the sale of the common stock offered pursuant to this prospectus.

Plan of Distribution................................          The offering of our shares of common stock is being made by our shareholders who wish to sell their shares. Sales of our common stock may be made by the selling shareholders in the open market or in privately negotiated transactions and at discounted prices, fixed prices, or negotiated prices.

Risk Factors........................................          There are significant risks involved in investing in our company. For a  discussion of risk factors you should consider before buying our common  stock, see  "Risk Factors" beginning on page 7.


      (1) The number of shares of our common stock outstanding after this offering is based on our shares of common stock outstanding as of June 30, 2001, after giving effect to: (1) the issuance of 5,000,000 shares to Goldbridge Capital pursuant to the investment agreement and (2) the issuance of 750,000 shares upon exercise of currently outstanding warrants. The common stock to be outstanding after this offering does not include: (1) up to 1,000,000 shares that may be issued in connection with the acquisition of Crossroads Environmental, (2) up to 1,000,000 shares that may be issued upon conversion of our Series A 8% convertible preferred stock issued in connection with the VISI acquisition, (3) 750,000 shares that may be issued upon exercise of warrants issued to the management and employees of VISI, and (4) approximately 167,259 shares that may be issued upon exercise of options held by VISI employee's, and 114,000 shares that may be issued upon conversion of outstanding shares of our Series B convertible preferred stock.

                    Summary Historical Financial Information

           The following table presents our summary historical information. You should read the information set forth below in conjunction with "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operation," and our financial statements and the notes to those financial statements included elsewhere in this prospectus. Because we plan to change our business strategy, year-to-year comparisons may not be an accurate indicator of our future performance.

           We have incurred losses in the past and expect to incur losses for the foreseeable future. We currently have an accumulated deficit of $1,477,120 as of June 30, 2002. Our common stock trades in the over-the-counter market. There is, currently, not an active public market for our stock and we cannot assure you that one will develop.



                                                                         Year Ended
                                                                        December 31,                         Six Months
                                                                        ------------                           Ended
                                                                 2000                   2001                June 30, 2000
                                                                 ----                   ----                -------------

Statement of Operations Data:
Commission income........................................   $   558,782            $       --            $         --
Net income (loss) from operations.......................        166,964               (555,868)              (150,268)
Other income (expense), net..............................      (332,507)              (574,566)               (32,110)
Net income (loss).......................................      $(165,543)           $(1,130,434)          $   (182,378)
Basic and dilutive net income loss
      loss per common share..............................        $(0.02)                $(0.13)                $(0.02)
Weighted average common shares
      outstanding (basic and diluted)....................      8,016,427             8,543,600              9,081,400

                                                                                                            June 30, 2002
                                                                                                            -------------
Balance Sheet Data:
Cash and cash equivalents................................                                                $          --
Working capital..........................................                                                       395,606
Total assets.............................................                                                       526,271
Total liabilities........................................                                                       501,784
Total stockholders equity................................                                                     $  24,487


                                  RISK FACTORS

           An investment in our common stock involves a high degree of risk. You should consider carefully the following risks together with the other information contained in this prospectus before you decide to buy our common stock. If any of the risks actually occur, our business, results of operation, and financial condition would likely suffer. This could cause the market price of our common stock to decline, and you may lose all or part of the money you paid to buy our common stock.

We have never been profitable, and there is a risk that we may never become profitable.

           We have incurred net losses and have not been profitable since the early 1990s. We incurred net losses of $182,378 for the six months ended June 30, 2002, and $1,130,434 for the year ended December 31, 2001. As of June 30, 2002, we had an accumulated deficit of approximately $1.5 million. Our losses have resulted from operating losses and expenses incurred over the past two years while changing our business strategy from real estate development to the acquisition of other companies that are profitable and can support our cost structure. We have no history of operations or profits in either the aerial photography or retail propane distribution businesses. There is a risk that we may never become profitable. If we are not able to become and remain profitable, you may lose your entire investment.

The letters of intent that we have entered into are not binding, and there is a risk that we will not be able to meet the terms and conditions to consummate any of these acquisitions.

           We have entered into a number of letters of intent and purchase agreements to acquire other businesses. Each of the letters of intent is non-binding and subject to a number of terms and conditions that we must satisfy prior to closing including that we obtain the necessary financing to pay the purchase price. There is a risk that we will not be able to meet all of the necessary terms and conditions to close any of the transactions subject to a letter of intent or purchase agreement. If we cannot complete the acquisition of retail propane distributors, we will not be able to carry out our business plan.

We will need to raise additional funds in the future for our operations; and if we cannot secure additional funds, we may not be able to support our operations, and you could lose your entire investment.

           We will need to raise additional funds in the future for our operations. To raise additional capital, we may sell additional equity securities, accept debt financing, or obtain financing through a bank or other entity. There is no limit as to the amount of debt we may incur nor have we set a limit on our debt-to-equity ratio. If we need to obtain additional financing, it may not be available or it may not be available on terms acceptable to us. An offering of our securities may not be successful. If additional funds are raised through the issuance of additional stock, there may be a significant dilution in the value of our outstanding common stock. To implement our business plan, we will need a minimum of $9.7 million. If we are unable to obtain additional financing, we may have to curtail or suspend operations, and you could lose your entire investment.

We have a limited operating history that may make it difficult for us to compete with larger and more experienced competitors and for our management to make appropriate business decisions or adapt to changing market conditions.

           We have only been operating in the aerial photography and retail propane distributor businesses for a short time and have not yet gained substantial knowledge or experience. Our lack of operating history may give us a disadvantage as we attempt to compete with larger, older, more experienced competitors. Limited experience may also affect the ability of our management team to make the best decisions as they implement our business plan and it may limit their ability to adapt quickly to changing market conditions. If we cannot compete effectively, make incorrect business decisions, or are unable to adapt to changing market conditions, we will not be able to successfully carry out our business plan and you could lose your investment

The exercise of our put rights to Goldbridge Capital may substantially dilute the interests of other security holders. The number of shares that can be put to Goldbridge Capital increases as the price of our stock falls. Shareholders would experience significant dilution if we were to put the maximum number of shares possible to Goldbridge Capital under the investment agreement.

           The investment agreement with Goldbridge Capital is not based upon a fixed number of shares, but a fixed dollar amount. Because we are allowed to put shares to Goldbridge Capital at a discount to the market price, we may decide to put a greater number of shares to them in order to raise needed capital even if the price of our stock falls. We may put shares to Goldbridge Capital under the investment agreement at prices as low or lower than $0.09 per share. If shares are put to Goldbridge Capital at this price or at any price near such price, other shareholders will experience significant dilution. We are currently authorized to issue up to 100 million shares of common stock. By filing a new registration statement in the future, we could increase the number of shares available to put to Goldbridge Capital from the 5,000,000 shares registered in this offering up to a maximum of all authorized but unissued shares, currently more than 80,000,000 shares. The 5,000,000 shares that we are registering to put to Goldbridge Capital under this offering represent only 6.3% of the currently authorized shares that we could put to them if we file an additional registration in the future. If 80,000,000 or more shares were put to Goldbridge Capital under the investment agreement, the current shareholders would be left with less than 10.2% of the issued and outstanding shares of the company. Because of the option we have to sell shares to Goldbridge Capital at very low prices, a substantial risk of dilution exists for shareholders, which could cause a significant reduction in the value of their shares.

The sale of large amounts of our common stock, including by Goldbridge Capital, which may sell common stock at any price or time, could reduce the price of our common stock and encourage short sales.

           When we exercise our put rights and sell shares of our common stock to Goldbridge Capital, they may resell the stock they purchase from us at a price and time determined by them without limitation. If they do, our common stock price may decrease because of the additional shares available in the market. If we decide to exercise our put rights to Goldbridge Capital while the price of our stock is low, we must issue more shares of our common stock for any given dollar amount received from Goldbridge Capital. In addition, the timing of sales and the price at which Goldbridge Capital sells the shares could have an adverse effect upon the public market for our common stock. See "Plan of Distribution."

Outstanding shares that are currently restricted from resale may be sold in the future, causing the market price of our common stock to decline significantly, even if our business is doing well.

           As of June 30, 2002, we had 9,081,400 shares of our common stock issued and outstanding. 992,600 of these shares are freely transferable. 6,535,477 shares are held by affiliates of the company who have held such shares for more than one-year and may sell the shares pursuant to Rule 144. Rule 144 provides, in essence, that a person holding "restricted securities" for a period of one year may sell an amount every three months equal to the greater of (a) one percent of the company's issued and outstanding shares, or (b) the average weekly volume of sales during the four calendar weeks preceding the sale. As restrictions on resale end, the market price of our common stock could drop significantly if the holders of these restricted shares sell them or are perceived by the market as intending to sell them.

           A total of 5,950,000 shares of our common stock are being registered for resale under this prospectus. The market price of our common stock could drop if substantial amounts of shares are sold in the public market. A drop in the market price could reduce the value of your investment and could require us to issue more stock than we otherwise would to raise capital. In addition, after a one-year holding period, shares we issue under Rule 144 to non-affiliates will become eligible for trading without any additional payment to us or any increase in our capitalization

In the future we may issue more shares of our common stock. This would reduce existing shareholders percentage of ownership and may reduce share value.

           We are authorized to issue 100 million shares of common stock and 20 million shares of preferred stock. If we issue all or part of our remaining authorized common stock or preferred stock this will result in dilution in the percentage of common stock held by existing shareholders. We may value any stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on the value of our shares.

We may be unable to obtain sufficient funds from Goldbridge Capital to meet our liquidity needs. If we are unable to obtain additional financing, we may have to curtail or suspend operations, and you could lose your entire investment.

           The future market price and trading volume of our common stock limits the rate at which we can obtain funding from Goldbridge Capital under the investment agreement. If volume is low the size of our put is limited, if the price becomes too low, even with adequate trading volume, it may become inefficient for us to make puts under the agreement. The investment agreement allows us to make puts at these low prices (as low or lower than $0.09 per share). We may be unable to satisfy the conditions contained in the investment agreement, which would result in our inability to draw down money on a timely basis, or at all. If the price of our common stock declines, or trading volume in our common stock is low, we will be unable to obtain sufficient funds to meet our needs. If we are unable to obtain additional financing, we may have to curtail or suspend operations, and you could lose your entire investment.

Since we have not paid any dividends on our common stock and do not intend to in the future, you will only realize a gain on your investment if the market price of our common stock increases.

           We have never paid, and have no intentions in the foreseeable future to pay, any cash dividends on our common stock. Therefore you, in all likelihood, will only realize a profit on your investment if the market price of our common stock increases in value.

Because shares of our common stock trade under $5.00, the application of the "penny stock rules" could adversely affect the market price of our common stock and may affect your ability to sell shares.

           Our common stock may be considered a penny stock. Penny stocks generally are securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the Nasdaq stock market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Our securities may be subject to "penny stock rules" that impose additional sales practice requirements on broker-dealers who sell penny stock securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of penny stock securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the "penny stock rules" require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock rules" may restrict the ability of broker-dealers to sell our securities and may have the effect of reducing the level of trading activity of our common stock in the secondary market.

Because there has been a limited market for our common stock and an active market may not develop or be sustained, you may not be able to sell your shares or achieve liquidity in your investment.

           Prior to this offering, our shares have only been quoted on the Pink Sheets. If a more active public market for our common stock is not developed or sustained after this offering, the market price of our common stock may fall or may fail to materialize at all. If this happens you may lose part or all of the value of your investment. If no active public market in our stock develops, there will be limited liquidity and it may be hard to sell the stock you own. Furthermore, if a more active public market for our common stock is established, the prices could be subject to significant fluctuations in response to operating results and other factors.

The future market price of our common stock could be below the price you paid in this offering.

         The price you paid in this offering for common stock may not be indicative of future market performance and may bear no relationship to the price at which our common stock will trade in the future, if at all. Prices may fluctuate significantly and we do not know what the value of our common shares will be in the future.

           The trading price of our common stock may be highly volatile and could be subject to wide fluctuations in response to factors such as:

     -    new products or services by us or our competitors;

     - announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments; or

     - other general economic or stock market conditions, many of which are beyond our control.

           In addition, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of such companies. There can be no assurance that these trading prices and price earnings predictions will be sustained.

A small number of shareholders will own a significant portion of our common stock and will control us. This may discourage a potential acquirer from making a tender offer or otherwise attempting to acquire us.

           Prior to this offering, the officers and directors beneficially own approximately 72% of our stock. We have the right to sell up to 5,000,000 shares through puts to Goldbridge Capital. If we sold 5,000,000 shares to Goldbridge Capital and it continued to hold all 5,000,000 shares, it would beneficially own approximately 35.5% of our then issued and outstanding common stock, and together it and our current officers and directors would beneficially own approximately 82% of the issued and outstanding shares. These stockholders will control most matters requiring approval by our stockholders, including the election of our directors. As a result, these stockholders, acting together, have the ability to control substantially all matters submitted to our stockholders for approval, including the election and removal of directors and any merger, consolidation, takeover, or other business combination involving us, and to control our management and affairs. This may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control in an acquisition or takeover.

If we lost one or more of our key personnel, we might not be able to continue our business in accordance with our current plans.

           Our operations depend to a great extent on the management efforts and abilities of our officers and other key personnel and on our ability to attract new key personnel and retain existing key personnel who are integral to the management and operations of our intended acquisitions. There can be no assurance that we will be successful in attracting and retaining such personnel or that we will not incur increased costs in order to do so. Our failure to attract additional qualified employees or to retain the services of key personnel could have a material adverse effect on our business. See "Management."

Our articles of incorporation and bylaws contain certain provisions that could hinder a change in our corporate control.

           Certain provisions of our articles of incorporation and bylaws may discourage, delay or prevent a merger or acquisition that a stockholder may consider favorable. These provisions include:

     - allowing written stockholder actions only by 66-2/3 or greater consent;

     - a proscription against cumulative voting for directors by shareholders that would, otherwise, allow a minority of shareholders to elect director(s);

     - limitations on who may call annual and special meetings of the stockholders;

     -    a classified board of directors;

     - advance notice procedures with regard to stockholder proposals and nominations of candidates for election as directors; and

     - a provision that vacancies on the board of directors, including newly created directorships, be filled by a majority of directors then in office.

                RISKS RELATED TO THE AERIAL PHOTOGRAPHY BUSINESS

We may need to expend significant capital to keep pace with technological developments in our industry. If capital is not available, we may be at a competitive disadvantage.

           The remote sensing industry is constantly undergoing development and change and it is likely that new technology, whether embodied in new equipment or techniques, will be introduced in the future. In order to keep pace with any new developments, we may need to expend significant capital to develop or purchase new equipment or to train our employees in the new techniques.

Cancellations, reductions, or delays in customer orders may affect our results of operation.

           Our overall operating results are affected by many factors, including the timing of aerial survey contracts from large clients and the timing of capital expenditures to increase our capacity for gathering data in anticipation of future sales of products and services. A portion of our operating expenses are relatively fixed; however, a significant portion of our expense relating to aerial surveys are variable. Because we are new to the business, we must anticipate the future demand for our services based upon our discussions with clients. Cancellations, reductions, or delays in orders by a client or group of clients could have a material adverse effect on our business, financial conditions, and results of operation.

Protection and preservation of our intellectual property rights is critical to the success of our business. Any failure by us to protect our intellectual property could enable our competitors to market products and services with similar features that may reduce demand for our products and services.

           Our success in marketing and selling our products and services and in distinguishing our products from those of our competitors depends, in part, on the strength of our intellectual property rights. Any violation of our intellectual property rights, or allegations that we are violating a third party's intellectual property rights, could have a material adverse effect on our business and results of operation. Policing unauthorized use of our intellectual property is difficult, and we cannot be certain that the steps we have taken to prevent misappropriation of our technology. We cannot assure you that our competitors will refrain from using our intellectual property in violation of our rights. Others may develop technologies that are similar or superior to our technology or design around the trade secrets we own. We may be required to take legal action against third parties that infringe on our intellectual property rights. Any such litigation could involve substantial capital expenditures and divert management's time and attention and the outcome of any such litigation may be adverse to us.

Competitive pressures may adversely affect our operating revenues.

           We have numerous competitors in the aerial photogrammetry services markets. In the commercial arena, most aerial photography competition comes from 150 localized, privately held, traditional film companies belonging to the Management Association for Private Photogrammetric Surveyors (MAPPS). Some of the larger MAPPS firms, such as EarthData Aviation and Technologies, have estimated revenues in the $50 million range. Four companies have either launched or announced plans to launch high-resolution commercial remote sensing satellites. They are Earthwatch Inc., Space Imaging, Inc., Orbital Imaging Corp., and ImageSat International. While these competitors have initially focused their services on government agencies and large commercial projects, as they develop they could expand their services into markets that compete with us. Earth Search Sciences, Inc., which uses both airborne and satellite systems and has historically concentrated on remote sensing for oil and mineral exploration, has announced plans to pursue other industries such as land use development, environmental remediation and monitoring, agriculture, disaster assessment, marine sciences, and military sciences. Some of our competitors have substantially greater financial and other resources than we do. Competitive pressures may materially adversely affect our operating revenues and in turn, our business and financial condition.

           RISKS RELATED TO THE RETAIL PROPANE AND ASSOCIATED BUSINESSES

Decreases in the demand for propane because of warmer weather may adversely affect our financial condition and results of operations.

           Weather conditions have a significant impact on the demand for propane for both heating and agricultural purposes. Many of our propane customers may rely heavily on propane as a heating fuel. The volume of propane sold is at its highest during the six-month peak heating season of October through March and is directly affected by the severity of the winter weather. We estimate that approximately two-thirds of our annual retail propane volume will be sold during these months. Actual weather conditions can vary substantially from quarter to quarter and year to year, significantly affecting our financial performance. Furthermore, warmer than normal temperatures in our service area can significantly decrease the total volume of propane we sell. Consequently, our operating results may vary significantly due to actual changes in temperature. Weather conditions in any quarter or year may have a material adverse effect on our operations.

Sudden and sharp propane price increases that cannot be passed on to customers may adversely affect our profits, income, and cash flow.

           The retail propane business is a "margin-based" business in which gross profits depend on the excess of sales prices we receive over our propane supply costs. As a result, our profitability will be sensitive to changes in wholesale prices of propane caused by changes in supply or other market conditions. Propane is a commodity, and, as such, its unit price is subject to volatile changes in response to changes in supply or other market conditions. We have no control over these market conditions. Consequently, the unit price of the propane that we and other marketers purchase can change rapidly over a short period of time. In general, product supply contracts permit suppliers to charge posted prices at the time of delivery or the current prices established at major storage points such as Mont Belvieu, Texas and Conway, Kansas. Because our profitability will be sensitive to changes in wholesale propane supply costs, it will be adversely affected if we cannot pass on increases in the cost of propane to our customers. Due to competitive pricing in the industry, we may not be able to pass on product cost increases to our customers immediately, or in full. In addition, high product prices may lead to customer conservation or conversion to alternative energy sources, resulting in reduced demand.

The highly competitive nature of the retail propane business could cause us to lose customers, thereby reducing our revenues.

           We will have competitors and potential competitors who may be larger and have substantially greater financial resources than we do, which may provide them with some advantages. Also, because of relatively low barriers to entry into the retail propane business, numerous small retail propane distributors, as well as companies not engaged in retail propane distribution, may enter our markets and compete with us. Competition in the past several years has intensified, partly as a result of warmer-than-normal weather and general economic conditions. Most of our propane retail branch locations will compete with several marketers or distributors. The principal factors influencing competition with other retail marketers are:

     -    price,

     -    reliability and quality of service,

     -    responsiveness to customer needs,

     -    safety concerns,

     -    long-standing customer relationships,

     -    the inconvenience of switching tanks and suppliers, and

     -    the lack of growth in the industry.

           We can make no assurances that we will be able to compete successfully on the basis of these factors. If a competitor attempts to increase market share by reducing prices, we may lose customers, which would reduce our revenues.

Competition from alternative energy sources may cause us to lose customers, thereby reducing our revenues.

           Competition from alternative energy sources, including natural gas and electricity, has been increasing as a result of reduced regulation of many utilities, including natural gas and electricity. Propane is generally not competitive with natural gas in areas where natural gas pipelines already exist because natural gas is a less expensive source of energy than propane. The gradual expansion of natural gas distribution systems and availability of natural gas in many areas that previously depended upon propane could cause us to lose customers, thereby reducing our revenues. In addition, we cannot predict the effect that development of alternative energy sources might have on our operations.

Terrorist attacks, such as the attacks that occurred on September 11, 2001, have resulted in increased insurance and security costs and may result in additional costs in the future and reduce our net income.

           The impact that the terrorist attacks of September 11, 2001 may have on the energy industry in general, and on us in particular, is not known at this time. Uncertainty surrounding military actions may affect our operations in unpredictable ways, including disruptions of fuel supplies and markets, particularly oil, and the possibility that infrastructure facilities, including pipelines, production facilities, processing plants and refineries, could be direct targets of, or indirect casualties of, an act of terror. We may have to incur additional costs in the future to safeguard certain of our assets.

           The terrorist attacks on September 11, 2001 and the changes in the insurance markets attributable to the September 11 attacks may make certain types of insurance more difficult for us to obtain. We may be unable to secure the levels and types of insurance we would otherwise have secured prior to September 11, 2001. There can be no assurance that insurance will be available to us without significant additional costs. A lower level of economic activity could also result in a decline in energy consumption, which could adversely affect our revenues or restrict our future growth. Instability in the financial markets as a result of terrorism or war could also affect our ability to raise capital.

Energy efficiency and technology may reduce the demand for propane and our revenues.

           The national trend toward increased conservation and technological advances, including installation of improved insulation and the development of more efficient furnaces and other heating devices, has adversely affected the demand for propane by retail customers. Future conservation and efficiency measures or technological advances in heating, conservation, energy generation, or other devices might reduce demand for propane and our revenues.

The propane business is highly regulated. New or stricter environmental, health, or safety regulations may increase our operating costs and reduce our net income.

           The propane business is subject to a wide range of federal, state, and local environmental, transportation, health and safety laws and regulations governing the storage, distribution, and transportation of propane. We may have increased costs in the future due to new or stricter safety, health, transportation, and environmental regulations or liabilities resulting from non-compliance with operating or other regulatory permits. The increase in any such costs will reduce our net income.

We will be subject to operating and litigation risks that could adversely affect our operating results to the extent not covered by insurance.

           We will be subject to all operating hazards and risks normally associated with handling, storing, transporting, and delivering combustible liquids such as propane for use by consumers. As a result, we may be a defendant in various legal proceedings and litigation arising in the ordinary course of business. Our insurance may not be adequate to protect us from all material expenses related to potential future claims for personal injury and property damage or that insurance will be available in the future at economical prices. In addition, the occurrence of a serious accident, whether or not we are involved, may have an adverse effect on the public's desire to use our products.

We may not be able to make attractive acquisitions or integrate acquired companies, and our inability to do so would limit our growth.

           The retail propane industry is not a growth industry because of increased competition from alternative energy sources. In addition, because of long-standing customer relationships that are typical in the retail home propane industry, the inconvenience of switching tanks and suppliers and propane's higher cost relative to other energy sources, such as natural gas, we may have difficulty in increasing our customer base other than through acquisitions. There is significant competition for acquisitions among publicly traded master limited partnerships engaged in the propane distribution business. While our business strategy includes internal growth, we expect our growth to depend principally upon our ability to acquire other retail propane distributors at attractive prices, to successfully integrate them into our existing operations, and to make cost-saving changes. We cannot be sure that we will identify attractive acquisition opportunities. If we do, we cannot be certain that we will be able to complete these acquisitions on commercially acceptable terms or that any acquisitions will not be dilutive to earnings. In particular, competition for acquisitions in the propane business has intensified and become more costly.

           If we acquire another business, we could have difficulty integrating its operations, systems, management and other personnel, and technology with our own. These difficulties could disrupt our ongoing business, distract our management and employees, increase our expenses, and affect our results of operations. Even if these difficulties could be overcome, we cannot assure you that the anticipated benefits of any acquisition would be realized.

           In addition, we may incur debt or issue equity securities to pay for any future acquisitions. Our ability to incur debt to finance acquisitions may be restricted by some of the covenants contained in our debt agreements. In addition, our access to capital and our acquisition activities also may be limited to the extent that our operating and financial results are adversely affected by warm winter weather or other factors. The issuance of equity securities could be dilutive to existing stockholders and could reduce the value of their shares.

                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

           This prospectus contains statements about future events and expectations that constitute "forward-looking statements." For example, statements included in this prospectus regarding our financial position, business strategy, and other plans and objectives for future operations, and assumptions and predictions about future demand for our services and products, supply, costs, marketing, and pricing factors are all forward-looking statements. When we use words like "intend," "anticipate," "believe," "estimate," "plan," or "expect," we are making forward-looking statements.

           We believe that the assumptions and expectations reflected in the above stated forward-looking statements are reasonable, based on information available to us on the date of this prospectus, but we cannot assure you that these assumptions and expectations will prove to have been correct or that we will take any action that we may presently be planning. We have discussed certain important factors that could cause our actual results to differ materially from our current expectations under "Risk Factors" and elsewhere in this prospectus. You should understand that forward-looking statements made in connection with this offering are qualified by these factors. We are not undertaking to publicly update or revise any forward-looking statement if we obtain new information or upon the occurrence of future events or otherwise.

           You are cautioned not to place reliance on forward-looking statements, which reflect management's analysis only as of the date of this prospectus. We assume no obligation to update forward-looking statements.

           The safe harbor for forward looking statements made by an issuer provided by Section 27A(c) of the Securities Act and Section 21E(c) of the Securities Exchange Act does not apply to a forward-looking statement that is made with respect to the business or operations of an issuer if the issuer issues penny stock. Until our common stock trades at a price of $5.00 per share or greater or is listed on a national securities exchange or quoted on the Nasdaq stock market, it will be considered a penny stock and we will not be entitled to rely on the safe harbor for forward looking statements.

                             MARKET FOR COMMON STOCK

           As of September 30, 2002, we had 9,081,400 shares of common stock outstanding held by 131 stockholders of record. Our common stock is traded in the over-the-counter market and quoted under the symbol "TCRI." Prior to September 21, 2001, our common stock traded in the over-the-counter market under the symbol "EZUT." Our common stock is quoted on the "Pink Sheets, " which is a centralized quotation service operated by Pink Sheets LLC (formerly the National Quotation Bureau, LLC) that collects and publishes market maker quotes for over-the-counter securities that are distributed to broker/dealers and available on the Internet. The Pink Sheets does not impose listing standards or requirements, does not provide automatic trade executions, and does not maintain relationships with quoted issuers. Issuers whose securities are quoted on the "Pink Sheets" may experience a loss of market makers, a lack of readily available "bid" and "asked" price for their securities, and a general loss of liquidity in their securities.

           The following table set forth, for the periods indicated, the high and low bid information for the common stock. These bid prices were obtained from Pink Sheets LLC, reflect interdealer prices, without retail markups, markdowns, or commissions and may not necessarily reflect actual transactions. Based on the very limited public float and trading in our common stock, we believe that such data is anecdotal and may bear no relation to the true value of our common stock or the range of prices that would prevail in a liquid market.



    Year          Quarter          High Bid           Low Bid         Year           Quarter          High Bid           Low Bid
    ----          -------          --------           -------         ----           -------          --------           -------

    2001            1st              $ --              $ --           2002             1st              $0.33             $0.10
    2001            2nd                --                --           2002             2nd               0.55              0.08
    2001            3rd              0.63              0.63           2002             3rd               0.35              0.20
    2001            4th              1.25              0.25           2002             4th               0.22              0.13




                                 USE OF PROCEEDS

           We will not receive any proceeds from the sale of the shares by Goldbridge Capital or the other selling shareholders.


                                DIVIDEND POLICY.

           We have not paid any dividends on our common stock, and it is not anticipated that any dividends will be paid in the foreseeable future. Our board of directors intends to follow a policy of using retained earnings, if any, to finance our growth. The declaration and payment of dividends in the future will be determined by our board of directors in light of conditions then existing, including our earnings, if any, financial condition, capital requirements and other factors.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATION.

           The following discussion should be read along with our financial statements, which are included in another section of this prospectus. This discussion contains forward-looking statements about our expectations for our business and financial needs. These expectations are subject to a variety of uncertainties and risks that may cause actual results to vary significantly from our expectations. The cautionary statements made in this Report should be read as applying to all forward-looking statements in any part of this prospectus. Since we are changing our business strategy, our reported financial information at December 31, 2001, and for the two years then ended may not be necessarily indicative of our future operating results or future financial condition.

Plan of Operations

           During the next 12 months our plan of operations includes solidifying the operations of Visual Intelligence and bringing it to a break even level for cash flow and pursuing the acquisitions in the retail propane distribution business that we have identified. As part of the Visual Intelligence acquisition, we invested $250,000 in working capital in Visual Intelligence at closing and committed to provide $500,000 of additional working capital support during the balance of 2002.

           To consummate the letters of intent and purchase agreements, which we have executed for retail propane and other businesses, we will require approximately $9.7 million cash.

           We will have to raise additional funds for all of these capital requirements.

           We do not consider the proposed acquisitions of Myriad Gas, the Mallory Companies, Vista Propane, or Crossroads Environmental as "probable" as defined in paragraph 3 of Statement of Accounting Standards No. 5, Accounting for Contingencies.

Results of Operations for year ending December 31, 2001.

           During the year ended December 31, 2001, we had no commission income compared to commission income of $558,782 for 2000 from consulting services. Our predominant effort for 2001 consisted of the analysis of various industries in which to invest, seeking a balance of direction (the business upon which we will focus) and compatibility (blending a balance of established, sustained, less cyclical, repeating revenue), and higher margin and growth potential. We researched and found a vehicle, EZUtilities Corp., with which to merge, and began final due diligence, business planning, and capital formation efforts. Over the course of 2001 we contacted and met with numerous private equity funds, mezzanine debt funds, financiers, and angel investors to locate sources of capital that would be suitable for our acquisition strategies. During this period we were introduced to Goldbridge Capital. In addition, the transactions we have pursued in the aerial photography and retail propane distribution businesses resulted from contacts made during this period. General and administrative expense increased $164,050 or 41.9% from $391,818 in 2000 to $555,868 in 2001. This increase is primarily attributable to our increased efforts in pursuing potential acquisition candidates and financing sources rather than on our prior business. The balance of our time and effort was consumed with preparation for the acquisition of operating companies and procuring financing. We had a net loss from operations of $555,868 in 2001 compared to net income from operations of $166,964 in 2000.

           Other expenses increased $222,059 or 73.1% from $332,507 in 2000 to $554,566 in 2001. This increase was attributable to costs associated with our recapitalization and merger with EZUtilities Corp. in the amount of $422,090 offset by a decrease in loss of investments from $303,921 in 2000 to $107,874 in 2001. Interest expense and interest income were stable from year-to-year.

           Our total net loss for the year ended December 31, 2001, was $1,130,434 compared to a net loss of $165,543 in 2000. This significant increase was attributable to the decline in commission income and the expense incurred in connection with the recapitalization. Net loss per share increased from $(0.02) per share in 2000 to $(0.13) per share in 2001.

Results of Operation for the Six Months Ended June 30, 2002

           During the six months ended June 30, 2001 and 2002, we had no commission income. Our predominant effort during the first six months of 2002 continued to be contacting and meeting with private equity funds, mezzanine debt funds, financiers, and angel investors to locate sources of capital that would be suitable for our acquisition strategies and developing potential acquisition candidates. During this period we executed a letter of intent with respect to Visual Intelligence and two retain propane businesses. General and administrative expense increased $60,062 or 66.6% from $90,206 in 2001 to $150,268 in 2002. This increase is primarily attributable to our increased efforts in preparation for the acquisition of operating companies and procuring financing. We had a net loss from operations of $150,268 during the first six months of 2002 compared to a net loss from operations of $90,206 in 2001.

           Other expenses, net increased $31,877 from $233 in 2001 to $32,110 in 2002. This increase was attributable to increased interest costs and an investment loss. In 2001 we also realized a gain on investments of $17,459.

           Our total net loss for the six months ended June 30, 2002, was $182,378 compared to a net loss of $90,439 in 2001. This increase was attributable to the expenses incurred in connection with developing potential acquisitions targets and pursuing financing. Net loss per share increased from $(0.01) per share in 2001 to $(0.02) per share in 2002.

Liquidity and Capital Resources

           At June 30, 2002, we had no cash or cash equivalents on hand and short-term investments of $395,606, comprised of 100,000 shares of American Energy Services, Inc. (OTC: AEYS) and 200,000 shares of Sabine Resources, Inc. These shares were received as compensation in connection with consulting services provided to these businesses. American Energy Services, Inc. is a manufacturer of custom-engineered flow control valves and a retail distributor of finished valves and flanges. The Company's corporate offices are located in Houston, Texas. Sabine Resources, Inc., is a private corporation engaged in the development and operation of natural gas, non-hazardous oilfield, and hazardous waste disposal facilities and the acquisition and construction of natural gas pipelines for enhanced development, operation, and marketing opportunities in the United States. James H. Short, a Vice President of Sabine Resources, is one of our directors.

           In 2001 and the first quarter of 2002, we were funded with advances from our stockholders of $152,030 in 2001 and $52,057 in the first six months of 2002 and the proceeds of the sale of 19,302 shares of common stock in 2001 in the amount of $47,125. In addition, we issued 1,239,361 shares of common stock for services valued at $690,042. The advances from stockholders were made on a 50/50 basis by B. Britt Brooks and H.L. Schulle .

           To fund our required working capital contribution to Visual Intelligence we borrowed $265,000 from Sabine Resources, Inc., pursuant to the terms of a note that bears interest at the rate of 7.5% per annum and is payable on December 17, 2002. The note is secured by a pledge of 300,000 shares of common stock of Sabine Resources, Inc., including the 200,000 shares that we own.

           On July 25, 2002, we entered into an investment agreement with Goldbridge Capital that will allow us, subject to specific conditions, to put or sell up to $8,000,000 of our common stock to them over a two-year period. In order to sell shares to Goldbridge Capital under the investment agreement we must have an effective registration statement on file with the SEC, we must have sufficient liquidity in our stock, and we must meet certain other minimum requirements under the agreement. We plan to use the proceeds that we may receive from the sale of shares to Goldbridge Capital to finance acquisitions and implement our business plan.

           As of June 30, 2002, our significant financial commitments or capital requirements include $258,769 in notes payable to stockholders and the current portion of long-term debt in the amount of $180,341. The notes payable to stockholders bear interest at 5% per annum and are payable on demand. The long-term debt was incurred in connection with our prior real estate operations, bears interest at the rate of 12% per annum, is payable in monthly installments of principal and interest in the amount of $1,234, if no demand is made, matures on July 15, 2029, and is secured by the residential lots we own. The payee of the note may demand payment upon giving five days prior written notice to TCRI.

           Our working capital requirements and cash flow from operations are expected to vary from quarter to quarter, depending on the success of marketing activities, operating expenses, capital expenditures, and other factors. We will need to raise substantial additional capital in order to succeed and to continue in business. Since inception, we have experienced negative cash flow from operations and will continue to experience negative cash flow for some time in the future. It is not expected that the internal source of liquidity will improve until significant net cash is provided by operating activities, and until then, we intend to rely upon external sources for liquidity. As of June 30, 2002, our sources of external and internal financing are limited. Our primary source of capital is currently our major stockholders, B. Britt Brooks and H.L. Schulle and a limited number of accredited investors.

           We may, in the future, experience significant fluctuations in our results of operations. We will be required to obtain additional debt and equity financing or our illiquidity could suppress the value and price of our shares if and when a market for those shares becomes available.


                              INVESTMENT AGREEMENT

           On July 25, 2002, we entered into an investment agreement with Goldbridge Capital, LLC in order to establish a possible source of funding for working capital and acquisitions. The investment agreement establishes what is sometimes also referred to as an equity drawdown facility.

           Under the investment agreement, Goldbridge Capital has agreed to purchase up to $8,000,000 of our common stock under a series of puts over a two-year period following the date of this prospectus. The 5,000,000 shares we are registering in this offering will be held by us until such time as we decide to put these shares to Goldbridge Capital. A copy of the investment agreement has been filed as an exhibit to the registration statement on Form SB-2 to which this prospectus relates. (See, "Where You Can Find More Information."

           Following the effective date of this registration, we will have the right to decide whether and when to sell shares to Goldbridge Capital under the investment agreement. When we decide to make a put to Goldbridge Capital, they are required to buy the shares we put to them under the terms of the investment agreement. We may decide in the future to sell all, part, or none of the 5,000,000 shares allotted under the investment agreement. If a market does not develop for our stock with sufficient trading volume to put shares to Goldbridge Capital, we will be unable to put any of the shares even if we wished to do so. Each put is limited to 15% of the cumulative trading volume during the 20-day pricing period, which begins on the put date.

           During the 20 trading days following a put request (which must be given at least 10 business days prior to the start of the 20-trading day period), we will calculate the amount of shares we will sell to Goldbridge Capital and the purchase price per share. The purchase price per share will be based on the volume weighted average price of our common stock for the five days having the lowest volume weighted average price during the 20 trading days immediately following the put date less a discount of the greater of 10% or $0.10. We have the right to establish a floor or minimum price below which we will not sell shares to Goldbridge Capital under each put. If we set a minimum price, trading volume on days during which shares trade at less that any minimum price are excluded from the volume calculation for purposes of the volume limitation on puts.

           Based on the applicable notice and valuation periods, we can make approximately nine put requests a year.

           Shares purchased under a put will be paid for on the 7th business day following the end of the 20-trading day pricing period. If during any six-month period during the term of the investment agreement, we do not put shares to Goldbridge Capital with an aggregate purchase price of at least $300,000, we are required to pay Goldbridge Capital the difference between $30,000 and 10% of the aggregate purchase price of shares for such period.

           If our stock fails to trade at the level of $1.00 or more, the maximum amount we can receive from each put will be a lesser percentage than we otherwise would receive. For example, if the market price during a put period were $0.60 we would receive only $0.50 per share. By contrast, if the market price during that same period is $1.00, we would receive $0.90 per share. The following table illustrates the effect that lower share prices would have on the book value of an investor's shares:



  Market Price (1)    Net to         Shares         Shares issued if    Total shares        Shares put to        Shareholders'
                      Company      outstanding      maximum puts to    after all puts    Goldbridge Capital     equity per share
                                  prior to any     Goldbridge Capital                      as a percent of            (5)
                                    puts (2)             (3)(4)                            total shares(4)
------------------ ------------ ---------------- -------------------- ----------------- ---------------------- -------------------
   None                 --         9,081,400               --               --                  --                $0.01
  $1.00                $0.90       9,081,400          8,888,888          17,970,288            49.5%               0.45
   0.50                 0.40       9,081,400         20,000,000          29,081,400            68.8                0.28
   0.25                 0.15       9,081,400         53,333,333          62,414,733            85.4                0.13
   0.19                 0.09       9,081,400         88,888,888          97,970,288            90.7                0.08




(1) The market price is defined in the investment agreement as the volume weighted average price for the five days having the lowest volume weighted average price during the pricing period. These market prices are for the purpose of illustration only and do not indicate our expectation that these prices will reflect the actual value of our stock in the market.

(2) We have the right to put shares to Goldbridge Capital over a two-year period. We may issue other shares for other purposes during this period that would affect the dilution experienced by investors.

(3) We may or may not decide to make the maximum number and size of puts allowed under the investment agreement. This assumes that we can and do make the maximum number and size of puts over the term of the investment agreement.

(4) Only 5,000,000 shares have been registered. In order to have the right to put shares in excess of this amount to Goldbridge Capital under the investment agreement, additional shares will have to be registered in the future.

(5) This assumes that we receive and hold the cash from our puts to Goldbridge Capital at the time of the calculation. Because puts will be made over a two-year period this assumption may not be correct. These numbers should be understood as illustrative only and not a representation of what will actually occur in the future.
..
           If we elect to make puts to Goldbridge Capital at extremely low prices, substantial dilution will occur. We can theoretically put more than 80,000,000 shares to Goldbridge Capital under the investment agreement. We are currently authorized by our articles of incorporation to issue up to 100 million shares of common stock. Prior to this offering we had 9,081,400 shares issued and outstanding. We are registering 5,000,000 shares in this offering, which represent approximately 6.25% of that maximum number of shares that could theoretically be put to Goldbridge Capital under the investment agreement without increasing the number of authorized shares. We can file a new registration statement to register additional shares in the future up to the total number of shares that we are authorized to issue at that time. In addition, shareholders could vote in the future to increase the number of authorized shares by amending the articles of incorporation. We currently believe that the 5,000,000 shares that we are registering will be sufficient. We based this decision on our evaluation of how much money we estimate we will need to reach our business goals and upon our best estimate of what we think our stock price will be after we are a reporting public company. Our cash needs may change in the future as we implement our plan and we do not know at what prices or volume our stock will trade in the market. You should be aware that we may register a large number of additional shares in the future in order to raise the funds we need if our original analysis proves inaccurate.

           Our ability to put shares to Goldbridge Capital and its obligation to acquire and pay for the shares of our common stock is subject to several conditions and limitations, including, but not limited to, the following:

     - The registration statement, of which this prospectus forms a part, has been declared effective by the SEC prior to the first date we put our common stock to Goldbridge Capital.

     - Our registration statement has become effective and remains effective on each put date and (a) neither we nor Goldbridge Capital has received notice that the SEC has issued or intends to issue a stop order with respect to the registration statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the registration statement, either temporarily or permanently, and (b) no other suspension of the use or withdrawal of the effectiveness of the registration statement or related prospectus will exist.

     - Our representations and warranties to Goldbridge Capital as set forth in the investment agreement, as amended, must be true and correct in all material respects as of the date of each put (except for representations and warranties specifically made as of a particular date). These representations include:

          (1)  That we are in good standing as a corporation;

          (2)  That our condition is as we described it to the underwriter;

          (3) That we had all proper corporate authorizations needed to enter into the investment agreement;

          (4) That the shares we issue to Goldbridge Capital in the future will be validly issued;

          (5) That we do not violate any provision of our by-laws or articles by entering into the investment agreement;

          (6) That we will file the necessary documents to become and remain a reporting company;

          (7)  That we have paid all taxes that we owe; and

          (8) That we have or will hire an independent auditing firm authorized to practice before the SEC.

     - We must perform, satisfy, and comply in all material respects with all covenants, agreements and conditions required by the investment agreement and the registration rights agreement dated.

     - The trading of our common stock has not been suspended by the SEC and our common stock has been approved for listing or quotation on and will actually be listed or quoted and not have been delisted from either the Pink Sheets, the BBX (Bulletin Board Exchange), or the OTC Bulletin Board or the principal market on which our common stock is quoted.

     - We have caused to be delivered to Goldbridge Capital, upon the delivery of a put advance purchase notice, an opinion of counsel in form and substance reasonably acceptable to Goldbridge Capital relating to the issuance of our common stock.

     - Goldbridge Capital is not required to purchase any shares if such a purchase would cause it to beneficially own more than 9.9% of the outstanding shares of our common stock.

           We may not be able to satisfy all of the conditions required under the Investment Agreement. We currently do not meet the requirements to make a put. Before we can make any put to Goldbridge Capital, we must have an effective registration statement in place, be quoted on the Pink Sheets, BBX, or OTC Bulletin Board or other exchange, and be current in all reports required by the SEC. The amount of shares that we can put to Goldbridge Capital depends on our trading price and trading volume.

           Goldbridge Capital is an "underwriter" within the meaning of the Securities Act in connection with the resale of the put shares registered under Rule 415. Broker-dealers who act in connection with the sale of the common stock may also be deemed to be underwriters. Profits on any resale of the common stock as a principal by such broker-dealers may be deemed to be underwriting discounts and commissions under the Securities Act. Any broker-dealer participating in such transactions as agent may receive commission from the selling shareholders (and, if they act as agent for the purchaser of our common stock, from such purchaser). Broker-dealers may agree with the selling shareholders to sell a specified number of shares of our common stock at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for any of the selling shareholders, to purchase as principal any unsold common stock at the price required to fulfill the broker-dealer commitment to any of the selling shareholders. Broker-dealers who acquire common stock as principal may resell the common stock from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, in negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at negotiated prices, and in connection with such re-sales may pay, to or receive from, the purchasers of such common stock commissions computed as described above. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees.

Grant of Warrants

           On July 25, 2002, prior to entering into the investment agreement, we issued warrants to purchase 750,000 shares of common stock at $0.40 per share to Goldbridge Capital as consideration for entering into the investment agreement. The exercise price is subject to adjustment on the first four six-month anniversaries to a price equal to 110% of the lowest closing price of the common stock during the ten trading days immediately preceding the six-month anniversary date. Warrants for 375,000 shares have vested. Of the balance of the warrants 93,750 shares vest on each of the first four six-month anniversary dates of issuance. Goldbridge Capital is not obligated to exercise any warrants.

           We believe that the fair value of these warrants using customary pricing models is approximately $142,500. The fair value of these warrants will be reflected in our financial statements and recorded as an expense during the quarter ended September 30, 2002.

Indemnification

           We have agreed to indemnify Goldbridge Capital against liabilities related to the offering, including liabilities under the Securities Act to the full extent allowed by law.

                             DESCRIPTION OF BUSINESS

Company Overview

           Our business plan is to acquire, consolidate, and grow businesses in related fields. Currently we are focusing on companies that provide products or services related to the petroleum and petrochemical fields. Three specific categories of businesses on which we are focusing our efforts are companies engaged in the retail distribution of propane and related equipment and supplies in rural areas of Texas and New Mexico, providing high resolution digital aerial mapping and photogrammetry (also referred to as geographic information or spatial imagery) services, and providing liquid waste disposal. Our intention is that our primary business will be the retail distribution of propane and related equipment and supplies.

           From 1981 until 2000, we operated as a full service real estate company, acquiring, structuring, developing, and selling real estate investments and residential properties for our account and others. We also engaged in various activities related to the development, operation, and production of oil and gas properties. In addition, we have conducted various investment banking activities by assisting other companies with their fund-raising efforts. In June 2001 we decided to discontinue and divest our real estate and oil and gas operations and to redirect our business strategies to other areas.

           Initially we directed our efforts at becoming a retail distributor of propane and related equipment and supplies in Texas and New Mexico. On June 24, 2002, we entered into an agreement to acquire an 85% interest in Myriad Gas Company, LLC, which operates a residential propane distribution system in Travis County, Texas. We have also entered into letter of intents to purchase: Vista Propane, LLC based in Midland, Texas, which services Midland, Big Spring, Colorado City, Sweetwater, and Hamlin, Texas, and Dawson Propane Company, Inc., Hunt County Propane Company, Inc., and Progas, Inc. (the "Mallory Companies"), which operate in Whitewright, Greenville, and southeast Dallas County, Texas.

           Our business strategy in this market is to acquire retail propane distributors in Central, West, and Southwest Texas and New Mexico and to extend and consolidate our presence in these markets. To address the seasonal nature of our business and its impact on our earnings and cash flow, we will also seek to acquire and develop related retail and service business lines. We also plan to continue to pursue internal growth of existing operations by acquiring new customers, retaining existing customers, and selling additional products and services to our customers.

           In June 2002, we became aware of a potential acquisition of a Houston company in the aerial mapping business with a number of clients in petroleum pipeline and transportation industries. On August 17, 2002, we completed an exchange offer for approximately 84% of the outstanding common stock of Visual Intelligence Systems, Inc. in exchange for approximately 840,000 shares of our Series A preferred stock. We intend to complete the exchange of the remaining shares of Visual prior to the end of the year. Visual Intelligence is an aerial information company that collects aerial mapping information using its own proprietary camera array and Lidar (topographical), global positioning (GPS) and combines the aerial information with underlying census/demographic information to provide a total information package to infrastructure developers, real estate developers, and linear asset holders (pipelines, rail lines, shipping and transportation companies) for monitoring and planning purposes.

           We have also entered into a Stock Purchase Agreement dated as of March 24, 2002, to acquire certain outstanding securities and indebtedness of Crossroads Environmental Corp., which owns a partially built non-hazardous wastewater disposal facility in the Houston, Texas area. This agreement is also subject to our obtaining the necessary financing to complete the transaction.

           Prior to 2001, our activities encompassed all phases of the real estate industry, including the acquisition of property as an investment and the acquisition and development of commercial and residential properties. We continue to hold approximately 130 residential lots located on Lake Holbrook approximately 25 miles northwest of Tyler, Texas in Northeast Texas. These lots are currently held for sale as a group. In September 2002, we entered into an agreement with Morgan International, Inc. to sell all of these lots for $342,200 pursuant to the terms of a promissory note bearing interest at the rate of 8% per annum, payable in monthly installments of $4,151.83, maturing on September 4, 2005, and secured by the lots that we sold.

Visual Intelligence Systems, Inc. (VISI)

           Visual Intelligence was incorporated in 1995 and markets digital color maps and aerial photographs with 6-inch resolution that are combined with relevant census and demographic data. VISI collects information about the earth's surface using aerial photography as well as other airborne sensors. VISI transforms that data into customized geographical information system (GIS) products and services. VISI collects aerial mapping information using its own proprietary camera array and Lidar(a) (topographical) and global positioning
(GPS) and combines the aerial information with underlying census/demographic information to provide a total information package to its clients, including infrastructure developers, real estate developers, and linear asset holders (pipelines, rail lines, shipping and transportation companies). VISI delivers high resolution digital orthorectified (corrected for the Earth's curvature) aerial maps with sub-meter accuracy throughout, using hardware and software systems developed and built internally over the past six years. Delivery can be made by conventional disk drive, digital tape, CD-ROM, or over the Internet. By combining non-traditional photogrammetric services with advanced data collection and processing techniques, VISI helps its clients solve complex business problems and enhance business processes.

           VISI's technology also allows the co-registering (tying together) of other digital data from multiple sources to the images collected. The core value of VISI's data gathering for its customer is summarized as "more data, tied together by the pixel, with more accuracy, delivered months quicker." By virtue of its proprietary software, VISI ties all information together at the pixel level. This unique tool allows VISI to deliver data for a given area on an a la carte basis.

           Conventional one-meter film photography is only required by U.S. Geological Survey (USGS) standards to be positionally accurate to plus or minus 12 meters throughout the delivered photography. Traditionally, plus or minus one meter positional accuracy has been obtainable only at predetermined and manned ground control points. Furthermore, the time to process traditional film data to correct it orthographically for true earth position has been lengthy. VISI's technology allows the acquisition and quick generation of high-resolution color and grayscale maps that are sub-meter in positional accuracy. In addition, non-photographic data that may be of high interest to a customer is married with the photographic data. As each digital pixel is tied to all data collected, VISI can dynamically accumulate, integrate, and process digitally collected vertical elevation data and spectral data associated with the imagery. All the images and data collected are tied dynamically to accurate positional information.

           VISI's plan for the next twelve months is to build up to an ongoing and consistent level of 2,000 miles per month of pipeline services in the U.S for routine, orthographically corrected digital imagery. Focus will also include military applications of VISI technology.

(a) Lidar is short for Light Detection and Ranging, a remote sensing technique that uses laser light to determine the height of objects on the ground. A pulse of laser light is directed from an airplane at the ground and the amount of light reflected from the ground is measured versus time. Knowing the speed of light, the time is converted into height.

           VISI has invested millions of dollars in proprietary camera systems, integration methodologies, processing software, data compression technologies, and data delivery mechanisms.

           VISI Technologies

           VISI has developed the following hardware-based proprietary technologies:

     - Crossed-eyed camera mount: A method of mounting multiple digital cameras so that one camera points to the middle, the left-mounted cameras point right and the right-mounted cameras point left. The number of cameras that can be mounted in this manner is unlimited. This results in a significant reduction of the area that is needed to view the area of interest.

     -    Virtual digital camera capability using pixel-locked clock technique:
          A technique using the pixel-locked clock capabilities offered by some digital cameras that enable synchronizing the taking of photographs, and other remote sensors, in a way that results in being able to treat multiple cameras and/or remote sensors as one device.

     - Real-time, multi-sensor, co-registration architecture: A multi-sensor data collection architecture that permits the synchronizing of multiple remote sensors via co-registration of the platform attitude (yaw, pitch, roll, yaw acceleration, pitch acceleration, roll acceleration, heading, and GPS position) with sensor controls and timing. This results in a significant improvement in the quality and precision of the data collected.

     - Real-time vehicle navigation system: A hybrid system that provides ultra precise navigation of data collection routes. This software is used to convert the platform attitude in real-time into a navigation display screen that enables the operator to be made instantly aware of maneuvers necessary to maintain a precision route in multi-dimensions. Navigator controlled use of the auto-pilot system on the platform may be used to augment the control of the platform's path to include programmatic interfacing into an aircraft's automatic pilot control system to automate the ultra precise navigation of data collection routes. This results in precision flying techniques that exceed the capability of a human controlled piloted aircraft. This technique applies to both piloted and un-manned piloted vehicles.

     - Air Recon III remote sensor data capture design: A comprehensive remote sensor data capture design that enables the acquiring of very precise imagery and measurement datasets. The use of on-platform GPS, Lidar, imagery capture devices, precision navigation methods, real-time platform attitude measurements, and one or more ground control GPS units, results in achieving a high precision remote sensory data.

           VISI has developed the following photography-based proprietary technologies:


     - Automated stitching of multiple digital camera photographs: A technique of turning two or more digital images into a single, ortho-rectified image. This creates a virtual digital camera system.

     - Automated real-time digital camera adjustment techniques: A technique that constantly monitors the exposure, intensity, luminance, and other digital camera settings and makes adjustments in real-time to provide a superior image product that responses to changing ambient conditions.

     - Automated gradient/luminance image correction filter: A technique that removes the luminance gradient artifact from multiple digital images and results in a superior imagery product.

     - Automated virtual digital camera system: A camera system that is made up of two or more digital cameras mounted in an array that, along with other VISI developed proprietary techniques, results in a virtual digital camera system.

     - Aircraft remote sensor mount: A mounting system for remote sensors on aircraft. A design that efficiently mounts onto an opening in the bottom of the aircraft and provides a rigid platform for mounting standard or custom sensors.

     - Automated color balancing of digital color photography: Techniques for automatically color balancing digital color photography for VISI's virtual digital camera system.

     - Automated image stitching software: Techniques, represented in a software package entitled STITCHG. This software system provides the ability to automatically stitch multiple images into a seamless mosaic without operator intervention.

     - Automated orthophoto micro-correction via opposite adjacent flight lines: Techniques that enable the automated micro-adjustment of orthophotos position via use of algorithms to identify and automatically correct positional errors.

     -    RGB color photography storage reduction via Bayer filter raw data:
          Techniques that store RGB color imagery data in its raw data format, which is currently a Bayer filter format. This results in a significant storage efficiency when compared to processing the data as RGB color.

     -    RGB color photography storage compression via Bayer filter raw data:
          Techniques that compress and store RGB color imagery data in its raw data format, which is currently a Bayer filter format. This technique results in significant storage size reductions for either compression schemes.

           VISI has developed the following Lidar-based technologies:


     - Automated quality assurance and quality control of Lidar datasets: A technique that allows for searching through a LIDAR dataset and identifying questionable readings. This results in 100% testing of LIDAR data instead of partial testing methods. This results in a superior quality control procedure that covers all the data.

     -    Automated Lidar micro-correction via opposite adjacent flight lines:
          Techniques that enable the automated micro-adjustment of Lidar position via use of algorithms and other techniques to identify and automatically correct positional errors.

     -    Automated Lidar micro-correction via quarter-quad comparison:
          Techniques that enable the automated micro-adjustment of Lidar position via use of algorithms that compare Lidar data with corresponding U.S. Geological Survey quarter-quad sheet data, resulting in improved horizontal and vertical accuracy.

           Competition

           The U.S. Commercial markets for aerial photography and associated services of interest to VISI are estimated to total approximately $1.6 billion annually. These markets include security documentation and evaluation, pipeline engineering and route documentation, real estate evaluations, environmental, regulatory and impact statements, facility selection and management information, resource evaluation, and the federal government. All need high quality, high positional accuracy photography and associated data that can be delivered quickly. Most of these markets are serviced by fragmented, highly localized firms. We believe that these markets gain benefits from increased resolution, better positional accuracy, and speed of delivery that VISI's technology can provide.

            In the commercial arena, most aerial photography competition comes from 150 localized, privately held, traditional film companies belonging to the Management Association for Private Photogrammetric Surveyors (MAPPS). Some of the larger MAPPS firms, such as EarthData Aviation and Technologies, have estimated revenues in the $50 million range.

           Eastman Kodak Company Aerial Imaging is in the process of filming 95 major U.S. cities on speculation. This project represents approximately 250,000 square miles of photography that Kodak intends to bank for resale. Positional accuracy is to USGS standards of plus or minus one meter at control points and plus or minus 12 meters throughout the imagery.

           Space Imaging, Inc., a joint venture of Lockheed Martin Corp., Raytheon, Inc., Mitsubishi Corp., Eastman Kodak Co., Singapore's Van Der Horst, the Swedish Space Corporation and other partners, operates the largest constellation of Earth imaging satellites and resells photogrammetric data obtained from its proprietary satellites under the CARTERRA(TM) brand name, primarily to the U.S. and foreign governments. Space Imaging's color data is not resolute with plus or minus four meters pixel resolution and positional accuracy of plus or minus twelve meters. Delivery of orthorectified data can be quite slow depending on the area of interest and is quite expensive.

Myriad Gas Company, LLC Purchase

           We entered into an agreement to purchase an 85% interest in Myriad Gas from Robert R. Shockley in exchange for the issuance of 100,000 shares of common stock and the future issuance of up to 200,000 additional shares of common stock if certain revenue levels are achieved by the business. However, because we were not able to fund the necessary working capital (approximately $75,000) for Myriad Gas to expand its operations, we have agreed not to complete this acquisition at this time. When we have arranged satisfactory financing, we intend to reopen are negotiations with Mr. Shockley with respect to this acquisition. However there is no assurance that Mr. Shockley will enter into a transaction with us at that time.

           Myriad Gas provides propane service to homes in new residential developments by installing a polyethylene pipe distribution system within the development, as well as liquid propane gas storage facilities and lateral distribution pipeline into the development. Myriad Gas owns and operates the system, providing gas services to the homeowners where natural gas is not available. Myriad Gas currently provides service to a limited number of residences and business in the Austin, Texas area. Myriad Gas has entered into agreements to provide propane service to five residential subdivisions that will include approximately 650 homes when fully built-out.

           Myriad Gas currently has one employee, Mr. Shockley.

Proposed Vista Propane LLC Purchase

           On June 26, 2001,we entered into a letter of intent with Earl R. Bruno, Jr., Beverly Bryant, Robert H. Marshall, and Randy L. Stevens to purchase all of the outstanding member interest of Vista Propane, LLC for $3,500,000 in cash and the assumption or restructuring of certain indebtedness. The letter of intent is contingent on our arranging financing for the transaction and does not restrict the ability of the sellers to accept an offer from a third party. The letter of intent is also subject to the conditions to be set forth in a definitive, legally binding purchase and sale agreement.

           Vista has operations in Midland, Big Spring, Colorado City, Sweetwater, and Hamlin, Texas. Vista Propane distributes propane, gasoline and diesel fuel to more than 4,500 customers.

Proposed Mallory Companies Purchase

           On April 30, 2002, we signed a letter of intent with Stan Mallory to purchase all of the outstanding shares of Dawson Propane Company, Inc., Hunt County Propane Company, Inc., and Progas, Inc. for $4,000,000 in cash. The letter of intent is contingent on our arranging financing for the transaction and does not restrict the ability of the sellers to accept an offer from a third party. The letter of intent is also subject to the conditions to be set forth in a definitive, legally binding purchase and sale agreement.

           These three companies operate in Whitewright, Greenville, and southeast Dallas County, Texas and currently provide retail propane distribution to approximately 3,000 customers. The Mallory Companies currently employ 21 individuals with eleven routes being served. All employees have contracts that include non-compete provisions.

Propane Industry Overview

           Propane, a by-product of natural gas processing and petroleum refining, is a clean-burning energy source recognized for its transportability and ease of use relative to alternative forms of stand-alone energy sources. The retail propane business in which we intend to operate consists principally of transporting propane to tanks located on a customer's premises. Retail propane use falls into three broad categories: residential, commercial and industrial, and agricultural. Residential customers use propane primarily for space and water heating, as well as central heating, clothes drying, cooking, air conditioning, and gas grills. Industrial customers use propane primarily as a fuel for vehicles, forklifts, and stationary engines, to fire furnaces, as a cutting gas, in mining operations, for temporary heat for constructions sites, nurseries and sporting events, power generation, hot-tar roofing, as a feedstock for plastic bags, and in other process applications. According to the National Propane Gas Association, there are an estimated 80,000 buses, taxis, and trucks using propane as an alternative fuel. Commercial customers, such as restaurants, motels, laundries, and commercial buildings, use propane in a variety of applications, including cooking, heating and drying. In the agricultural market, propane is primarily used for fuel for equipment, tobacco curing, crop drying, and poultry brooding.

           Propane is extracted from natural gas or oil wellhead gas at processing plants or separated from crude oil during the refining process. Propane is normally transported and stored in a liquid state under moderate pressure or refrigeration for ease of handling in shipping and distribution. When the pressure is released or the temperature is increased, it is usable as a flammable gas. Propane is both colorless and odorless; an odorant is added to allow for its detection. Propane is clean burning, producing negligible amounts of pollutants when consumed.

           The retail market for propane is seasonal because it is used primarily for heating in residential and commercial buildings. We expect that approximately 75% of our retail propane volume will be sold during the six-month peak-heating season from October through March. Consequently, sales and operating profits will be generated mostly in the first and fourth calendar quarters of each year.

           According to the National Propane Gas Association in 1999 the domestic retail market for propane was approximately 19.6 billion gallons. Household consumption was approximately 8 billion gallons, representing approximately 5% of household energy consumption in the United States. This level has not changed materially over the previous two decades. Propane competes primarily with electricity, natural gas, and fuel oil as an energy source, principally on the basis of price, availability, and portability. In certain parts of the country, propane is less expensive to use than electricity for space heating, water heating, clothes drying, and cooking. Propane is generally more expensive than natural gas on an equivalent British Thermal Unit (BTU) basis in locations served by natural gas, but serves as an alternative to natural gas in rural and suburban areas where natural gas is unavailable or portability of product is required. In addition, in some areas where natural gas is available, propane is used for certain industrial and commercial applications and as a standby fuel during interruptions in natural gas service. The expansion of natural gas into traditional propane markets has been inhibited by the capital costs required to expand pipeline and retail distribution systems. Although the extension of natural gas pipelines tends to displace propane distribution in areas affected, we believe that new opportunities for propane sales arise as more geographically remote neighborhoods are developed. Although propane is similar to fuel oil in certain applications and market demand, propane and fuel oil compete to a lesser extent than propane and natural gas, primarily because of the cost of converting to fuel oil. The costs associated with switching from appliances that use fuel oil to appliances that use propane are a significant barrier to switching. By contrast, natural gas can generally be substituted for propane in appliances designed to use propane as a principal fuel source.

           In addition to competing with alternative energy sources, we will compete with other companies engaged in the retail propane distribution business. Competition in the propane industry is highly fragmented and generally occurs on a local basis with other large full-service multi-state marketers, thousands of smaller local independent marketers, and farm and rural electric cooperatives. However, the market has undergone substantial consolidation and there are a number of publicly traded master limited partnerships that are actively acquiring smaller operators. These include: Amerigas Partners, L.P. (NYSE: APU), Cornerstone Propane Partners, L.P. (NYSE: CNO), Ferrellgas Partners, L.P. (NYSE: FGP), Star Gas Partners, L.P. (NYSE: SGH), Suburban Propane Partners, L.P. (NYSE: SPH), Heritage Propane Partners, L.P. (NYSE: HPG), Inergy LP (Nasdaq NMS: NRGY), and All Star Gas Corporation. None of these large operators currently compete in the markets that we have identified. However, there is no assurance that they will not enter such markets in the future. Each retail distribution outlet operates in its own competitive environment. While retail marketers locate in close proximity to customers to lower the cost of providing delivery and service, the typical retail distribution outlet has an effective marketing radius of approximately 35 miles. In certain rural areas the marketing radius may be extended by a satellite location.

           Our ability to compete effectively will depend on supplying customer service, maintaining competitive retail prices, and controlling operating expenses.

           Retail propane distributors typically price retail usage based on a per gallon margin over wholesale costs. As a result, distributors generally seek to maintain their operating margins by passing costs through to customers, thus insulating themselves from volatility in wholesale propane prices. During periods of sudden price increases in propane at the wholesale level costs, distributors may be unable or unwilling to pass entire cost increases through to customers. In these cases, significant decreases in per gallon margins may result.

           The propane distribution industry is characterized by a large number of relatively small, independently owned and operated local distributors. Each year a significant number of these local distributors have sought to sell their business for reasons that include retirement and estate planning. In addition, the propane industry faces increasing environmental regulations and escalating capital requirements needed to acquire advanced, customer-oriented technologies. Primarily as a result of these factors, the industry is undergoing consolidation, and we, as well as other national and regional distributors, have been active consolidators in the propane market. In recent years, an active, competitive market has existed for the acquisition of propane assets and businesses. We expect this acquisition market to continue for the foreseeable future.

           Targeted Acquisitions. In addition to the letters of intent that we have signed with Vista Propane and the Mallory Companies, we have identified five additional propane wholesalers as potential acquisitions. These distributors are located in West Texas, Southwest Texas, and New Mexico. They range from $2.5 million to $12 million in annual revenue.

           These acquisitions are consistent with our business strategy and future objectives. We believe that as the industry continues to consolidate, small to mid-size rural distributorships will remain below the radar screens of larger propane distributors. However, these acquisitions will provide substantial growth and incremental returns.

Non-Hazardous Waste Disposal - Crossroads Environmental LLC

           We have entered into a stock purchase agreement with certain shareholders and creditors of a non-hazardous waste (NOW) facility north of Houston, Texas to acquire the company, Crossroads Environmental, LLC. The facility currently has two deep disposal well permits granted by the Texas Natural Resources Conservation Commission (TNRCC). The first of the two wells was drilled to a depth of 6,500 feet. Following the completion of the drilling of the first well, Crossroads ceased operations and has been dormant since early 2000.

           Pursuant to the stock purchase agreement we will initially acquire a convertible promissory note issued by Crossroads Environmental in the original principal amount of $3,000,000 convertible into 66% of the capital stock of Crossroads Environmental and approximately 6% of the outstanding common stock in exchange for a cash payment of $850,000 and warrants to purchase 1,000,000 shares of common stock issuable over the three years following closing if certain milestones are achieved.

           This transaction is subject to our obtaining the necessary financing to make the required cash payment. Since the transaction was not completed prior to the cut-off date specified in the purchase agreement, either party is free to terminate the purchase agreement at any time.

           In addition, certain of the stockholders of Crossroads who are not parties to the purchase agreement have made demands and claims and purported to file liens that must be resolved prior to consummating the transaction.

           There is no assurance that we will be able to complete the Crossroads acquisition.

Merger with EZUtilities

           In July 2001, Mr. Brooks and Mr. H.L. Schulle entered into an agreement with Boxer Capital Ltd., a Texas limited partnership managed by Neil
M. Leibman, the founder of EZUtilities, to acquire 7,994,000 shares of common stock of EZUtilities Corp in exchange for their agreement to issue Boxer a note in the amount of $100,000 and to issue Boxer common stock equal to 3% of the issued and outstanding shares of the company but not less than 125,000 shares. At the time of its acquisition, EZUtilities was a non-operating shell with no assets or liabilities and a listing on the Pink Sheets. Mr. Brooks and Mr. Schulle contributed 7,349,820 shares of EZUtilities to TCRI and retained an aggregate of 644,180 shares. The purpose of the merger was to enable us to enhance the potential value for our shareholders by obtaining EZUtilities shareholder base while developing a public market for our common stock as EZUtilities.

           On December 24, 2001, we effected a reorganization in the form of a merger with EZUtilities pursuant to which each outstanding share of common stock of the original Texas Commercial Resources, Inc. was converted into 3.25 shares of EZUtilities, the shares of common stock of EZUtilities that we owned were cancelled, and the remaining 1,593,570 shares of common stock of EZUtilities remained outstanding. Following the merger, the original owners of Texas Commercial Resources, Inc. held approximately 89.4% of the outstanding shares of EZUtilities and the original shareholders of EZUtilities approximately 10.6%. After the merger EZUtilities changed its name to Texas Commercial Resources, Inc.

Employees

           As of June 30, 2002, we had five full-time employees all of whom were general and administrative and VISI had nine employees, three of whom were general and administrative, three engineers, and three technicians. None of our employees is a member of a labor union. We believe that our relations with our employees are satisfactory. We do not expect a significant increase in the number of employees.

Government Regulation

           The retail distribution of propane is subject to various federal, state, and local environmental, health and safety laws and regulations. Generally, these laws impose limitations on the discharge of pollutants and establish standards for the handling of solid and hazardous wastes. These laws generally include the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), the Clean Air Act, the Occupational Safety and Health Act, the Emergency Planning and Community Right to Know Act, the Clean Water Act and comparable state or local statutes. CERCLA, also known as the "Superfund" law, imposes joint and several liability without regard to fault or the legality of the original conduct on certain classes of persons that are considered to have contributed to the release or threatened release of a hazardous substance into the environment. While propane is not a hazardous substance within the meaning of CERCLA, other chemicals used in our operations may be classified as hazardous. These laws and regulations could result in civil or criminal penalties in cases of non-compliance or impose liability for remediation costs. To date, we have not received any notices in which we are alleged to have violated or otherwise incurred liability under any of the above laws and regulations.

           National Fire Protection Association Pamphlets No. 54 and No. 58, which establish rules and procedures governing the safe handling of propane, or comparable regulations, have been adopted as the industry standard in all of the states in which we operate. In some states these laws are administered by state agencies, and in others they are administered on a municipal level. Regarding the transportation of propane by truck, we will be subject to regulations promulgated under the Federal Motor Carrier Safety Act. These regulations cover the transportation of hazardous materials and are administered by the United States Department of Transportation. We will be required to maintain various permits that are necessary to operate some of our facilities, some of which may be material to our operations. We believe that the procedures we will adopt at our facilities for the handling, storage and distribution of propane will be consistent with industry standards and will be in compliance in all material respects with applicable laws and regulations.

           On August 18, 1997, the U.S. Department of Transportation published its Final Rule for Continued Operation of the Present Propane Trucks. This final rule is intended to address perceived risks during the transfer of propane and required. On October 15, 1997, five of the principal multi-state propane marketers filed an action against the U.S. Department of Transportation in the United States District Court for the Western District of Missouri seeking to enjoin enforcement of the Final Rule for Continued Operation of the Present Propane Trucks. On February 13, 1998, the Court issued a preliminary injunction prohibiting the enforcement of this final rule pending further action by the Court. This suit is still pending. In addition, the FY 1999 Transportation Appropriations Act was signed in October 1998, which included a provision restricting the authority of the U.S. Department of Transportation from enforcing specific provisions of the Final Rule for Continued Operation of the Present Propane Trucks. At this time, we cannot determine the likely outcome of the litigation or the proposed legislation or what the ultimate long-term cost of compliance with the Final Rule for Continued Operation of the Present Propane Trucks will be to us and the propane industry in general.

           Future developments, such as stricter environmental, health or safety laws and regulations could affect our operations. It is not anticipated that our compliance with or liabilities under environmental, health and safety laws and regulations, including CERCLA, will have a material adverse effect on us. To the extent that we do not know of any environmental liabilities, or environmental, health or safety laws, or regulations are made more stringent, there can be no assurance that our results of operations will not be materially and adversely affected.

           All aspects of the storage and transportation of propane in Texas are regulated by the Texas Railroad Commission. Distributor's and transporter's of propane in Texas must obtain appropriate licenses that require at least one supervisory person to pass appropriate examinations administered by the Texas Railroad Commission, for the license applicant to obtain and maintain certain insurance coverages, and the distributor or transporter to operate in compliance with applicable rules and regulations.

Litigation

           Our operations will be subject to all operating hazards and risks normally incidental to handling, storing, transporting and otherwise providing for use by consumers of combustible liquids such as propane. As a result, at any given time we may be a defendant in various legal proceedings and litigation arising in the ordinary course of business. We will maintain insurance policies with insurers in amounts and with coverages and deductibles as we believe are reasonable and prudent. However, we cannot assure that this insurance will be adequate to protect us from all material expenses related to potential future claims for personal and property damage or that these levels of insurance will be available in the future at economical prices. In addition, the occurrence of an explosion may have an adverse effect on the public's desire to use our products.

                                   MANAGEMENT

           The following table sets forth certain information regarding the members of our board of directors and its executive officers:



Name                            Age                  Position

Henry A. Schulle                37       Chairman of the Board and President

Brandon Britt Brooks            42       Vice President, Secretary/Treasurer and
                                         Director

Louis A. Ross, Ph.D.            66       Director

James H. Short                  60       Director

H.L. Schulle 66 Vice President

Ronald A. Fritzen               59       Chief Financial Officer



           The board of directors is divided into three classes with respect to their terms of office. Each director holds office for a term expiring at the third annual meeting following his or her initial election or until his or her successors is duly elected and qualified. Our executive officers serve at the pleasure of the Board of Directors. Set forth below is a summary description of the principal occupation and business experience of each of our directors and executive officers for at least the last five years. All of the directors and officers are citizens of the United States.

           Henry A. Schulle has served as President and Chairman of the Board of Directors of the Company since January 1997. He served as Chairman of the Board of Unicorp, Inc., which traded on the OTC Bulletin Board from November 1991 until January 1998. Mr. Schulle negotiated the merger of Unicorp, Inc. with United States Refining Company, a diversified, vertically integrated petroleum refining and petrochemical company. In April 2001, Unicorp was acquired by Houston American Energy Corp. Since January 1998, Mr. Schulle has been employed by Dell Computer Corporation as a database support specialist working on international assignments. He also serves as the Chairman of the Board of Martex Trading Company, Inc., a closely held corporation, which has been active in the oil and gas industry as well as real estate investments and development.

           B. Britt Brooks has served as Vice President, Secretary, Treasurer, and a Director of the Company since January 2000. He also serves on the board of Sabine Resources, Inc., a natural gas storage company. From 1996 to 1999 he provided strategic modeling services, raised capital, and performed duties as chief financial officer for various small-cap and pre-IPO companies on an independent basis, including Nutek, Inc., a public oil and gas company. He was an associate at Seahorse Capital from 1990 to 1993 and Sunbelt Capital from 1993 to 1995 providing similar services. In 1988 he was part of a team hired to establish a securities brokerage division at Imperial Savings Association. In 1989, that team moved to Cal Fed Savings to build a financial services arm. From 1982 to 1988 he was employed by Merrill Lynch Pierce Fenner & Smith in Midland, Texas. Mr. Brooks received a B.A. in Economics with a minor in Finance from Texas Tech University in 1982.

           Louis A. Ross, Ph.D., has been a director of the Company since 2000. He has a broad management and corporate development experience in the petrochemical and thermoplastics industries derived from 30 years of experience in technical, development, commercial and operating functions. Dr. Ross received a B.S. in Chemistry from Loyola University of Chicago, a Ph.D. in Chemistry from Indiana University, and is a graduate of the Program for Management Development of the Harvard University Graduate School of Business. Currently he is the President of Solcas Ploymers, a privately held limited partnership doing advanced research and development in high performance plastics. He was previously Vice President of Planning and Development for the Westlake Group from 1989 to 1995. Prior positions included those of Managing Director for Research, Engineering and Business Planning for the Chemicals Group of United States Steel Corporation from 1981 to 1986. Mr. Ross earlier worked for Gulf Oil Corporation from 1969 to 1981 with his last position that of Worldwide Director of Chemicals Business Planning.

           James H. Short has been a director of the Company since 2000. Mr. Short is the Vice President of Marketing of Sabine Resources, Inc. Mr. Short has been associated with ENCON on an independent contractor basis since 1984. From 1979 to 1984, he was senior vice president and director of Coronado Transmission Company with responsibilities for gas acquisition, transportation, and sales throughout the Southern States and Rocky Mountain area. Mr. Short served as Vice President of Corporate Planning and Vice President of Gas Supply, Transportation and Sales of Lovaca Gathering Company from 1972 to 1979. He was employed by Cities Service Oil Company from 1966 to 1972. Mr. Short holds a B.S. degree from the University of Tennessee.

           H.L. Schulle has been an officer of the Company since its formation in March 1981. Mr. Schulle has been active in the real estate and oil and gas businesses for more than two decades during which time he has been an advisor for structuring and raising capital for a number of ventures and the operation and management of the ventures. In addition, he has formed a number of privately held and closely held corporations and the formation and operation of three publicly traded companies including Unicorp, Inc., Texoil, Inc., and TCRI. Mr. Schulle received a B.S. in Chemistry and Math from Southwest Texas State University. He is the father of Henry A. Schulle.

           Ronald A. Fritzen joined the Company as Chief Financial Officer in June, 2002. He was with The Tolaram Group, a worldwide investment company based in Singapore, from 1989 to 2002 in the position of Chief Financial Officer for three companies and for the last three years as Chief Operating Officer of Intercontinental Polymers, Inc., a polymer manufacturing company. With Tolaram he assisted in the start-up of three new companies, one an asset purchase, and two green field startups. Prior to 1989, he had a diversified background in various accounting positions in oilfield equipment manufacturing. He received a B.S. degree from Aquinas College in 1967 in Economics and a minor in Accounting.

           Within the last five years, no director, executive officer, promoter, or control person has been convicted in or the subject of a criminal proceeding (excluding traffic violations and other minor offenses). Similarly, no bankruptcy petitions have been filed by or against any business of which any director, officer, executive officer, promoter, or control person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time. No director, executive officer, promoter, or control person has been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activity or been found by a court of competent jurisdiction (in a civil action) to have violated a federal or state securities or commodities law.

           No compensation was awarded to, earned by, or paid to Henry A. Schulle, our chief executive officer, during the last three fiscal years. No other executive officer of the Company was awarded, earned, or paid compensation in excess of $100,000 during the last three fiscal years. No options were granted to or exercised by any of our executive officers during the last fiscal year. We do not have any long-term incentive, compensation, or stock option plans or written employment agreements with any of our executive officers.

           Henry A. Schulle devotes only a part of his time to the management of TCRI. Because he has other business obligations, he may not spend as much time as needed on our business in order to maximize its success. When competing demands on his time arise, we cannot insure that the needs of TCRI will have priority over the other demands placed upon his time.

           Executive Compensation

     We have accrued annual salaries of $30,000 for the year ended December 31, 2001, and $50,000 for the year ended December 31, 2000, for each of Mr. Brooks and H.L. Schulle. Commencing on January 1, 2002, we began accruing salaries of $8,500 per month for each of Mr. Brooks and Mr. Schulle and a salary of $6,000 per month to Mr. Ross.

     On April 12, 2000, we issued 20,000 shares of common stock to Mr. Ross for services provided to us as a director and as a consultant in connection with our proposed acquisition of Crossroads Environmental. On May 3, 2001, we issued 10,000 shares of common stock to Mr. Short as a director's fee. In addition, on December 31, 2001, we issued 13,681 shares of common stock to H.L. Schulle for services provided to us as an officer.

           Significant Employee

     Following our acquisition of VIS, we engaged IRobert L. Bitterli, age 44, as the President and Chief Executive Officer of VISI. Mr. Bitterli served as Chief Executive Officer and President of American Absorbents Natural Products, Inc. from May 1999 to July 2001 when it merged with Earful of Books, Inc. He also served as a director of American American Absorbants from June 1995 until June 1996 and again from May 1999 to July 2001. Mr. Bitterli was President of Fidelity Standard Life Insurance Co. from 1992 to 1997. Mr. Bitterli founded and served as President of Windfall Corporation, a management-consulting firm, specializing in corporations seeking and working with government contracts. He also served as President of Security First Group Benefits Corporation, one of the Trilon Financial group of companies, providing marketing, sales, communication and administrative services to employers for both qualified and non- qualified pension and retirement plans. He served as Vice President of Security First Group, a company providing investments and investment advisory services and as General Partner of the Diversified Securities Network, a company specializing in the sales of securities and limited partnerships. Mr. Bitterli was with Security First Group for twelve years. He also owns J&B Properties, a residential property investment and management company, and a majority interest in Devin Lane Publishing, a book publisher. Mr. Bitterli currently serves as a director of Earful of Books, Inc. and on several other boards and advisory boards. He served in the United States Army in an enlisted and commissioned capacity. He holds a B.S. degree in Psychology from Campbell University in Bueise Creek, North Carolina and an M.A. in Business Administration and Personnel Management, both from Webster University in St. Louis, Missouri.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

           At June 1, 2002, there were 9,081,400 shares our common stock outstanding, which were held by approximately 131 shareholders of record. The following table sets forth the beneficial ownership of the shares of our common stock as of the close of business on May 1, 2002, of each person known by us to own beneficially five percent or more of our common stock and of each of our directors and our officers and directors as a group. For purposes of this table a person is considered to be a beneficial owner of a security if such person has or shares the power to vote or to direct the voting of the security or the power to dispose or to direct the disposition of the security, or if that person has the right to acquire beneficial ownership of that security within 60 days through the exercise of any option, warrant, or conversion of a security.



                                                                                   Shares Beneficially                   Percent
 Name of Shareholder                             Title                                   Owned                          Ownership
---------------------                            -------                           -------------------                -------------

B. Britt Brooks (1)                              Vice President and Director          3,607,844 (2)                        39.7
Henry A. Schulle (1)                             President and Director               2,047,500 (3)                        22.5
H.L. Schulle (1)                                 Vice President                         691,547 (4)                         7.6
Louis A. Ross, Ph.D.                             Director                                  65,000                             *
James H. Short                                   Director                                  33,586                             *
All officers and directors
as a group (5 persons)                                                                  6,445,477                          71.0



(1)  Address is 7500 San Felipe Road, Suite 475, Houston, Texas 77063.
(2) Includes 1,462,500 shares owned by the Throneberry Trust of which Mr. Brooks is the trustee and 162,500 shares owned by Mr. Brooks' spouse.
(3) Includes 1,625,000 shares owned by the THC Trust of which Mr. Schulle is the trustee and 32,500 shares held by Henry A. Schulle, as trustee.
(4) Includes 195,000 shares owned by The SMT Trust of which Mr. Schulle is the trustee, 11,963 shares held by Mr. Schulle, as trustee, and 162,500 shares owned by Mary C. Schulle, Mr. Schulle's spouse.
(*)  Less than one percent.


                     RELATIONSHIPS AND RELATED TRANSACTIONS

           The following are brief descriptions of transactions between us and any of our directors, executive officers or shareholders known to us to own beneficially more than 5% of our shares, or any member of the immediate family of any of those persons, or other entities in which such persons beneficially own more than 5%.

           As of June 30, 2002, we were indebted to Mr. Brooks and Mr. H.L. Schulle in the aggregate amount of $258,769. Such indebtedness is not interest bearing, is not collateralized, and is payable upon demand.

                            DESCRIPTION OF SECURITIES

           Our authorized stock consists of 100,000,000 shares of common stock with a par value of $.001 and 20,000,000 shares of preferred stock with a par value of $1.00. Prior to this offering, 9,081,400 shares of common stock were issued and outstanding. The following summary of certain provisions of our capital stock does not purport to be complete and is subject to and qualified in its entirety by our articles of incorporation and bylaws, in each case, as amended to date, which are incorporated in this prospectus by reference as exhibits to the registration statement of which this prospectus forms a part, and by the provisions of applicable law.

Common Stock

           Each share of common stock has the sale relative rights and is identical in all respects with every other share of common stock. Each share is entitled to one vote for each share held of record on all matters submitted to a vote of shareholders, including the election of directors. All voting is noncumulative, which means that the holders of a majority of the shares voting for the election of the directors can elect all the directors, and the holders of the remaining shares will not be able to elect any directors. Directors are elected by a plurality vote, i.e, the nominee receiving the most votes even though less than a majority is elected. The board of directors may issue shares for consideration of previously authorized but unissued stock without stockholder action. Holders of common stock are not entitled to preemptive rights with respect to the issuance of shares, redemption rights, or sinking fund provision.

           The holders of outstanding shares of common stock are entitled to receive pro rata dividends and distributions out of assets legally available at such times and in such amounts as the Board of Directors may determine to be in the best interests of the shareholders subject to any prior rights of outstanding shares of preferred stock. Upon liquidation, dissolution, or winding up, the holders of the common stock are entitled to receive pro rata all of the assets available for distribution to common shareholders.

           All outstanding shares of common stock are fully paid and non-assessable. No material potential liabilities are anticipated to be imposed on shareholders under state statutes.

           There are no outstanding options, warrants, or calls to purchase any of the authorized shares of common stock other than (1) warrants to purchase 750,000 shares issued to Goldbridge Capital, (2) warrants to purchase 750,000 shares issued to employees of Visual Intelligence in connection with the acquisition, and (3) options to purchase approximately 167,259 shares issued to employees of Visual Intelligence assumed as part of the acquisition.

Preferred Stock

           We are also authorized to issue up to 20,000,000 shares of preferred stock from time to time in one or more series. Subject to the provisions of our articles of incorporation and limitations prescribed by law, our Board of Directors may adopt resolutions to issue shares of preferred stock, to fix the number of shares, to change the number of shares constituting any series, and establish the voting rights, designations, rights, preferences, relative participating, option, or special rights, qualifications, limitations, and restrictions of each class or series of preferred stock, including dividend rates, terms of redemption, redemption prices, conversion rights, and liquidation preferences of the shares constituting any series of preferred stock, in each case without any further action or vote by our shareholders.

           Undesignated preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise, and to thereby protect the continuity of the our management. The issuance of shares of preferred stock may adversely affect the rights of the holders of common stock or any existing preferred stock. For example, any preferred stock issued may rank prior to the our common stock or any existing preferred stock as to dividend rights, liquidation preference or both, may have full or limited voting rights, and may be convertible into shares of common stock or any existing preferred stock. As a result, the issuance of shares of preferred stock may discourage bids for the our common stock or may otherwise adversely affect the market price of the common stock or any existing preferred stock.

           Series A Preferred Stock

           In connection with our exchange offer for VISI we have authorized the issuance of up to 1,000,000 shares of Series A 8% convertible preferred stock. The holders of the preferred shares are entitled to receive, as and when declared out of funds legally available therefore, annual dividends of $0.08 per preferred share. Such dividends are cumulative from the date the preferred shares are issued whether or not on any dividend payment date a dividend shall be declared or there shall be funds legally available for payment of dividends. All cumulative dividends must be paid before any cash dividends may be paid on common stock. Dividends will be paid in cash. Holders of Series A preferred shares have the right to one vote for each share of common stock into which a preferred share is convertible with respect to all matters upon which holders of shares of common stock are entitled to vote and are entitled to receive any and all notices that holders of shares of common stock are entitled to receive. Except as otherwise provided in our restated certificate of incorporation or by law, the preferred shares vote with the common stock as a single class.

           Each Series A preferred share is convertible commencing 12 months after the date of issue, at the option of the holder, into one share of common stock. The conversion ratio is subject to adjustment for stock dividends, stock splits, reverse stock splits and similar transactions. Each Series A preferred share ranks prior to each share of common stock with respect to the distribution of assets upon a liquidation, dissolution or winding-up of TCRI. In the event of any such liquidation, dissolution or winding-up, all of our assets or surplus funds will be distributed first, ratably among the holders of preferred shares until the holders of preferred shares have received $1.00 per share plus any declared but unpaid dividends, and second, to the holders of common stock or other class of capital stock ranking junior to the Series A preferred shares.

           Series B Preferred Stock

           In September 2002, we have authorized the issuance of up to 100,000 shares of Series B convertible preferred stock. As of November 1, 2002, we have issued 38,000 shares of Series B convertible preferred stock. The holders of the preferred shares are entitled to receive dividends on an as-converted basis with shares of common stock when, as, and if declared by our board of directors out of funds legally available therefore. Such dividends are non-cumulative. Holders of Series B preferred shares have the right to one vote for each share of common stock into which a preferred share is convertible with respect to all matters upon which holders of shares of common stock are entitled to vote and are entitled to receive any and all notices that holders of shares of common stock are entitled to receive. Except as otherwise provided in our restated certificate of incorporation or by law, the preferred shares vote with the common stock as a single class.

           Each Series B preferred share is convertible, at the option of the holder, into the number of shares of common stock equal to the stated value of the Series B preferred shares of $1.00 per share divided by a conversion price of $0.33 per share, or three shares. The conversion ratio is subject to adjustment for stock dividends, stock splits, reverse stock splits and similar transactions. Each Series B preferred share ranks prior to each share of common stock and on a parity with the Series A preferred shares with respect to the distribution of assets upon a liquidation, dissolution or winding-up of TCRI. In the event of any such liquidation, dissolution or winding-up, all of our assets or surplus funds will be distributed first, ratably among the holders of preferred shares until the holders of preferred shares have received $1.00 per share plus any declared but unpaid dividends, and second, to the holders of common stock or other class of capital stock ranking junior to the Series B preferred shares. We have the right to redeem the Series B Preferred shares commencing one year after the date they are issued.

Texas Law and Certain Charter Provisions

           Classified Board of Directors. Our board of directors is divided into three classes. The directors of each class are elected for three-year terms, with the terms of the three classes staggered so that directors from a single class are elected at each annual meeting of shareholders. Shareholders may remove a director only for cause and only upon the vote of holders of at least 66 2/3% or more of the outstanding shares of capital stock. In general, the Company's board of directors, not the stockholders, has the right to appoint persons to fill vacancies on the board of directors.

           Stockholder Action; Special Meeting of Stockholders. Our articles of incorporation provide that special meetings of holders of common stock may be called only by the President, the board of directors, or holders of at least a majority of all shares entitled to vote at the proposed special meeting.

           Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our articles of incorporation provide that the only business (including election of directors) that may be considered at an annual meeting of holders of common stock, in addition to business proposed (or persons nominated to be directors) by the our directors, is business proposed (or persons nominated to be directors) by holders of common stock who comply with the notice and disclosure requirements set forth in the articles of incorporation. In general, the articles require that a shareholder give the Company notice of proposed business or nominations no later than 90 days before the annual meeting of holders of common stock (meaning the date on which the meeting is first scheduled and not postponements or adjournments thereof) or (if later) ten days after the first public notice of the annual meeting is sent to holders of common stock. In general, the notice must also contain information about the shareholder proposing the business or nomination, the shareholder's interest in the business, and (with respect to nominations for director) information about the nominee of the nature ordinarily required to be disclosed in public proxy solicitation statements. The shareholder also must submit a written consent from each of the shareholder's nominees stating the nominee's acceptance of the nomination and indicating the nominee's intention to serve as director if elected.

           Amendments to Charter and Bylaws. The Texas Business Corporation Act provides generally that the affirmative vote of a two-thirds majority of the shares entitled to vote on any matter is required to amend a corporation's articles of incorporation or bylaws, unless the corporation's articles of incorporation or bylaws requires a greater or lesser percentage. Our articles of incorporation provide generally that approval by 75% of our outstanding voting stock is required to amend the provisions of the charter previously discussed and certain other provisions.

Additional Information Describing Securities

           For additional information regarding our securities, you may view our Articles of Incorporation and by-laws which are available for inspection at our offices or which can be viewed through the SEC Internet site at http://www.sec.gov as exhibits to the registration statement on Form SB-2. You may also choose to review applicable statutes of the state of Texas for a description concerning statutory rights and liabilities of shareholders.

Reports to Shareholders

           We will furnish to holders of our common stock annual reports containing audited financial statements examined and reported upon, and with an opinion expressed by, an independent certified public accountant. We may issue other unaudited interim reports to our shareholders as we see as appropriate.

The Penny Stock Rules

           Our securities may be considered a penny stock. Penny stocks are securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the NASDAQ stock market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Our securities may be subject to "penny stock rules" that impose additional sales practice requirements on broker-dealers who sell penny stock securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of penny stock securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the "penny stock rules" require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock rules" may restrict the ability of broker-dealers to sell our securities and may have the effect of reducing the level of trading activity of our common stock in the secondary market. The foregoing required penny stock restrictions will not apply to our securities if our market price is $5.00 or greater. The price of our securities may not reach or maintain a $5.00 price level.

Transfer Agent

     Our transfer agent is Corporate Stock Transfer, Inc., 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209.

                              SELLING SHAREHOLDERS

           This prospectus relates to sales of our common stock by Goldbridge Capital and certain other selling shareholders identified in the following table. Goldbridge Capital will receive shares of our common stock under an investment agreement and up to 750,000 shares of common stock upon the exercise of warrants. Goldbridge Capital may offer shares we put to them for sale on a continuous basis pursuant to Rule 415 under the 1933 Act. See "Risk Factors."

           The following table sets forth the names of the selling shareholders and the number of shares of our common stock beneficially owned by the selling shareholders as of May 31, 2002.



                                      Number of          Number of shares           Number of           Number of         Percent
                                       shares              issuable upon             shares              shares            owned
                                    beneficially           the exercise            offered in          to be owned         after
           Name                         owned               of warrants           this offering      after offering      offering
           ----                         -----               -----------           -------------      --------------      --------

Goldbridge Capital (1)                        -- (2)          750,000               5,750,000 (2)             --
B. Britt Brooks      (3)               3,607,844                   --                 100,000          3,557,844
Henry A. Schulle (4)                   2,047,500                   --                 100,000          1,947,500



(1) Goldbridge Capital is a Texas limited liability company. Voting control is shared by James W. Carroll, 37.5%, Jonathan C. Gilchrist, 37.5%, Jack I. Tompkins, 12.5%, and Kirwin Drouet, 12.5%.
(2) The number of shares owned by Goldbridge Capital will vary from time-to-time and will depend upon the number of shares purchased from the Company pursuant to the terms of the investment agreement. This prospectus covers the registration of up to 5,000,000 shares that may be put to Goldbridge Capital. See the first page of this prospectus for information concerning the shares purchased by Goldbridge Capital.
(3) Mr. Brooks is a director, Vice President, Secretary and Treasurer of the Company.
(4) Mr. Schulle is a director, Chairman of the Board, and President of the Company.

           We will not receive any proceeds from the sale of any shares by the selling shareholders. We may, however, receive proceeds if and when we put shares to Goldbridge Capital under the investment agreement. We are bearing all expenses in connection with the registration of the selling shareholder's shares offered by this prospectus.

           The shares being registered under Rule 415 for sale to Goldbridge Capital are offered under the SEC's rules pertaining to delayed and continuous offerings and sales of securities. In regard to the selling shareholder's shares offered under Rule 415, we have made certain undertakings in Part II of the registration statement of which this prospectus is a part including a commitment to keep this prospectus current during any period in which offers or sales are made pursuant to Rule 415.

                              PLAN OF DISTRIBUTION

           The sale of shares of common stock being registered by the selling shareholders may be effected from time-to-time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The selling shareholders may sell shares on the OTC Bulletin Board (following acceptance of our common stock for listing), or in another over-the-counter market, on a national securities exchange, in privately negotiated transactions or otherwise, or in a combination of such transactions, by methods that include block trades, exchange, or secondary distributions in accordance with applicable exchange rules and ordinary brokerage transactions. In addition, any shares covered by this prospectus that qualify for sale pursuant to Section 4(1) of the Securities Act or Rule 144 may be sold under such provisions rather than pursuant to this prospectus. For example, the shares may be sold in one or more of the following types of transactions:

     - a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     - purchases by a broker-dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

     - an exchange distribution in accordance with the rules of such exchange;

     - ordinary brokerage transactions and transactions in which the broker solicits purchasers, and

     - face-to-face transactions between sellers and purchasers without a broker-dealer.

In effecting sales, underwriters, brokers, or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate in the resales. Such underwriters, brokers, or dealers may receive commissions or discounts from selling shareholders in amounts to be negotiated.

           The selling shareholders may also enter into option or other transactions with broker-dealers, which require the delivery to the broker-dealer of the shares registered in this offering, which the broker-dealer may resell pursuant to this prospectus. The selling shareholders may also pledge the shares registered in this offering to a broker or dealer and upon a default, the broker or dealer may effect sales of the pledged shares pursuant to this prospectus.

           Goldbridge Capital and any underwriters, dealers, and agents that participate in the distribution of shares of common stock may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any discounts or commissions received by them from the selling shareholders and any profit on the resale of the shares by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such person in addition to Goldbridge Capital who may be deemed to be an underwriter will be identified, and any such compensation received from the selling shareholders, as the case may be, will be described, in a prospectus supplement.

           We have agreed to indemnify Goldbridge Capital and any securities broker/dealers who may be deemed to be underwriters against certain liabilities, including liabilities under the Securities Act as underwriters or otherwise.

           We have advised the selling shareholders that they and any securities broker/dealers or other agent acting on their behalf who may be deemed statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act. We have also advised each selling shareholder that during such time as they may be engaged in a distribution of the shares included in this offering, they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934. With certain exceptions, Regulation M precludes any selling shareholders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the elements of this plan of distribution may affect the marketability of our common stock.

           Until the distribution of the common shares offered in this offering is completed, rules of the SEC may limit the ability of the selling shareholders and any underwriters and certain selling group members to bid for and purchase common shares. As an exception to these rules, the underwriter representatives, if any, are permitted to engage in transactions that stabilize the price of common shares. These transactions may consist of bids or purchases for the purpose of pegging, fixing, or maintaining the price of the common shares.

           If underwriters create a short position in the common shares in connection with the offering, the underwriters' representatives may reduce that short position by purchasing common shares in the open market. The underwriters' representatives also may impose a penalty bid on underwriters and selling group members. This means that if the representatives purchase common shares in the open market to reduce the underwriters' short position or to stabilize the price of the common shares, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those shares as part of the offering. In general, purchases of a security for the purpose of stabilization or to reduce a syndicate short position could cause the price of the security to be higher than it might otherwise be in the absence of those purchases. The imposition of a penalty bid could have an effect on the price of a security to the extent that it were to discourage resales of the security by purchasers in an offering.

           Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common shares. In addition, no representation is made that any person or entity will engage in these stabilizing transactions or that these transactions, once commenced, will not be discontinued without notice.


                       WHERE YOU CAN FIND MORE INFORMATION

           We have filed a registration statement on Form SB-2 under the Securities Act with the SEC with respect to the shares offered in this prospectus. This prospectus filed as part of the registration statement does not contain all of the information contained in the registration statement and exhibits. You may find more information by referencing this filing. Statements contained in this prospectus as to the contents of any contract, agreement, exhibit, or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or exhibit listed in the registration statement, each reference to a filed document or exhibit is qualified by reference to the complete filed document. Reference is made to each exhibit in that filing for a more complete description of the matters involved. The Registration Statement on Form SB-2 is considered the authoritative document on all such matters.

           You may read and copy any materials we file with the SEC, including the registration statement and the exhibits and schedules thereto, at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC (732)-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of the SEC's Internet site is http://www.sec.gov.

           Prior to this offering we were not a reporting company under the Securities Act of 1934 and, therefore, we have not been required to file periodic reports with the SEC. Upon completion of this offering we intend to file reports with the SEC under the Securities Act including, but not limited to, 10-KSB's and 10-QSB's.

           We intend to furnish our stockholders with annual reports containing financial statements audited by our independent accountants.

                                  LEGAL MATTERS


           The legality of the common stock included in this prospectus has been passed upon for us by Thompson & Knight, LLP, Houston, Texas.

                                     EXPERTS

           The financial statements included in this Registration Statement, to the extent and for the periods indicated in their report, have been audited by Ham, Langston & Brezina LLP, independent public accountants, and are included herein in reliance upon their report and their authority as experts in accounting and auditing.

                          INDEX TO FINANCIAL STATEMENTS

Texas Commercial Resources, Inc.                                            Page

Independent Auditor's Report                                                 F-2
Balance Sheets at June 30, 2002 (unaudited), and December 31, 2001
           and 2000                                                          F-3
Statements of Operations for the six months ended June 30, 2002 and
           2001 (unaudited) and the years ended December 31, 2001 and 2000 F-4 Statements of Changes in Stockholders' Equity
           for the six months ended June 30, 2002 (unaudited) and for the
           years ended December 31, 2001 and 2000                            F-5
Statements of Cash Flows for the six months ended June 30, 2002 and 2001
           (unaudited), and the years ended December 31, 2001 and 2000       F-6
Notes to Financial Statements                                                F-7


Visual Intelligence Systems, Inc.

Balance Sheets at June 30, 2002 and 2001 (unaudited), and December 31,
           2001 (unaudited) amnd 2000                                       F-15
Statements of Operation for the six months ended June 30, 2002 and 2001
           (unaudited), and for the years ended December 31, 2001
           (unaudited) and 2000                                             F-16
Statements of Changes in Stockholders' Equity for the six months ended
           June 30, 2002 (unaudited) and for the years ended December 31,
           (unaudited) and 2000                                             F-17
Statements of Cash Flows for the six months ended June 30, 2002 and 2001
           (unaudited), and for the years ended December 31, 2001
           (unaudited) and 2000                                             F-18
Notes to Financial Statements                                               F-19


TCRI and VISI

Combined Unaudited Pro Forma Condensed Balance Sheet at June 30, 2002       F-24
Combined Unaudited Pro Forma Condensed Statement of Operations for the
           six months ended June 30, 2002                                   F-25
Combined Unaudited Pro Forma Condensed Statement of Operations for the
           year ended December 31, 2002                                     F-26
Notes to Combined Unaudited Pro Forma Condensed Financial Statements        F-27

                        Report of Independent Accountants



Board of Directors and Stockholders
Texas Commercial Resources, Inc.


We have audited the accompanying balance sheet of Texas Commercial Resources, Inc. as of December 31, 2001 and 2000 and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Texas Commercial Resources, Inc., as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.


                                         Ham, Langston & Brezina, L.L.P.



Houston, Texas
May 6, 2002 (except for Note 13, as to
which the date is October 23, 2002)



                        TEXAS COMMERCIAL RESOURCES, INC.
                                  BALANCE SHEET

                                                          December 31,
                                                         --------------                          June 30,
     ASSETS                                      2000                       2001                   2002
     ------                                    --------                  ---------              ---------
                                                                                                (Unaudited)
Current assets:
  Cash and cash equivalents                 $     1,025                 $         -             $        -
  Short-term investments                        531,488                     395,606                395,606
                                            -----------                  ----------             ----------

    Total current assets                        532,513                     395,606                395.606

Investment in real estate                       120,000                     113,870                113,870
Property and equipment, net                      30,835                      17,255                 16,795
                                              ---------                  ----------             ----------

    Total assets                            $   683,348                  $  526,731              $ 526,271
                                            ===========                  ==========              =========




LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Book overdraft                                $          -             $      260           $         -
  Accounts payable and accrued liabilities                 -                 20,000                62,674
  Current portion of long-term debt                   82,636                185,894
  Notes payable to stockholders                       54,682                206,712               258,769
                                                ------------             ----------            ----------

    Total current liabilities                       137,318                 412,866               137,318

Long-term debt, net of current portion              118,898                       -               180,341
                                                ------------             ----------            ----------

      Total liabilities                             256,216                 412,866               501,784
                                                -----------              ----------            ----------

Commitments and contingencies

Stockholders' equity:
  Common stock: $0.001 par value; 100,000,000
    shares authorized; 9,081,400 and 2,207,000
    shares issued and outstanding at December 31,
    2001 and 2000, respectively                       2,027                   9,081                  9,081
  Unissued common stock                                   -                     147                    147
  Additional paid-in capital                        609,233               1,399,379              1,492,379
  Accumulated deficit                              (184,308)             (1,294,742)            (1,477,120)
                                                 -----------            -----------             ----------

    Total stockholders' equity                      427,132                 113,865                 24,487
                                                 -----------            -----------             -----------

 Total liabilities and stockholders' equity      $  683,348              $  526,731             $  526,271
                                                 ===========            ===========             ==========





     The accompanying notes are an integral part of these financial statements.

                        TEXAS COMMERCIAL RESOURCES, INC.
                             STATEMENT OF OPERATIONS




                                                    For the six months                              For the year
                                                       ended June 30,                              ended December 31,
                                                       --------------                              ------------------
                                                2002                 2001                      2001                  2000
                                                ----                 ----                   -----------         ----------
                                                       (Unaudited)

Commission income                            $         -          $          -              $       -           $  558,782

General and administrative expenses                150,268                90,206                555,868            391,818
                                              ------------        ---------------           -----------         ----------

Net income (loss) from operations                (150,268)               (90,206)              (555,868)           166,964
                                             ------------         ---------------           -----------         ----------

Other income (expense):
  Gain (loss) on investments                         -                    17,459               (107,874)          (303,921)
  Cost of recapitalization                           -                       -                 (422,090)               -
  Interest income                                                             30                     30                229
  Interest expense                                (24,638)               (17,722)               (24,632)           (24,230)
  Other expense                                    (7,472)                   -                      -               (4,585)
                                             ------------         --------------            ------------        ----------

    Total other expense, net                      (32,110)                  (233)              (554,566)          (332,507)
                                             -------------        --------------            ------------        ----------

Net income (loss)                            $   (182,378)         $     (90,439)           $(1,110,434)        $ (165,543)
                                             ============          =============            ===========         ==========

Basic and dilutive net loss
  per common share                           $      (0.02)         $       (0.01)           $     (0.13)        $    (0.02)
                                             =============         =============            ===========         ==========

Weighted average common shares
  outstanding (basic and diluted)                9,081,400             8,016,417              8,543,600          8,016,417
                                                ==========            ==========            ===========         ==========







     The accompanying notes are an integral part of these financial statements.

                        TEXAS COMMERCIAL RESOURCES, INC.
                        STATEMENT OF STOCKHOLDERS' EQUITY



                                                Common Stock                 Unissued      Additional
                                        ----------------------------          Common        Paid-In         Retained
                                         Shares           Amount              Stock         Capital         Earnings      Total
                                        --------         --------           ----------    ------------     ----------    -------
 (Deficit)

Balance at December 31, 1999             165,000         $   165           $      -        $      -       $ (18,765)  $ (18,600)

Common stock issued for assets
  contributed                          2,022,000           2,022                  -          504,253              -      506,275


Common stock issued for services          20,000              20                  -            4,980              -        5,000

Services contributed by stockholders        -                  -                  -          100,000              -      100,000


Net loss                                    -                  -                  -                -       (165,543)    (165,543)
                                      ----------       ---------         ----------       ----------      ----------   ----------

Balance at December 31, 2000           2,207,000           2,207                  -          609,233       (184,308)     427,132

Common stock issued for cash              19,302              19                  -           47,106              -       47,125

Common stock issued for services       1,239,361           1,239                  -          688,803              -      690,042

Recapitalization of the Company        5,615,737           5,616                147           (5,763)             -            -

Services contributed by stockholders        -                  -                  -           60,000              -       60,000

Net loss                                    -                  -                  -                -     (1,110,434)  (1,110,434)
                                      ----------       ---------         ----------       ----------      ----------   ---------

Balance at December 31, 2001           9,081,400           9,081                147        1,399,379     (1,294,742)     113,865

Net loss (unaudited)                        -                  -                  -                -       (182,378)    (182,378)

Services contributed by stockholders
(unaudited)                                 -                  -                  -           93,000              -       93,000
                                      ----------       ---------         ----------       ----------      ----------  ----------

Balance at June 30 30, 2002
(unaudited)                            9,081,400      $    9,081         $      147       $1,492,379    $(1,477,120)   $  24,487
                                      ==========       =========         ==========       ==========      ==========  ==========





     The accompanying notes are an integral part of these financial statements.

                        TEXAS COMMERCIAL RESOURCES, INC.
                             STATEMENT OF CASH FLOWS
                                   ----------




                                                                   For the six-months                For the years ended
                                                                     ended June 30,                      December 31,
                                                                     --------------                      ------------
                                                                 2002              2001             2001           2000
                                                                 ----              ----          -----------    -----------
                                                                        (Unaudited)
Cash flows from operating activities:
  Net loss                                                       $  (182,378)    $(90,439)       $(1,110,434)    $  (165,543)

 Adjustment to reconcile net loss to net
  cash used in operating activities:
    Depreciation expense                                                 410        6,758             13,580           5,190
    Investment received in exchange for services performed               -          -                      -        (387,500)
    Loss on investments                                                  -         11,130            107,874         303,921
    Issuance of common stock for services                                -          -                690,042           5,000
    Services contributed by stockholders                              93,000       30,000             60,000         100,000
    Increase in accounts payable and accrued liabilities              42,673       24,053             20,000              -
                                                                 -----------    ----------       ------------    -----------

        Net cash (used in) provided by operating activities          (46,245)     (18,498)          (218,938)       (138,932)
                                                                 -----------    ----------       ------------    -----------

Cash flows from investing activities:
  Capital expenditures                                                    50         (325)               -           (34,424)
  Proceeds from sale of short-term investments                           -            -                7,724          58,366
  Proceeds from sale of real estate investment                           -            -               26,414             -
                                                                 -----------    ----------       -----------      -----------

        Net cash (used in) provided by  investing activities              50        (325)             34,138          23,942
                                                                 ------------   ----------       -----------      -----------

Cash flows from financing activities:
  Proceeds from notes payable to stockholders                       52,057        101,576            152,030          32,727
  Proceeds from long-term debt                                          -          75,400                -            81,672
  Repayment of long-term debt                                      (55,527)      (163,470)           (15,640)            -
  Proceeds from sale of common stock                                    -             -               47,125             -
  Increase in book overdraft                                          (260)         4,292                260             -
                                                                 -----------    ----------       -----------      -----------

        Net cash provided by financing activities                   46,285         17,798            183,775         114,399
                                                                 ----------      ---------       -----------      -----------

Net increase (decrease) in cash and cash equivalents                     -         (1,025)           (1,025)            (591)

Cash and cash equivalents, beginning of period                           -          1,025             1,025            1,616
                                                                 ----------     ----------       -----------      -----------


Cash and cash equivalents, end of period                         $       -     $       -             $  -         $    1,025
                                                                 ==========    ===========      ============      ===========


Supplemental disclosure of cash flow information:

  Interest paid                                                  $       -     $       -        $      4,632      $   24,230
                                                                 ==========    ===========      ============      ===========

  Income taxes paid                                              $       -     $       -        $      -          $      -
                                                                 ==========    ===========      ============      ===========

Non-cash investing and financing activities:

  Common stock issued to acquire certain assets                  $       -     $       -        $      -          $  506,275
                                                                 ==========    ===========      ============      ===========




     The accompanying notes are an integral part of these financial statements.

                        TEXAS COMMERCIAL RESOURCES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                   ----------

1.      Description of Business

        Texas Commercial Resources, Inc. (the "Company") was formed on September 4, 1981, under the laws of the State of Texas for the purpose of acquiring, developing and selling real estate investments. The Company has also been active in the oil and gas industry with its purpose being the production, development and operation of oil and gas properties and in various investment banking activities by assisting other companies with their fundraising efforts. The Company has currently signed non-binding letters of intent to purchase various propane distribution companies located in Texas and New Mexico and a non-binding letter of intent to acquire a non-hazardous wastewater disposal facility in Houston, Texas.

        Effective December 28, 2001, the Company completed a recapitalization whereby the Company acquired the non-operating public shell of EZUtilities Corp. EZUtilities Corp. had no assets or liabilities at the date of acquisition (See Note 3). The historical financial statements presented herein are those of Texas Commercial Resources, Inc.


2.      Summary of Significant Accounting Policies

        Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        Cash and Cash Equivalents

        Cash and cash equivalents include all cash balances and any highly liquid short-term investments with an original maturity of three months or less.

        Revenue Recognition

        Revenue is recognized when the services are performed or when the property is sold.

        Short-Term Investments

        Management determines the appropriate classification of its investments in equity securities at the time of purchase and reevaluates such determination at each balance sheet date. Currently, the Company's investment in equity securities represent less than a 20% ownership of each of the companies for which it owns equity securities. All equity securities not readily marketable are carried at cost, which approximates fair market value. All marketable equity securities are classified as trading securities and are carried at current fair value with unrealized gains and losses reported in the statement of operations. Gains and losses on securities sold are based on the specific identification method. Declines in market value that are judged to be "other than temporary" are recorded as a component of gain (loss) on investments in the statement of operations.



                                    Continued

                        TEXAS COMMERCIAL RESOURCES, INC.
                    NOTES TO FINANCIAL STATEMENTS, Continued
                                   ----------


2.      Summary of Significant Accounting Policies, continued

        Investment in Real Estate

        The Company's investment in real estate consists of 188 residential lots in the Lake Holbrook Estates in Wood County, Texas, which are held for sale. The Company carries this investment at cost (see Note 13).

        Property and Equipment

        Property and equipment are recorded at cost. Depreciation is provided on the straight-line method over the estimated useful lives of the assets, which range from three to five years. Expenditures for major renewals and betterments that extend the original estimated economic useful lives of the applicable assets are capitalized. Expenditures for normal repairs and maintenance are charged to expense as incurred. The cost and related accumulated depreciation of assets sold or otherwise disposed of are removed from the accounts, and any gain or loss is included in operations.

        Concentration of Credit Risk

        Financial instruments that are included in the accompanying financial statements and subject to the Company's concentrations of credit risk consist of cash and cash equivalents and investments. The Company maintains its cash and cash equivalents in financial institutions that in the opinion of management are credit worthy and of good credit. At times, balances may exceed the federal depository insurance limits; however, the Company has not experienced any losses on deposits.

        The Company's short-term investments consist of $387,500 of equity securities owned in a closely held gas storage and non-hazardous waste disposal company. The short-term investments are carried at their fair market value; however, this value is susceptible to significant fluctuations in its value and the market to be able to liquidate these investments could be very small.

        Income Taxes

        The Company uses the liability method of accounting for income taxes. Under this method, deferred income taxes are recorded to reflect the tax consequences on future years of temporary differences between the tax basis of assets and liabilities and their financial amounts at year-end. The Company provides a valuation allowance to reduce deferred tax assets to their net realizable value.

        Loss Per Share

        Basic and diluted loss per share is computed on the basis of the weighted average number of shares of common stock outstanding during each period. Common equivalent shares from common stock options and warrants are excluded from the computation as their effect would dilute the loss per share for all periods presented.




                                    Continued

                        TEXAS COMMERCIAL RESOURCES, INC.
                    NOTES TO FINANCIAL STATEMENTS, Continued
                                   ----------

2.      Summary of Significant Accounting Policies, continued

        Impairment of Long-Lived Assets

        In the event that facts and circumstances indicate that the carrying value of a long-lived asset, including associated intangibles, may be impaired, an evaluation of recoverability is performed by comparing the estimated future undiscounted cash flows associated with the asset or the asset's estimated fair value to the asset's carrying amount to determine if a write-down to market value or discounted cash flow is required.

        Fair Value of Financial Instruments

        The Company includes fair value information in the notes to the financial statements when the fair value of its financial instruments is different from the book value. When the book value approximates fair value, no additional disclosure is made.

        Comprehensive Income

        The Company has adopted Statement of Financial Accounting Standard ("SFAS") No. 130, "Reporting Comprehensive Income". Comprehensive income includes such items as unrealized gains or losses on certain investment securities and certain foreign currency translation adjustments. The Company's financial statements include none of the additional elements that affect comprehensive income. Accordingly, comprehensive income and net income are identical.

        Recent Accounting Pronouncements

        In June 2001, the Financial Accounting Standards Board ("FASB") issued Financial Accounting Standard ("SFAS") No. 142, "Goodwill and Other Intangible Assets". SFAS No. 142 eliminates the amortization of goodwill and requires that goodwill be reviewed annually for impairment. SFAS No. 142 also requires that the useful lives of previously recognized intangible assets be reassessed and the remaining amortization periods be adjusted accordingly. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001 and affects all goodwill and other intangible assets recorded on the Company's balance sheet at that date, regardless of when the assets were initially recorded. The implementation of SFAS No. 142 is not expected to have a material impact on the Company's results of operations or financial position.

        In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations". SFAS No. 143 addresses accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This statement is effective for fiscal years beginning after June 15, 2002. The Company does not expect the implementation of SFAS No. 143 to have a material impact on the Company's results of operation or financial position.

        In July 2001, the FASB issued SFAS No. 144, "Impairment or Disposal of Long-Lived Assets", which is effective for fiscal years beginning after December 15, 2001. The provisions of this statement provide a single accounting model for impairment of long-lived assets. The Company does not expect the implementation of SFAS No. 144 to have a material impact on the Company's results of operation or financial position.



                                    Continued

                        TEXAS COMMERCIAL RESOURCES, INC.
                    NOTES TO FINANCIAL STATEMENTS, Continued
                                   ----------

2.      Summary of Significant Accounting Policies, continued

        Interim Financial Information

        The interim financial statements as of June 30, 2002, and for the six months ended June 30, 2002 and 2001, are unaudited and have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of the Company's management, the unaudited interim financial statements contain all adjustments, all of which are of a normal recurring nature, that are considered necessary for a fair presentation. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

3.      Recapitalization

        On December 28, 2001 the Company acquired EZUtilities Corp. in a recapitalization transaction accounted for similar to a reverse acquisition, except that no goodwill was recorded. EZUtilities, which changed its name to Texas Commercial Resources, Inc. at the date of acquisition, was the "acquired" company in the transaction, but remains the surviving entity. Prior to the acquisition, EZUtilities Corp. was a non-operating public shell corporation with no assets or liabilities. Accordingly, the transaction was treated as an issuance of stock by EZUtilities Corp. for the Company's net monetary assets, accompanied by a recapitalization. In connection with this transaction, the Company exchanged all of its outstanding shares of common stock for 7,994,000 shares of EZUtilities Corp. common stock, of which 644,180 shares were issued to two principal stockholders of the Company for services performed in connection with this recapitalization, and the issuance of a $100,000 note to the major stockholder of EZUtilities Corp., which were recorded as a cost of recapitalization in the statement of operations. Since this transaction is in substance a recapitalization of the Company and not a business combination, proforma information is not presented and a valuation of the Company was not performed.

        In connection with the recapitalization transaction the outstanding common stock of EZUtilities Corp. was essentially substituted for the common stock of the Company and the difference was included in additional paid-in capital. All references to loss per share and weighted average shares outstanding have been restated to reflect this recapitalization.

4.      Short-Term Investments

        Short-term investments consisted of the following at December 31, 2001 and 2000:

                                                         2001           2000
                                                      ----------     ----------
          Equity securities that are not readily
            marketable                                $  387,500     $  387,500
          Marketable equity securities                     8,106        143,988
                                                      ----------     ----------
                                                      $  395,606     $  531,488
                                                      ==========     ==========


        As of December 31, 2001 and 2000 cost approximated estimated current market value for all equity securities that are not readily marketable. The market value of the equity securities that are not readily marketable was estimated by management based on the proceeds the entity expects to receive from a sale of a pipeline by the entity in which the Company maintains this investment. A director of the Company is also on the board of directors and an officer of the entity in which this investment is held.

        Realized and unrealized losses on marketable equity securities was $(107,874) and $(303,921) for the years ended December 31, 2001 and 2000, respectively.

                        TEXAS COMMERCIAL RESOURCES, INC.
                    NOTES TO FINANCIAL STATEMENTS, Continued
                                   ----------

5.      Property and Equipment

        Property and equipment consisted of the following at December 31, 2001 and 2000:

                                                  2001                2000
                                               ----------          ----------

          Furniture and equipment              $   36,025          $   36,025
          Less: accumulated depreciation          (18,770)             (5,190)
                                               ----------          ----------
            Property and equipment, net        $   17,255          $   30,835
                                               ==========          ==========

        Depreciation expense for the years ended December 31, 2001 and 2000 was $13,580 and $5,190, respectively.

6.      Notes Payable to Stockholders

        Notes payable to stockholders consisted of the following at December 31, 2001 and 2000:



                                                                                             2001                    2000
                                                                                          ----------              ----------

        Note payable to a stockholder, non-interest bearing
          and due on demand.  This note is not collateralized.                            $  106,712              $   54,682

        Note payable to a stockholder, bearing interest at 3% per year, principal and interest due in four equal installments beginning
          September 1, 2001 and ending on December 1, 2001. The Company is in default on this note and, therefore, the interest rate increased to
          10% on December 1, 2001 and the entire balance is
          due on demand.                                                                     100,000                    -
                                                                                          ----------              ----------

            Total notes payable to stockholders                                           $  206,712              $   54,682
                                                                                          ==========              ==========



7.      Long-Term Debt

        Long-term debt consisted of the following at December 31, 2001 and 2000:



                                                                                             2001                    2000
                                                                                          ----------              ----------

        Note payable to a company, bearing interest at 12% per year, principal and interest due in monthly installments of $1,234 through July 2029.
          However, subsequent to August 15, 2002 the lender has the right to demand full payment of all principal and interest. This note is
          collateralized by certain real estate.                                          $  106,805              $  119,614




                                    Continued

                        TEXAS COMMERCIAL RESOURCES, INC.
                    NOTES TO FINANCIAL STATEMENTS, Continued
                                   ----------

7.      Long-Term Debt, continued



        Note payable to an investment company, bearing interest at 5% per year, principal and interest were due on September 15, 2000 and the Company is currently in default on this note resulting in the note bearing interest at 18% from September 15, 2000. The note is collateralized by short-term investments and is guaranteed by
          the Company and two of its stockholders.                                            75,000                  75,000

        Other                                                                                  4,089                   6,920
                                                                                          ----------              ----------

                                                                                             185,894                 201,534
          Less current portion                                                              (185,894)                (82,636)
                                                                                          ----------              ----------

        Long-term debt, net of current portion                                            $      -                $  118,898
                                                                                          ==========              ==========


8.      Income Taxes

        The Company has accumulated losses since its inception and, therefore, has not been subject to federal income taxes. As of December 31, 2001, the Company had net operating loss ("NOL") carryforwards for income tax purposes of approximately $1,900,000 which expire in various tax years through 2021. Under the provisions of Section 382 of the Internal Revenue Code an ownership change in the Company could severely limit the Company's ability to utilize its NOL carryforward to reduce future taxable income and related tax liabilities. Additionally, because United States tax laws limit the time during which NOL carryforwards may be applied against future taxable income, the Company may be unable to take full advantage of its NOL for federal income tax purposes should the Company generate taxable income.

        The composition of deferred tax assets and liabilities and the related tax effects at December 31, 2001 and 2000 are as follows:


                                                                                             2001                    2000
                                                                                          ----------              ----------
          Deferred tax assets:
            Net operating losses                                                          $  660,502              $   62,665
            Valuation allowance                                                             (660,502)                (62,665)
                                                                                          ----------              ----------

              Net deferred tax asset (liability)                                          $      -                $      -
                                                                                          ==========              ==========



        The difference between the income tax benefit in the accompanying statement of operations and the amount that would result if the U.S. federal statutory rate of 34% were applied to pre-tax loss for the years ended December 31, 2001 and 2000 is as follows:



                                                                            2001                                2000
                                                                 ----------------------------       ----------------------------
                                                                  Amount             Percent          Amount           Percent

          Benefit for income tax at
            federal statutory rate                               $597,837              34.0%         $ 56,285           34.0%
          Increase in valuation allowance                        (597,837)            (34.0)          (56,285)         (34.0)
                                                                 --------             -----          --------          -----

                                                                 $   -                    - %        $    -               - %
                                                                 ========             =====          ============      =====



                        TEXAS COMMERCIAL RESOURCES, INC.
                    NOTES TO FINANCIAL STATEMENTS, Continued

9.      Stockholders' Equity

        Effective December 24, 2001, the Company's board of directors adopted amendments to the Company's articles of incorporation that increased its authorized common stock to 100,000,000 shares having a par value of $0.001 per share. The amendments also authorize 20,000,000 shares of preferred stock with a $1.00 par value. The board of directors has the authority to establish the number of shares to be included in each series of preferred stock and to determine the qualifications, limitations or restrictions of the shares in each series.

10.     Lease Commitments

        Effective February 1, 2001, the Company entered into an operating lease for its office space. Lease payments of $1,765 are due monthly until expiration of the lease on December 31, 2002.

11.     Related Party Transactions

        Interest has been imputed on the outstanding balance of the note owed to a stockholder using an interest rate of 6% per year. Included in accounts payable and accrued liabilities as of December 31, 2001 is approximately $9,000 of accrued interest payable to this stockholder of the Company.

12.     Liquidity and Capital Resources

        The Company has incurred losses over the past few years and has an accumulated deficit of $(1,294,742) as of December 31, 2001. The Company had negative cash flows from operations of $(218,938) and $(138,932) for the years ended December 31, 2001 and 2000 and a working capital deficit of $(17,260) at December 31, 2001. To address these factors the Company is currently pursuing a business strategy centered on efforts to acquire propane distribution companies that are profitable and can support the cost structure of the Company. While pursuing this strategy, the Company anticipates requiring additional financing. Management is confident that additional financing will be available through future debt with financial institutions or through the sale of its common stock.

13.     Subsequent Events

       Effective July 25, 2002, the Company entered into an Investment Agreement with Goldbridge Capital L.L.C. ("Goldbridge") whereby the Company has the right to put up to $8,000,000 of its common stock to Goldbridge. Under the terms of the agreement, the Company can make up to approximately nine puts per year for two years from the date the Company's required registration statement goes effective. Shares sold to Goldbridge will be purchased at a price equal to the volume weighted average price of the Company's common stock for the five days having the lowest volume weighted average price during the twenty days following each put date, less a discount of the greater of 10% or $0.10 per share. Each put is limited to a maximum of 15% of the cumulative trading volume during the twenty days following each put date. If during any six-month period the Company does not put stock with a value of $300,000, then the Company must pay Goldbridge the difference between $30,000 and 10% of the actual put value for such period. The Company is also required to reimburse Goldbridge $25,000 for transaction costs. If the Company's registration statement is not effective within 120 days from July 25, 2002, the Company is subject to an additional penalty of $25,000.

       As an additional incentive to enter into this Investment Agreement, the Company granted warrants to Goldbridge to purchase 750,000 shares of the Company's common stock at an initial exercise price of $0.40 per share, which is adjusted each six-month period to the lower of $0.40 per share or 110% of the lowest closing date. The term of the warrant is five years with 375,000 of the warrants exercisable ten days after the closing date and 93,750 of the warrants exercisable at the end of each of the first four six-month anniversary dates. All costs associated with the Investment Agreement and with the warrants will be treated as a cost of raising capital and recorded through additional paid-in capital.

       During 2001 and subsequent to December 31, 2001, the Company entered into non-binding letters of intent to purchase five separate companies. One of these non-binding letters of intent has been terminated. Three non-binding letters of intent are still in the due diligence phase and management is uncertain as to the likelihood of the companies being acquired.

       Effective August 19, 2002, the Company entered into an agreement to purchase Visual Intelligence Systems, Inc. ("VISI"). Under the terms of this agreement the Company is to issue 0.352125 shares of its Series A convertible preferred stock for each share of VISI common stock. 2,839,9000 outstanding shares of VISI common stock were exchanged for 1,00,000 shares of the Company's Series A convertible preferred stock. The Series A convertible preferred stockholders are entitled to receive annual dividends of $0.08 per preferred shares as and when declared by the Company. Such dividends are cumulative from the date the preferred shares are issued. Each share of Series A preferred stock is convertible, commencing one year after the date of issue, into one share of the Company's common stock at the option of the holder. The Series A preferred stockholders have voting rights identical to the common stockholders and have a liquidation preference of $1.00 per share plus any declared but unpaid dividends.

       Following is a summary of the financial information of VISI as of and for the year ended December 31, 2001:


                Total current assets                                $  212,397
                                                                    ==========
                Total assets                                       $ 2,270,074
                                                                   ===========
                Total current liabilities                        $ (2,941,066)
                                                                 =============
                Total liabilities                                $ (4,589,792)
                                                                 =============
                Total stockholders' deficit                      $ (2,319,718)
                                                                 =============
                Total sales                                         $  827,657
                Total operating expenses                           (3,167,940)
                                                                 -------------
                Net loss from operations                         $ (2,340,283)
                                                                 =============
                Net loss                                         $ (2,595,460)
                                                                 =============


                        VISUAL INTELLIGENCE SYSTEMS, INC.

                                  BALANCE SHEET

                                                                          June 30                            December 31
                                                                          -------                            -----------
                                                                 2001               2002               2001               2000
                                                                 ----               ----               ----               ----
ASSETS
Current assets
   Cash and cash equivalents                                  $ 98,158          $ 14,384           $ 24,023           $ 23,334
   Receivables                                                 307,406           162,998            175,661            206,740
   Prepaid                                                      15,142             7,232             12,713             21,093
                                                     ------------------------------------ -------------------------------------

     Total current assets                                      420,706           184,614            212,397            251,167

Property plant & equipment                                   1,544,476         1,398,318          1,843,062            503,988
Other assets                                                   546,839           343,190            214,615            614,075
                                                     ------------------------------------ -------------------------------------

     Total Assets                                           $2,512,021        $1,926,122         $2,270,074         $1,369,230
                                                     ==================================== =====================================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
   Account payable and accrued liabilities                  $1,650,443        $1,483,777         $1,391,066           $ 25,418
   Current portion of long-term debt                                --                --                 --             23,501
   Note payable to stockholders'                             1,550,000         1,550,000          1,550,000            454,317
                                                     ------------------------------------ -------------------------------------

     Total current liabilities                               3,200,443         3,033,777          2,941,066            703,236

Long-term debt-less of current portion                         550,876         2,044,467          1,648,726            502,739
                                                     ------------------------------------ -------------------------------------

     Total liabilities                                       3,751,319         5,078,244          4,589,792          1,205,975
                                                     ------------------------------------ -------------------------------------

Stockholders' equity
   Common stock, $.001 par value, 9,000,000 shares
   authorized, 2,883,299 shares issued and 2,838,200
   shares outstanding at December 31, 2001 and 2000              2,883             2,883              2,883              2,883
   Treasury stock, 45,000 shares at par value                     (45)              (45)               (45)               (45)
   Additional paid-in capital                                4,809,245         4,809,245          4,809,245          4,793,202
   Accumulated deficits                                    (6,051,381)       (7,964,205)        (7,131,801)        (4,632,785)
                                                     ------------------------------------ -------------------------------------

Total stockholders' equity                                 (1,239,298)       (3,152,122)        (2,319,718)            163,255
                                                     ------------------------------------ -------------------------------------

   Total liabilities and stockholders' equity               $2,512,021        $1,926,122         $2,270,074         $1,369,230
                                                     ==================================== =====================================


                        VISUAL INTELLIGENCE SYSTEMS, INC.

                             STATEMENT OF OPERATIONS


                                                   For the Six Months                               For the Year
                                                      Ended June 30,                              Ended December 31,
                                                      --------------                              ------------------
                                                  2001                 2002                  2001                   2000
                                      ----------------------------------------  -------------------------------------------
                                              (Unaudited)         (Unaudited)
Sales                                            $447,767            $602,908              $827,657               $415,331
                                      ----------------------------------------  --------------------   --------------------
     Income                                       447,767             602,908               827,657                415,331

Cost of sales                                     215,400             180,737               683,426                221,500

                                      ----------------------------------------  --------------------   --------------------
Margin                                            232,367             422,171               144,231                193,831
                                      ----------------------------------------  --------------------   --------------------

Research and development                          840,548             407,478             1,283,532                673,396
Selling and marketing                              68,125               6,487                74,461                 35,004
Depreciation and amortization                     137,970             139,566               275,940                345,995
General and administrative expense                464,783             441,481               850,581                547,003
                                      ----------------------------------------  --------------------   --------------------

                                      ----------------------------------------  --------------------   --------------------
     Total Operations                           1,511,426             995,012             2,484,514              1,601,398

Net income (loss) from operations             (1,279,059)           (572,841)           (2,340,283)            (1,407,567)
                                      ----------------------------------------  --------------------   --------------------

Other income (expenses)
     Gain (loss) on investments                        --                  --                    --                     --
     Cost of recapitalization                          --                  --                    --                     --
     Interest income                                  108                                       107                    680
     Interest expense                            (74,490)           (126,875)             (255,284)                (8,470)
     Other expenses
                                      ----------------------------------------  --------------------   --------------------

Total other (expenses), net                      (74,382)           (126,875)             (255,177)                (7,790)

                                      ----------------------------------------  --------------------   --------------------
Net income (loss)                            $(1,353,441)          $(699,716)          $(2,595,460)           $(1,415,357)
                                      ========================================  ====================   ====================



                       VISUAL INTELLIGE NCE SYSTEMS, INC.

                        STATEMENT OF STOCKHOLDERS' EQUITY


                                                 Class A Common Stock
                                                 --------------------
                                                                           Additional                    Class A
                                                                             Paid-In                    Treasury
                                             Number of Shares  Par Value     Capital   Retained Deficit  Stock         Total
                                              -------------- ------------ ------------ ---------------- --------- -----------------
Balance at December 31, 1999                      2,494,750      $ 2,495  $ 3,684,590    $ (3,217,428)    $ (45)         $ 469,612
Issuance of Class A common stock for cash           385,000          385    1,099,615               --        --         1,100,000
Issuance of Class A common stock for services         3,450            3        8,997               --        --             9,000
Net loss                                                 --           --           --      (1,415,357)        --       (1,415,357)
                                              -------------- ------------ ------------ ---------------- --------- -----------------
Balance at December 31, 2000                      2,883,200        2,883    4,793,202      (4,632,785)      (45)           163,255
Contribution to capital                                                        16,043               --        --            16,043
Net loss                                                 --           --           --      (2,595,460)        --       (2,595,460)
                                              -------------- ------------ ------------ ---------------- --------- -----------------
Balance at December 31, 2001                      2,883,200                 4,809,245               --      (45)       (2,319,718)
Net loss                                                 --           --           --        (699,716)        --       (1,353,441)
                                              -------------- ------------ ------------ ---------------- --------- -----------------
Balance at June 30, 2002                          2,884,900       $2,883   $4,809,345     $(7,964,205)     $(45)      $(3,152,122)
                                              ============== ============ ============ ================ ========= =================



                        VISUAL INTELLIGENCE SYSTEMS, INC.

                             STATEMENT OF CASH FLOWS

                                                               For the Six Months                      For the Year Ended
                                                                 Ended June 30,                           December 31,
                                                                 -------------                            ------------
                                                           2001                 2002                2001               2000
                                                           ----                 ----                ----               ----
Cash flows from operating activities:
  Net loss                                            (1,353,441)          (699,716)        $ (2,595,460)      $ (1,415,357)
                                                      ------------ ------------------- ------------------- ------------------
Adjustments to reconcile net loss to net
 cash used by operations:
  Depreciation and amortization                           137,970             139,566             275,940            428,897
  Stock compensation                                           --                  --                  --              9,000
Changes in operating assets and liabilities:
  Accounts receivable                                   (109,490)              12,663              22,254          (198,733)
  Accounts receivable - stockholder                            50                                      50            (7,105)
  Prepaid expenses                                         13,664             (3,298)              21,093             23,461
  Restricted cash                                                                                                      (208)
  Accounts payable                                        746,731            (95,946)             357,863          (105,237)
  Accounts payable - related party                       (15,632)             103,591            (17,939)                 --
  Accrued liabilities                                      65,610                                 205,704              7,573
  Accrued liabilities - stockholders                      102,000              33,200             170,000            216,686
  Unearned income                                                                                                   (60,084)
                                                      ------------ ------------------- ------------------- ------------------
      Total adjustments                                   940,903             199,776           1,034,965            314,250
                                                      ------------ ------------------- ------------------- ------------------

     Net cash used by operating activities              (412,538)           (499,940)         (1,560,495)        (1,101,107)
                                                      ------------ ------------------- ------------------- ------------------

Cash flows from investing activities:
  Payments for product development                         18,843              63,299              42,081           (18,075)
  Purchase of property and equipment                  (1,121,488)              31,424         (1,168,754)          (193,086)
  Deposit on equipment purchase                           (2,568)                  --             (2,568)          (301,200)
                                                      ------------ ------------------- ------------------- ------------------

     Net cash used by investing activities            (1,105,213)              94,723         (1,129,241)          (512,361)
                                                      ------------ ------------------- ------------------- ------------------

Cash flows from financing activities:
  Proceeds from note payable - stockholder              1,050,000             395,578           1,050,000            500,000
  Proceeds from note payable                              550,876                  --           1,648,727
  Payments on note payable                                (8,301)                  --             (8,301)           (24,671)
  Proceeds from issuance of common stock                       --                  --                  --          1,100,000
                                                      ------------ ------------------- ------------------- ------------------

     Net cash provided by financing activities          1,592,575             395,578           2,690,425          1,575,329
                                                      ------------ ------------------- ------------------- ------------------

Net increase (decrease) in cash and cash equivalents       74,824             (9,639)                 689           (38,139)

Cash and cash equivalents, beginning of period             23,334              24,023              23,334             61,473
                                                      ------------ ------------------- ------------------- ------------------

Cash and cash equivalents, end of period                 $ 98,158           $  14,384           $  24,023          $  23,334
                                                      ============ =================== =================== ==================

Supplemental disclosure:
  Cash paid for interest                                                                                           $   3,470
                                                      ============ =================== =================== ==================

                        VISUAL INTELLIGENCE SYSTEMS, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE A     BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization - Visual Intelligence Systems, Inc. (the "Company"), was incorporated in the State of Texas on June 5, 1995. The Company uses the latest airborne civil reconnaissance technology to gather ortho-rectified, color digital images for delivery over the Internet or on CD. Prior to 1999 the Company was considered a "development stage company."

     Operations - As shown in the accompanying financial statements, the Company has net losses of $1,415,357 and $1,288,888 for the years ended December 31, 2000 and 1999, respectively. In the absence of mitigating factors, the above-described results of operations and financial condition would create uncertainties regarding the Company's ability to continue as a going concern. From December 31, 2000 through May 31, 2002, a stockholder loaned the Company $1,050,000 to fund operations. In addition, during this same period the stockholder guaranteed approximately $1,840,000 in loans to the Company from a brokerage firm. The Company is currently pursuing opportunities to sell either the Company or its assets to a larger entity.

     Cash and Cash Equivalents - The Company considers all highly liquid investments with maturities of three months or less when purchase to be cash equivalents.

     Property and Equipment - Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets (generally three to seven years).

     Income Taxes - During 2000 and 1999, the Company had approximately $1,415,000 and $1,290,000 in net operating losses, respectively. The expected tax benefits of approximately $481,000 and $439,000, respectively were fully offset by an increase in the deferred tax valuation allowance. At December 31, 2000, the Company had net tax operating loss carryforwards of approximately $4,705,000 available to offset future taxable income, if any, expiring through the year 2020. The related deferred tax asset of approximately $1,600,000 has been fully reserved due to the uncertainty of realizing the tax benefit.

     Product Development - The costs of direct labor and allocated overheard specific to production development activities for products which are technologically feasible are capitalized through the date of market release. All other research and development costs are charged against earnings in the period incurred. Capitalized costs are amortized over a period of three years on a straight-line basis. Accumulated amortization as of December 31, 2000 and 1999 was $348,002 and $151,162, respectively.

     Concentration of Credit Risk - Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of trade receivables and cash equivalents. The Company places its cash with high credit quality financial institutions. At December 31, 2000, approximately $15, 700 was held in a brokerage account that was not covered by FDIC insurance.

     Generally, no collateral or other security is required to support accounts receivable. Substantially all of the Company's accounts receivable were deemed fully collectible, therefore no allowance for doubtful accounts has been recorded. At December 31, 2000, approximately 93% of accounts receivable were from two customers. Approximately 88% and 98% of total revenues were derived from three customers and one customer during 2000 and 1999, respectively.

     Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the estimated realizability and useful life of production development costs. Actual results could differ from those estimates.

NOTE B    PROPERTY AND EQUIPMENT

          Property and equipment at December 31, 2000 and 1999 are summarized below:

                                                              2000                      1999
                                                        ---------------            -------------

    Equipment                                             $  1,112,635              $  820,455
    Furniture and fixtures                                      17,911                  17,911
    Leasehold improvements                                       4,111                   4,111
                                                        ---------------            -------------
                                                             1,134,657                 842,477
    Less accumulated depreciation                             (630,669)               (398,613)
                                                        ---------------            -------------
                                                          $    503,988              $  443,864
                                                        ---------------            -------------

NOTE C    LEASE COMMITMENTS

          The Company leases its office facilities and office equipment under various operating lease agreements.. Future minimum lease payments as of December 31, 2000, are as follows:

            2001                              $     62,716
            2002                                    40,089
            2003                                       792
                                              ------------
                                              $    103,597

         Rent expense for the years ended December 31, 2000 and 1999 was approximately $74,200 and $73,600, respectively.

NOTE D   NOTES PAYABLE AND LONG-TERM DEBT


                                                                                 2000                  1999
                                                                          --------------           ----------

         Notes payable to an insurance company - 2000 balance due in monthly installments of $2,691 including interest at
         10.75%, maturing July 19, 2001                                   $       17,939           $   12,201



         Note payable to a bank - due in monthly installments of
         $505 including interest at 9%, maturing May 15, 2002,
         secured by a vehicle and a certificate of deposit                         8,301               13,084


         Note payable to a stockholder - principal and accrued
         interest at 12% due in 60 monthly installments, starting
         January 31, 2003. Principal and accrued interest
         convertible into common stock at $5.00 per share until
         January 15, 2003                                                       500,000

                                                                                526,240                25,285
                                Less current portion                            (23,501)              (17,284)
                                                                          --------------           ----------

                                                                          $     502,739            $    8,001
                                                                          --------------           -----------

Annual scheduled principal payments at December 31, 2000 are as follows:

                     2001                                                                    $    23,501
                     2002                                                                          2,739
                     2003                                                                        100,000
                     2004                                                                        100,000
                     2005                                                                        100,000
                     Thereafter                                                                  200,000
                                                                                             -----------
                                                                                             $   526,240

     The certificate of deposit securing the note payable to a bank is shown as restricted cash on the accompanying balance sheets. Interest expense to related parties for 2000 and 1999 amounted to $5,000 and $57,251, respectively.

NOTE E               NONCASH INVESTING AND FINANCING ACTIVITIES

     Insurance premiums were financed resulting in increases to notes payable and prepaid expense of $25,627 and $21,962 for 2000 and 1999 respectively. Equipment was purchased near the end of each year resulting in increases to equipment and accounts payable of $99,095 and $84, 536 as of December 31, 2000 and 1999 respectively.

     During 1999, notes payable and accrued interest net of financing costs were converted to equity. This resulted in an increase to equity of $2,293,133 a decrease to notes payable of $2,070,000, a decrease to accrued interest of $239, 313 and a decrease to intangible assets of $16,180. In 1999 a vehicle was purchased with a note payable amounting of $15,798.

NOTE F               STOCKHOLDERS' EQUITY

     The Company has two classes of common stock, Class A Common and Class B Common. Both classes of stock have voting rights. The stockholders of Class A Common stock are restricted against amending the Articles of Incorporation or adding members to the Board of Directors without the consent of directors elected by the holders of Class B Common Stock. Class B Common stock is convertible into shares of Class A Common stock, at any time at the Class B stockholder's option, pursuant to various provisions included in the Securities Purchase and Loan Agreement between the Company and the Class B Common stockholder. The Class B Common stockholder has preemptive and preferential rights to purchase any additional shares of stock or any other securities of the Company and has the right to elect its own representative to the Company's Board of Directors. See Note G for discussion regarding the conversion of Class B stock to Class A stock in 1999.

NOTE G               RELATED PARTY TRANSACTIONS

     The Company has a marketing and supply agreement with a related party company whereby both companies entered into a strategic alliance to offer each other's products to the other company's customers and prospects. The president of the related party company (which is a 9.6% stockholder of the Company) is also a stockholder and serves on the Board of Directors of the Company.

     In February 1999, a $100,000 note payable to a stockholder plus $10,000 in accrued interest were converted into 55,000 shares of Class A Common stock at $2.00 per share.

     On April 10, 1999, the Company agreed to assist the transfer of a $1,970,000 subordinated note payable between the sole holder of Class B Common stock (a related company) and a stockholder, pertinent provisions of which were as follows:

1) The Company issued 62,500 additional shares of Class A Common stock to the related company to facilitate the transfer of the $1,970,000 note payable plus $286,564 in accrued interest to the stockholder.

2) The stockholder contributed, $600,000 and the $1,970,000 note payable to the Company in exchange for 737,500 shares of Class A Common stock.

3) The related company tendered its 15,000 shares of Class B Common stock to the Company in exchange for 15,000 shares of Class A Common stock.

     In December 2000, a stockholder entered into a note payable agreement with the Company. As of December 31, 2000, the Company had borrowed $500,000.

     During 2000, the Board of Directors approved salary Increases for key employees of the Company that were also stockholders. The salary increase was retroactive to January 1, 1999, and is included on the accompanying balance sheets as accrued liabilities - stockholders. The Company intends to pay these amounts as soon as cash flow permits.

     The Company's insurance agent is a related party.

NOTE H        INCENTIVE SHARE PLAN

     The Incentive Share Plan (the "Plan") provides stock ownership opportunities to certain key employees of the Company and its affiliates to participate in the Company's growth. The Plan is intended to enhance the ability of the Company and its affiliates to attract and retain individuals of superior managerial ability and to motivate such key employees to exert their best efforts toward future progress and profitability of the Company. The Plan is administered by a committee consisting of not fewer than three members of the Board of Directors of the Company. The committee has the full and exclusive right to grant all stock options, stock appreciation rights, stock awards, performance units, and performance stock.

     In January 1999, 32,500 Class A shares were issued to employees at per value for $32 in the aggregate under the Incentive Share Plan.

     Stock options vest 50% on the first anniversary of the date of grant and 100% on the second anniversary of the date of grant. Options may be exercised within 10 years of the date of grant or no later than three months after the grantee's termination of employment, if earlier.

     In May 2000, stock options were issued to nonemployees with the same terms and conditions as options issued under the Plan.

     The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees (APB 25) and related interpretations in accounting for its employee stock options. Under APB 25, because the exercise price of employee stock options is equal or exceeds the estimated market price of the underlying stock on the date of grant, no compensation expense is recorded. The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation. The fair value of options granted during 2000 as computed under SFAS 123, is deemed insignificant.

INCENTIVE SHARE PLAN (CONTINUED)


                                                                                                   Weighted
                                                                               Number of            Average
 Stock Option Summary                                                           Shares          Exercise Price
 -------------------------------------------------------------------------- ---------------- ----------------------

 Options Outstanding at December 31, 1998                                       25,000                  $2.00
                                                                                ------

 Options Outstanding at December 31, 1999                                       25,000                  $2.00
 Employee Options Granted in 2000                                              150,000                   2.00
 Nonemployee Options Granted in 2000                                            75,000                   2.00
                                                                               -------

 Options Outstanding at December 31, 2000                                      250,000                  $2.00
                                                                               -------

 Exercisable at December 31, 2000                                               25,000                  $2.00
                                                                               -------

 Incentive Share Plan Option/Shares
 Available for future grant at December 31, 2000                               192,000
                                                                               -------


 For options outstanding at December 31, 2000:


                                                                                              Weighted
                                                  Number of            Weighted                Average
                                                   Shares              Average                Remaining
 Range of Exercise Prices                                           Exercise Price              Life
 ---------------------------------------------- -------------- ------------------------- --------------------

 $2.00                                                225,000               $2.00                    9
 $2.00                                                 25,000                2.00                    7
                                                     --------

                                                      250,000                                     8.80
                                                     --------

NOTE I          DEPOSITS

     Deposits consist of advance payments for LIDAR systems that were not received and placed into service until 2001. The total cost of these systems is approximately $1,080,000.

     TEXAS COMMERCIAL RESOURCES, INC. AND VISUAL INTELLIGENCE SYSTEMS, INC.

                   UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

                                  June 30, 2002

     The following combined unaudited pro forma condensed balance sheet presents the combined financial position of Texas Commercial Resources, Inc. and Visual Intelligence Systems, Inc. as of June 30, 2002. Such unaudited pro forma combined information is based on the historical unaudited condensed balance sheets of Texas Commercial Resources, Inc. and Visual Intelligence Systems, Inc. as of June 30, 2002, after giving effect to the acquisition using the purchase method of accounting and to the pro forma adjustments as described in the notes to combined unaudited pro forma condensed financial statements.

                                                                                                  Pro forms          Combined
                                                                TCRI             VISI            adjustments        Pro Forma
                                                              ---------------------------------------------------------------------
ASSETS
Current assets:
    Cash and cash equivalents                                       $   --             14,384                               14,384
    Short-term investments                                         395,606                 --                              395,606
    Receivables                                                         --            162,998                              162,998
    Prepaid                                                             --              7,232                                7,232
                                                              ---------------------------------------------------------------------
          Total current assets                                     395,606            184,614                              580,220

Investment in real estate                                          113,870                 --                              113,870
Investment in VISI                                                      --                 --    1,265,000(a)(b)         1,265,000
Property plant & equipment                                          16,795          1,398,318                            1,415,113
Goodwill property, plant & equipment                                    --                 --    3,152,122(d)            3,152,122
Other assets                                                            --            343,190                              343,190
                                                              ---------------------------------------------------------------------
         Total assets                                             $536,271         $1,926,122   $4,672,122             $ 6,869,515
                                                              =====================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
    Accounts payable and accrued liabilities                      $ 62,674        $ 1,483,777                          $ 1,546,451
    Royalty payable                                                     --                 --    2,373,760  (e)          2,373,760
    Note payable to stockholders'                                  258,769          1,550,000   (1,550,000)(e)             258,769
    Note payable                                                        --                 --      265,000  (c)            265,000
                                                              ---------------------------------------------------------------------
          Total current liabilities                                321,443          3,033,777    1,088,760               4,443,980

Long-term debt, net of current portion                             180,341          2,044,467     (823,760)(e)           1,401,048
                                                              ---------------------------------------------------------------------

          Total liabilities                                        501,784          5,078,244      265,000               5,845,028
                                                              ---------------------------------------------------------------------

Stockholders' equity:
    Preferred stock:
       TCRI: $1.00 par value, 20,000,000 shares authorized;
       1,000,000 shares Series A convertible preferred
       issued and outstanding                                           --                 --     1,000,000(b)           1,000,000
    Common stock:
       TCRI: $.01 par value, 100,000,000 shares authorized;
       9,081,400 shares issued and outstanding                       9,081                 --                                9,081
       Unissued common stock                                           147                 --                                  147
       VISI: $.001 par value, 9,000,000 shares authorized;
       2,883,299 shares issued and 2,838,200 shares
      outstanding                                                                       2,883       (2,883)(b)                   0

       VISI treasury stock, 45,000 shares at par                        --                (45)          45 (b)                   0
    Additional paid-in-capital                                   1,492,379          4,809,245   (4,809,245)(b)           1,492,379
    Accumulated deficit                                        (1,477,120)        (7,964,205)    7,964,205 (b)          (1,477,120)
                                                              ---------------------------------------------------------------------
Total stockholders' equity                                          24,487        (3,152,122)    4,417,122               1,024,487
                                                              ---------------------------------------------------------------------
          Total liabilities and stockholders' equity            $  526,271        $ 1,926,122   $4,417,122              $6,869,515
                                                              =====================================================================

     TEXAS COMMERCIAL RESOURCES, INC. AND VISUAL INTELLIGENCE SYSTEMS, INC.

                     COMBINED UNAUDITED PRO FORMA CONDENSED

                             STATEMENT OF OPERATIONS

     The following combined unaudited pro forms condensed statement of operations for the six months ended June 30, 2002, was prepared based on the historical statements of operations of Texas Commercial Resources, Inc. and Visual Intelligence Systems, Inc. for such period after giving effect to the acquisition using the purchase method of accounting and to the pro forma adjustments described in the notes to combined unaudited pro forma condensed financial statements.


                                                TCRI                 VISI
                                             Six Months            Six Months
                                               Ended                Ended                Pro Forma              Combined
                                           June 30, 2002        June 30, 2002           Adjustments             Pro Forma
                                          -------------------------------------------------------------------------------
Commission income                                      $   --            $   --                                   $    --
Sales                                                      --           602,908                                   602,908
     Income                                                --           602,908                                   602,908

     Cost of sales                                         --           180,737                                   180,737
                                          --------------------------------------------------------------------------------
Margin                                                     --           422,171                                   422,171
                                          --------------------------------------------------------------------------------

Costs and expenses:
     Research and development                              --           407,478                                   407,478
     Selling and marketing                                 --             6,487                                     6,487
     Depreciation and amortization                         --           139,566                                   139,566
     General and administrative expense               150,268           441,481                                   591,339
                                          --------------------------------------------------------------------------------
                                                      150,268           995,012                                 1,145,280

Income (loss) from operations                       (150,268)         (572,841)                                 (723,109)
                                          --------------------------------------------------------------------------------

Other income (expenses):
     Gain (loss) on investments                            --                --                                        --
     Cost of recapitalization                              --                --                                        --
     Interest income                                       --                --                                        --
     Interest expense                                (24,638)         (126,875)                                 (151,513)
     Other expenses                                   (7,742)                --                                   (7,742)
                                          --------------------------------------------------------------------------------
          Total other expenses, net                  (32,110)         (126,875)                                 (151,513)
                                          --------------------------------------------------------------------------------

Net income (loss)                                  $(182,378)        $(699,716)                                $(882,094)
                                          ================================================================================

     TEXAS COMMERCIAL RESOURCES, INC. AND VISUAL INTELLIGENCE SYSTEMS, INC.

                     COMBINED UNAUDITED PRO FORMA CONDENSED

                             STATEMENT OF OPERATIONS

     The following combined unaudited pro forms condensed statement of operations for the year ended December 31, 2001, was prepared based on the historical statements of operations of Texas Commercial Resources, Inc. and Visual Intelligence Systems, Inc. for such period after giving effect to the acquisition using the purchase method of accounting and to the pro forma adjustments described in the notes to combined unaudited pro forma condensed financial statements.


                                                   TCRI                   VISI
                                                Year Ended             Year Ended
                                               December 31,           December 31,             Pro Forma              Combined
                                                   2001                   2001                Adjustments             Pro Forma
                                          -------------------------------------------------------------------------------------
Commission income                                      $  --                 $   --                                     $   --
Sales                                                     --                827,657                                    827,657
                                          -------------------------------------------------------------------------------------
     Income                                               --                827,657                                    827,657

Cost of sales                                             --                683,426                                    683,426
                                          -------------------------------------------------------------------------------------
Margin                                                    --                144,231                                    144,231
                                          -------------------------------------------------------------------------------------

Costs and expenses:
     Research and development                             --              1,283,532                                  1,283,532
     Selling and marketing                                --                 74,461                                     74,461
     Depreciation and amortization                        --                275,940                                    275,940
     General and administrative expense              555,868                850,581                                  1,406,449
                                          -------------------------------------------------------------------------------------
                                                     555,568              2,484,514                                  3,040,382

Income (loss) from operations                      (555,868)            (2,340,283)                                (2,896,151)
                                          -------------------------------------------------------------------------------------

Other income (expenses)
     Gain (loss) on investments                    (107,874)                     --                                  (107,874)
     Cost of recapitalization                      (442,090)                     --                                  (442,090)
     Interest income                                      30                    107                                        137
     Interest expense                               (24,632)              (255,284)                                  (279,916)
     Other expenses                                                                                                         --
                                          -------------------------------------------------------------------------------------
          Total other (expenses), net              (574,566)              (255,177)                                  (829,743)
                                          -------------------------------------------------------------------------------------

Net income (loss)                               $(1,130,434)           $(2,595,460)                               $(3,725,894)
                                          =====================================================================================


     TEXAS COMMERCIAL RESOURCES, INC. AND VISUAL INTELLIGENCE SYSTEMS, INC.

                 NOTES TO COMBINED UNAUDITED PRO FORMA CONDENSED

                              FINANCIAL STATEMENTS

1.         Basis of Presentation

           The combined unaudited pro forma financial statements assume the issuance of 1,000,000 shares of TCRI Series A 8% convertible preferred stock in exchange for all outstanding VISI common stock.

2.         Pro Forma Adjustments

           (a) Reflects the contribution by TCRI of $250,000 in additional paid-in capital to VISI.

           (b) The stockholders' equity accounts have been adjusted to reflect the issuance of 1,000,000 shares of TCRI Series A 8% convertible preferred stock, $1.00 par value per share, in exchange for all of the issued and outstanding shares of VISI common stock.

           (c) Reflects a loan of $265,000 incurred by TCRI to fund the capital contribution to VISI.

           (d) Reflects the recognition of goodwill value in the purchase. Assets will be revalued at fair market value.

           (e) Reflects the transfer of $2,373,760 in liabilities from VISI to VISI Technology, Ltd. ("Tech, Ltd.") contemporaneously with the share exchange and VISI's execution of a License Agreement with Tech, Ltd. pursuant to which VISI agreed to pay Tech, Ltd. a royalty equal to 5% of the gross revenue of VISI until such time as royalty and other payments by VISI to Tech, Ltd. equal $2,373,760.

                    [Alternative Page for Company Prospectus]

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                Subject to completion; Dated November ____, 2002
Prospectus




                        TEXAS COMMERCIAL RESOURCES, INC.
                                1,000,000 shares
                                  Common Stock

           This is a public offering of up to 1,000,000 shares of our common stock.. There is no minimum amount of shares we must sell and there are no arrangements to place any of the proceeds in escrow, trust, or any other similar arrangement. No underwriting arrangements for this offering exist. This is a self-underwritten offering to be sold by our officers and directors. We estimate that the public offering price will be between $0.25 and $1.00 per share. The offering will terminate upon the earlier of (1) the date all of the 1,000,000 shares are sold or (2) the sixth month anniversary of the date of this prospectus.

           Our common stock is traded in the over-the-counter market and is quoted in the Pink Sheets(R), a centralized quotation service operated by Pinks Sheets LLC that collects and publishes market maker quotes for over-the-counter securities. The common stock may be sold directly by us in individually negotiated transactions, through agents designated by us from time to time, or through underwriters or dealers. We intend to apply to have our common stock quoted on the OTC Bulletin Board(R). We may not now or ever qualify for listing of our securities on the OTC Bulletin Board.

                                                                                   Per Share       Total

Public offering price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $               $
Underwriting discounts and commissions . . . . . . . . . . . . .                   $               $
Proceeds to TCRI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $               $

           Investing in our common stock is speculative and involves a high degree of risk. You may lose your entire investment. Consider carefully the "risk factors" beginning on page 7 before investing.

           Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.


                The date of this prospectus is ____________, 2002

                    [Alternative Page for Company Prospectus]

                                TABLE OF CONTENTS

                                                         Page

Prospectus Summary..................................       3
Risk Factors........................................       7
Forward Looking Statements..........................      15
Market For Common Stock.............................      16
Use of Proceeds.....................................      16
Dividend Policy.....................................      16
Dilution............................................      17
Management's Discussion and
     Analysis of  Financial Condition
     and Results of Operations......................      18
Description of Business.............................      20

Management..........................................      29
Security Ownership of Certain
     Beneficial Owners and
     Management ....................................      31
Relationships and Related
     Transactions...................................      32
Description of Securities...........................      32
Plan of Distribution ...............................      36
Where You Can Find More Information.................      37
Legal Matters ......................................      38
Experts.............................................      38
Index to Financial Statements.......................     F-1

     References to "TCRI," the "Company," "we," "us," and "our" refer to Texas Commercial Resources, Inc., a Texas corporation.

     You should rely only on the information contained in this prospectus. Neither the Company nor the selling shareholders has authorized anyone else to provide you with different information. The selling shareholders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

     Until , 2002, (90 days after the effective date of this prospectus), all dealers that buy, sell, or trade our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

                    [Alternative Page for Company Prospectus]

                               PROSPECTUS SUMMARY

     This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including "Risk Factors," before investing in our common stock.

Our Business

     Our business plan is to acquire, consolidate, and grow businesses in related fields. Currently, we are focusing on companies that provide products or services related to the petroleum and petrochemical industries. Three specific categories of businesses on which we are focusing our efforts are companies engaged in the retail distribution of propane and related equipment and supplies in rural areas of Texas and New Mexico, providing high resolution digital aerial mapping and photogrammetry (also referred to as geographic information or spatial imagery) services, and providing liquid waste disposal. Our primary business is proposed to be the retail distribution of propane and related equipment and supplies.

     From 1981 until 2001, we operated as a full service real estate company acquiring, structuring, developing, and selling real estate investments and residential properties for our account and others. We also engaged in various activities related to the development, operation, and production of oil and gas properties. In addition, we have conducted various investment banking activities by assisting other companies with their fund-raising efforts. In June 2001 we decided to discontinue and divest our real estate and oil and gas operations and to redirect our business strategies to other areas.

     We initially identified the retail distribution of propane and related equipment and supplies in rural areas of Texas and New Mexico as a potential business. In pursuit of this strategy we entered into three letters of intent to purchase businesses engaged in the retail distribution of propane and related equipment and supplies in Texas and New Mexico. Each of the letters is subject to our obtaining the necessary financing to close the transaction and none prohibits the seller from accepting an offer from another purchaser.

     On August 19, 2002, we accepted tenders for approximately 84% of the outstanding common stock of Visual Intelligence Systems, Inc. in exchange for approximately 840,000 shares of our Series A preferred stock and consummated a Plan and Agreement of Exchange with respect to the remaining shares of Visual. Visual collects digital aerial mapping/photographic information using its own proprietary camera array and combines this information with underlying census/demographic information to provide a total geographic information package to its customers, including pipelines, shipping and transportation companies, for monitoring and planning purposes.

     We have also entered into a Stock Purchase Agreement dated as of March 24, 2002, to acquire certain outstanding securities and indebtedness of Crossroads Environmental Corp., which owns a partially built non-hazardous wastewater disposal facility in the Houston, Texas area. This agreement is also subject to our obtaining the necessary financing to complete the transaction.

     We were incorporated in Texas in September 1981. Effective as of December 28, 2001, we merged with EZUtilities Corp., a Texas corporation. EZUtilities Corp was incorporated in Texas in March 1990 under the name of Nome Oil Co. and changed its name to EZUtilities Corp. in February 2001. EZUtilities Corp. did not have any meaningful operations at the time of the merger.

Where You Can Find Us

           Our principal executive offices are located at 7500 San Felipe Road, Suite 475, Houston, Texas 77063. Our telephone number is: 713-914-9193.

The Offering

Common stock outstanding prior
      to this offering.........................   9,081,400 shares

Common stock offered ..........................   1,000,000 shares

Common stock to be outstanding
      after the offering.......................   10,081,400 shares (1)

Use of Proceeds................................   We will use the proceeds from the sale of stock for acquisitions and working  capital.

Risk Factors...................................   There are significant risks involved in investing in our company. For a  discussion of risk factors you should consider before buying our common  stock, see  "Risk Factors" beginning on page 7.

      (1) The number of shares of our common stock outstanding after this offering is based on our shares of common stock outstanding as of June 30, 2001, after giving effect to: (1) the issuance of 5,000,000 shares to Goldbridge Capital pursuant to the investment agreement and (2) the issuance of 750,000 shares upon exercise of currently outstanding warrants. The common stock to be outstanding after this offering does not include: (1) up to 1,000,000 shares that may be issued in connection with the acquisition of Crossroads Environmental, (2) up to 1,000,000 shares that may be issued upon conversion of our Series A 8% convertible preferred stock issued in connection with the VISI acquisition, (3) 750,000 shares that may be issued upon exercise of warrants issued to the management and employees of VISI, (4) approximately 167,259 shares that may be issued upon exercise of options held by VISI employee's, and 114,000 shares that may be issued upon conversion of outstanding shares of our Series B convertible preferred stock.

                    Summary Historical Financial Information

     The following table presents our summary historical information. You should read the information set forth below in conjunction with "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operation," and our financial statements and the notes to those financial statements included elsewhere in this prospectus. Because we plan to change our business strategy, year-to-year comparisons may not be an accurate indicator of our future performance.

     We have incurred losses in the past and expect to incur losses for the foreseeable future. We currently have an accumulated deficit of $1,477,120 as of June 30, 2002. Our common stock trades in the over-the-counter market. There is, currently, not an active public market for our stock and we cannot assure you that one will develop.

                                                                         Year Ended
                                                                        December 31,                         Six Months
                                                                        ------------                            Ended
                                                                 2000                   2001                June 30, 2000
                                                                 ----                   ----                -------------
Statement of Operations Data:
Commission income........................................   $   558,782         $         --            $           --
Net income (loss) from operations.......................         166,964               (555,868)              (150,268)
Other income (expense), net..............................      (332,507)               (574,566)               (32,110)
Net income (loss).......................................      $(165,543)            $(1,130,434)             $(182,378)
Basic and dilutive net income loss
      loss per common share..............................          $(0.02)               $(0.13)                $(0.02)
Weighted average common shares
      outstanding (basic and diluted)....................      8,016,427               8,543,600              9,081,400

                                                                                                           June 30, 2002
                                                                                                           -------------
Balance Sheet Data:
Cash and cash equivalents................................                                               $           --
Working capital..........................................                                                      395,606
Total assets.............................................                                                      526,271
Total liabilities........................................                                                      501,784
Total stockholders equity                                                                               $       24,487


                    [Alternative Page for Company Prospectus]

                                  RISK FACTORS

     An investment in our common stock involves a high degree of risk. You should consider carefully the following risks together with the other information contained in this prospectus before you decide to buy our common stock. If any of the risks actually occur, our business, results of operation, and financial condition would likely suffer. This could cause the market price of our common stock to decline, and you may lose all or part of the money you paid to buy our common stock.

We have never been profitable and there is a risk that we may never become profitable.

     We have incurred net losses and have not been profitable since the early 1990s. We incurred net losses of $182,378 for the six months ended June 30, 2002, and $1,130,434 for the year ended December 31, 2001. As of June 30, 2002, we had an accumulated deficit of approximately $1.5 million. Our losses have resulted from operating losses and expenses incurred over the past two years while changing our business strategy from real estate development to the acquisition of other companies that are profitable and can support our cost structure. We have no history of operations or profits in either the aerial photography or retail propane distribution businesses. There is a risk that we may never become profitable. If we are not able to become and remain profitable, you may lose your entire investment.

The letters of intent that we have entered into are not binding and there is a risk that we will not be able to meet the terms and conditions to consummate any of these acquisitions.

     We have entered into a number of letters of intent and purchase agreements to acquire other businesses. Each of the letters of intent is non-binding and subject to a number of terms and conditions that we must satisfy prior to closing including that we obtain the necessary financing to pay the purchase price. There is a risk that we will not be able to meet all of the necessary terms and conditions to close any of the transactions subject to a letter of intent or purchase agreement. If we cannot complete the acquisition of retail propane distributors, we will not be able to carry out our business plan.

We will need to raise additional funds in the future for our operations and if we cannot secure additional funds, we may not be able to support our operations and you could lose your entire investment.

     We will need to raise additional funds in the future for our operations. To raise additional capital, we may sell additional equity securities, accept debt financing, or obtain financing through a bank or other entity. There is no limit as to the amount of debt we may incur nor have we set a limit on our debt-to-equity ratio. If we need to obtain additional financing, it may not be available or it may not be available on terms acceptable to us. An offering of our securities may not be successful. If additional funds are raised through the issuance of additional stock, there may be a significant dilution in the value of our outstanding common stock. To implement our business plan, we will need a minimum of $9.7 million. If we are unable to obtain additional financing we may have to curtail or suspend operations, and you could lose your entire investment.

We have a limited operating history that may make it difficult for us to compete with larger and more experienced competitors and for our management to make appropriate business decisions or adapt to changing market conditions.

     We have only been operating in the aerial photography and retail propane distributor businesses for a short time and have not yet gained substantial knowledge or experience. Our lack of operating history may give us a disadvantage as we attempt to compete with larger, older, more experienced competitors. Limited experience may also affect the ability of our management team to make the best decisions as they implement our business plan and it may limit their ability to adapt quickly to changing market conditions. If we cannot compete effectively, make incorrect business decisions, or are unable to adapt to changing market conditions, we will not be able to successfully carry out our business plan and you could lose your investment

The exercise of our put rights to Goldbridge Capital may substantially dilute the interests of other security holders. The number of shares that can be put to Goldbridge Capital increases as the price of our stock falls. Shareholders would experience significant dilution if we were to put the maximum number of shares possible to Goldbridge Capital under the investment agreement.

     Our investment agreement with Goldbridge Capital is not based upon a fixed number of shares but a fixed dollar amount. Because we are allowed to put shares to Goldbridge Capital at a discount to the market price, we may decide to put a greater number of shares to them in order to raise needed capital even if the price of our stock falls. We may put shares to Goldbridge Capital under the investment agreement at prices as low or lower than $0.09 per share. If shares are put to Goldbridge Capital at this price or at any price near such price, other shareholders will experience significant dilution. We are currently authorized to issue up to 100 million shares of common stock. By filing a new registration statement in the future, we could increase the number of shares available to put to Goldbridge Capital from the 5,000,000 shares registered in this offering up to a maximum of all authorized but unissued shares, currently more than 80,000,000 shares. The 5,000,000 shares that we have registered to put to Goldbridge Capital represent only 6.3% of the currently authorized shares that we could put to them if we file an additional registration in the future. If 80,000,000 or more shares were put to Goldbridge Capital under the investment agreement, the current shareholders would be left with less than 10.2% of the issued and outstanding shares of the company. Because of the option we have to sell shares to Goldbridge Capital at very low prices, a substantial risk of dilution exists for shareholders, which could cause a significant reduction in the value of their shares.

The sale of large amounts of our common stock, including by Goldbridge Capital, which may sell common stock at any price or time, could reduce the price of our common stock and encourage short sales.

     When we exercise our put rights and sell shares of our common stock to Goldbridge Capital, they may resell the stock they purchase from us at a price and time determined by them without limitation. If they do, our common stock price may decrease because of the additional shares available in the market. If we decide to exercise our put rights to Goldbridge Capital while the price of our stock is low, we must issue more shares of our common stock for any given dollar amount received from Goldbridge Capital. In addition, the timing of sales and the price at which Goldbridge Capital sells the shares could have an adverse effect upon the public market for our common stock.

Outstanding shares that are currently restricted from resale may be sold in the future causing the market price of our common stock to decline significantly even if our business is doing well.

     As of June 30, 2002, we had 9,081,400 shares of our common stock issued and outstanding. 992,600 of these shares are freely transferable. 6,535,477 shares are held by affiliates of the company who have held such shares for more than one-year and may sell the shares pursuant to Rule 144. Rule 144 provides, in essence, that a person holding "restricted securities" for a period of one year may sell an amount every three months equal to the greater of (a) one percent of the company's issued and outstanding shares, or (b) the average weekly volume of sales during the four calendar weeks preceding the sale. As restrictions on resale end, the market price of our common stock could drop significantly if the holders of these restricted shares sell them or are perceived by the market as intending to sell them.

     A total of 5,950,000 shares of our common stock have been registered for resale. The market price of our common stock could drop if substantial amounts of shares are sold in the public market. A drop in the market price could reduce the value of your investment and could require us to issue more stock than we otherwise would to raise capital. In addition, after a one-year holding period, shares we issue under Rule 144 to non-affiliates will become eligible for trading without any additional payment to us or any increase in our capitalization.

             [Balance of Risk Factors the Same as Resale Prospectus]

                    [Alternative Page for Company Prospectus]

                                 USE OF PROCEEDS

     We estimate that the net proceeds from the sale of the 1,000,000 shares of common stock that we are selling will be approximately $500,000 based on an assumed public offering price of $0.50 per share and after deducting the estimated underwriting discounts and estimated offering expenses payable by us.

     The principal purpose of this offering is to raise working capital. We currently expect to use the net proceeds from this offering for working capital and general corporate purposes, including completion of the acquisition of companies currently under a letter of intent.


                                DIVIDEND POLICY.

     We have not paid any dividends on our common stock, and it is not anticipated that any dividends will be paid in the foreseeable future. Our board of directors intends to follow a policy of using retained earnings, if any, to finance our growth. The declaration and payment of dividends in the future will be determined by our board of directors in light of conditions then existing, including our earnings, if any, financial condition, capital requirements and other factors.

                    [Alternative Page for Company Prospectus]

                                    DILUTION

     As of June 30, 2002, the Company had an aggregate of 9,081,400 shares of common stock outstanding with a tangible book value of $24,487 or $0.003 per share. The offering of 1,000,000 shares will result in dilution to new shareholders in net tangible book value per share. Net tangible book value per share represents the difference between our total of net tangible assets and out total liabilities divided by the total number of outstanding shares. After giving effect to the sale by us of the 1,000,000 shares of common stock that we are offering at an estimated public offering price of $0.50 per share, after deducting underwriting discounts and commissions and estimated offering costs payable by us our net tangible book value of June 30, 2002, would have been $450,000 or $0.045 per share. This represents an immediate increase in net tangible book value of $0.042 per share to existing shareholders and an immediate dilution of $0.455 per share to the new investors. Dilution is determined by subtracting the net tangible book value per share after the offering from the amount of cash paid by a new investor for a share of common stock. The following table illustrates the per share dilution.

    Initial offering price                                                                  $0.50
          Net tangible book value per shares as of June 30, 2002     $0.003
          Increase per share attributable to new investors            0.042
                                                                     ------

    Net tangible book value per share after this offering                                   0.045
                                                                                            -----

    Dilution per share to new investors                                                    $0.455

     The following table summarizes differences between our existing shareholders as of June 30, 2002 and new investors with respect to the number of shares of common stock purchased from us, the total consideration paid to us, and the average price per share paid by our then existing shareholders, by new investors with respect to the shares to be sold by us in this offering at the initial offering price of $0.50 per share, before deducting underwriting discounts and commissions and estimated offering expenses payable by us.

----------------------- --------------------------------- ----------------------------------------- ----------------------
                                Shares Purchased                   Total Consideration                Average Price Per
                                                                                                            Share
----------------------- --------------------------------- ----------------------------------------- ----------------------
                              Number           Percent        Amount                Percent
----------------------- -------------------- ------------ ------------------- --------------------- ----------------------
Existing shareholders     9,081,400            90.1%         $1,408,607                73.8%                 $0.16
----------------------- -------------------- ------------ ------------------- --------------------- ----------------------
New Investors             1,000,000              9.9            500,000                26.3                   0.50
----------------------- -------------------- ------------ ------------------- --------------------- ----------------------
Total                    10,081,400            100.0%        $1,908,607               100.0%                 $0.19
----------------------- -------------------- ------------ ------------------- --------------------- ----------------------

The above table excludes 1,667,259 shares of common stock reserved for issuance under outstanding stock options and warrants and 1,114,000 shares reserved for issuance upon conversion of outstanding shares of preferred stock.

                    [Alternative Page for Company Prospectus]

                              PLAN OF DISTRIBUTION

           We are offering un to 1,000,000 shares of common stock in a self-underwritten offering. There is no minimum number of shares to be sold in this offering. No underwriting arrangements for this offering currently exist. The proceeds from the sale of the 1,000,000 shares of common stock will be immediately available to us. There are no arrangements to place any of the proceeds in escrow. The offering will be for a period of 180 days from the effective date or the sale of all of the shares that are being offered. We may terminate the offering at any time, for any reason.

           Shares may be purchased by our existing shareholders, as well as our directors, officers, and affiliates. Shares offered or sold to existing shareholders and our directors, officers, and affiliates, will be offered and sold on the same terms and conditions as shares offered to the general public.

           Our shares of common stock will be sold directly through the efforts of B. Britt Brooks and H.L. Schulle. They will receive no commission from the sale of any shares. We believe that Mr. Brooks and Mr. Schulle are exempt from registration as brokers under the provision of Rule 3a4-1 under the Securities Exchange Act of 1934. In particular, neither Mr. Brooks nor Mr. Schulle:

           1. is subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Act,

           2. will be compensated in connection with his participation by the payment of commissions or other remuneration based wether directly or indirectly on transactions in securities; or

           3. will be, at the time of his participation, an associated person of a broker or dealer;

           4. is, and has not been within the preceding 12 months, a broker or dealer, or an associated person of a broker dealer;

           5. has participated or will participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)(4)(i) or
                     (a)(4)(iii) of Rule 3a4-1.

           In addition, both Mr. Brooks and Mr. Schulle must primarily perform, or intend to primarily perform at the end of the offering, substantial duties for and on behalf of us otherwise than in connection with transactions in securities.

           We cannot assure you that we will sell any or all of the shares. As of the date of this prospectus, we have not entered into any arrangements for the sale of the shares with any underwriter, broker/dealer, or sales agent. However, if we were to enter into such arrangements, we will file a prospectus supplement or post-effective amendment to disclose those arrangements.

           The prospectus supplement or post-effective amendment will include the following information:

     -    the terms of the offering,

     -    the names of any underwriters or agents,

     -    the name or names of any managing underwriter or underwriters,

     -    the purchase price or public offering price of the securities,

     -    the net proceeds from the sale of the securities,

     -    any delayed delivery arrangements,

     - any underwriting discounts, commissions and other items constituting underwriters' compensation,

     - any discounts or concessions allowed or reallowed or paid to dealers, and

     -    any commissions paid to agents.

Any broker-dealer participating in the offering must first obtain a "no objection" position on the terms of any underwriting compensation from the Corporate Finance Department of the National Association of Securities Dealers, Inc.

           In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied. We intend to sell our shares in the states of California, Texas, and New York.

Sale through Underwriters or Dealers

           If underwriters are used in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

           During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

           Any underwriters to whom we sell common stock for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

           If dealers are used in the sale of common stock, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

           We may sell common stock directly. In this case, no underwriters or agents would be involved. We may also sell common stock through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

           We may sell common stock directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

OTC Bulleting Board

              Our shares are currently quoted on the Pink Sheets. We intend to apply to have our shares traded on the OTC Bulletin Board. We intend to apply to have our shares traded on the OTC Bulletin Board immediately after we have met the listing standards for the OTC Bulletin Board as set out by the National Association of Stock Dealers. In our case, these listing standards currently are:

     -    An effective Registration Statement under the Securities Act of 1933;

     - To remain current with our quarterly and annual report filings with the Securities and Exchange Commission; and,

     -    At least one market maker to make a market in its securities.

Other than to remain current with our quarterly and annual report filings, we need to achieve a sufficient number of shareholders to interest a market maker in making a market in our securities. There is no minimum number of shareholders required for a stock to trade on the OTC Bulletin Board. We anticipate that our registered offering may result in our stock being held by enough shareholders to interest a market maker to make a market in trading TCRI's stock.

Blue Sky Considerations

Because our securities have not been registered for resale under the blue sky laws of any state, the holders of such shares and those persons desiring to purchase them in any trading market that may develop in the future should be aware that there may be significant state blue sky law restrictions on the ability of investors to sell and on purchasers to buy our securities. You may be unable to sell our stock. Accordingly, you should consider the secondary market for our securities to be a limited one. You may be unable to resell your stock without the significant expense of state registration or qualification. We currently do not have any plans to register the shares being offered in this prospectus with any state.

General Information

           We may have agreements with the agents, dealers, and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make. Agents, dealers, and underwriters firms may be customers of, engage in transactions with, or perform services for us in the ordinary course of their businesses.

Procedures for Subscribing

           If you decide to subscribe for any shares in this offering, you must:

           1. execute and deliver a subscription agreement;

           2. deliver a check or certified funds to use for acceptance or rejection.

All checks for subscriptions should be made payable to "Texas Commercial Resources, Inc." Subscription documents and payment should be mailed or delivered to Texas Commercial Resources, Inc., 7500 San Felipe, Suite 475, Houston, Texas 77063.

           We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber., without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them. Certificates for shares purchased will be issued and distributed by our transfer agent, within ten business days after a subscription is accepted and "good funds" are received in our account. Certificates will be sent to the address supplied in the investor subscription agreement by regular mail.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.   Indemnification of Directors and Officers.

           Article 1302-7.06 of the Texas Miscellaneous Corporation laws Act provides that the articles of incorporation may provide that a director of the corporation shall not be liable, or shall be liable only to the extent provided in the articles of incorporation, to the corporation or its shareholders or members for monetary damages for an act or omission in the director's capacity as a director, except that Article 1302-7.06 does not authorize the elimination or limitation of liability of a director to the extent the director is found liable for: (1) a breach of the director's duty of loyalty to the corporation or its shareholders or members, 92) an act or omission not in good faith that constitutes a breach of duty of the director to the corporation or an act or omission that involves intentional misconduct or a knowing violation of the law,
(3) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, or (4) an act or omission for which the liability of a director is expressly provided by an applicable statute.

           Our articles of incorporation include the following provision:

                                   Article VII

                     (d) A director of the Company shall not be personally liable to the Corporation or its stockholder for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted under the Business Corporation Act of Texas, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for action or omissions under Article 2.01-1, et seq. of the Business Corporation Act of the State of Texas, or
           (iv) for any transaction from which the director derived an improper personal benefit. If the Business Corporation Act of the State of Texas is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Business Corporation Act of the State of Texas, as so amended. Any repeal or modification of this Section by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

           Article 2.02-1 of the Texas Business Corporation Act provides as follows:

           A. In this article:

           (1) "Corporation" includes any domestic or foreign predecessor entity of the corporation in a merger, conversion, or other transaction in which some or all of the liabilities of the predecessor are transferred to the corporation by operation of law and in any other transaction in which the corporation assumes the liabilities of the predecessor but does not specifically exclude liabilities that are the subject matter of this article.

           (2) "Director" means any person who is or was a director of the corporation and any person who, while a director of the corporation, is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, employee benefit plan, other enterprise, or other entity.

           (3) "Expenses" include court costs and attorneys' fees.

           (4) "Official capacity" means

           (a) when used with respect to a director, the office of director in the corporation, and

           (b) when used with respect to a person other than a director, the elective or appointive office in the corporation held by the officer or the employment or agency relationship undertaken by the employee or agent in behalf of the corporation, but

           (c) in both Paragraphs (a) and (b) does not include service for any other foreign or domestic corporation or any employee benefit plan, other enterprise, or other entity.

           (5) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

           B. A corporation may indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director only if it is determined in accordance with Section F of this article that the person:

           (1) conducted himself in good faith;

           (2) reasonably believed:

           (a) in the case of conduct in his official capacity as a director of the corporation, that his conduct was in the corporation's best interests; and

           (b) in all other cases, that his conduct was at least not opposed to the corporation's best interests; and

           (3) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

           C. Except to the extent permitted by Section E of this article, a director may not be indemnified under Section B of this article in respect of a proceeding:

           (1) in which the person is found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person's official capacity; or

           (2) in which the person is found liable to the corporation.

           D. The termination of a proceeding by judgment, order, settlement, or conviction, or on a plea of nolo contendere or its equivalent is not of itself determinative that the person did not meet the requirements set forth in Section B of this article. A person shall be deemed to have been found liable in respect of any claim, issue or matter only after the person shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom.

           E. A person may be indemnified under Section B of this article against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by the person in connection with the proceeding; but if the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification (1) is limited to reasonable expenses actually incurred by the person in connection with the proceeding and
(2) shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation.

           F. A determination of indemnification under Section B of this article must be made:

           (1) by a majority vote of a quorum consisting of directors who at the time of the vote are not named defendants or respondents in the proceeding;

           (2) if such a quorum cannot be obtained, by a majority vote of a committee of the board of directors, designated to act in the matter by a majority vote of all directors, consisting solely of two or more directors who at the time of the vote are not named defendants or respondents in the proceeding;

           (3) by special legal counsel selected by the board of directors or a committee of the board by vote as set forth in Subsection (1) or (2) of this section, or, if such a quorum cannot be obtained and such a committee cannot be established, by a majority vote of all directors; or

           (4) by the shareholders in a vote that excludes the shares held by directors who are named defendants or respondents in the proceeding.

           G. Authorization of indemnification and determination as to reasonableness of expenses must be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification and determination as to reasonableness of expenses must be made in the manner specified by Subsection (3) of Section F of this article for the selection of special legal counsel. A provision contained in the articles of incorporation, the bylaws, a resolution of shareholders or directors, or an agreement that makes mandatory the indemnification permitted under Section B of this article shall be deemed to constitute authorization of indemnification in the manner required by this section even though such provision may not have been adopted or authorized in the same manner as the determination that indemnification is permissible.

           H. A corporation shall indemnify a director against reasonable expenses incurred by him in connection with a proceeding in which he is a named defendant or respondent because he is or was a director if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding.

           I. If, in a suit for the indemnification required by Section H of this article, a court of competent jurisdiction determines that the director is entitled to indemnification under that section, the court shall order indemnification and shall award to the director the expenses incurred in securing the indemnification.

           J. If, upon application of a director, a court of competent jurisdiction determines, after giving any notice the court considers necessary, that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he has met the requirements set forth in Section B of this article or has been found liable in the circumstances described by Section C of this article, the court may order the indemnification that the court determines is proper and equitable; but if the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification shall be limited to reasonable expenses actually incurred by the person in connection with the proceeding.

           K. Reasonable expenses incurred by a director who was, is, or is threatened to be made a named defendant or respondent in a proceeding may be paid or reimbursed by the corporation, in advance of the final disposition of the proceeding and without the determination specified in Section F of this article or the authorization or determination specified in Section G of this article, after the corporation receives a written affirmation by the director of his good faith belief that he has met the standard of conduct necessary for indemnification under this article and a written undertaking by or on behalf of the director to repay the amount paid or reimbursed if it is ultimately determined that he has not met that standard or if it is ultimately determined that indemnification of the director against expenses incurred by him in connection with that proceeding is prohibited by Section E of this article. A provision contained in the articles of incorporation, the bylaws, a resolution of shareholders or directors, or an agreement that makes mandatory the payment or reimbursement permitted under this section shall be deemed to constitute authorization of that payment or reimbursement.

           L. The written undertaking required by Section K of this article must be an unlimited general obligation of the director but need not be secured. It may be accepted without reference to financial ability to make repayment.

           M. A provision for a corporation to indemnify or to advance expenses to a director who was, is, or is threatened to be made a named defendant or respondent in a proceeding, whether contained in the articles of incorporation, the bylaws, a resolution of shareholders or directors, an agreement, or otherwise, except in accordance with Section R of this article, is valid only to the extent it is consistent with this article as limited by the articles of incorporation, if such a limitation exists.

           N. Notwithstanding any other provision of this article, a corporation may pay or reimburse expenses incurred by a director in connection with his appearance as a witness or other participation in a proceeding at a time when he is not a named defendant or respondent in the proceeding.

           O. An officer of the corporation shall be indemnified as, and to the same extent, provided by Sections H, I, and J of this article for a director and is entitled to seek indemnification under those sections to the same extent as a director. A corporation may indemnify and advance expenses to an officer, employee, or agent of the corporation to the same extent that it may indemnify and advance expenses to directors under this article.

           P. A corporation may indemnify and advance expenses to persons who are not or were not officers, employees, or agents of the corporation but who are or were serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, employee benefit plan, other enterprise, or other entity to the same extent that it may indemnify and advance expenses to directors under this article.

           Q. A corporation may indemnify and advance expenses to an officer, employee, agent, or person identified in Section P of this article and who is not a director to such further extent, consistent with law, as may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract or as permitted or required by common law.

           R. A corporation may purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee, or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, employee benefit plan, other enterprise, or other entity, against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the corporation would have the power to indemnify him against that liability under this article. If the insurance or other arrangement is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which the corporation would not have the power to indemnify the person only if including coverage for the additional liability has been approved by the shareholders of the corporation. Without limiting the power of the corporation to procure or maintain any kind of insurance or other arrangement, a corporation may, for the benefit of persons indemnified by the corporation, (1) create a trust fund; (2) establish any form of self-insurance; (3) secure its indemnity obligation by grant of a security interest or other lien on the assets of the corporation; or
(4) establish a letter of credit, guaranty, or surety arrangement. The insurance or other arrangement may be procured, maintained, or established within the corporation or with any insurer or other person deemed appropriate by the board of directors regardless of whether all or part of the stock or other securities of the insurer or other person are owned in whole or part by the corporation. In the absence of fraud, the judgment of the board of directors as to the terms and conditions of the insurance or other arrangement and the identity of the insurer or other person participating in an arrangement shall be conclusive and the insurance or arrangement shall not be voidable and shall not subject the directors approving the insurance or arrangement to liability, on any ground, regardless of whether directors participating in the approval are beneficiaries of the insurance or arrangement.

           S. Any indemnification of or advance of expenses to a director in accordance with this article shall be reported in writing to the shareholders with or before the notice or waiver of notice of the next shareholders' meeting or with or before the next submission to shareholders of a consent to action without a meeting pursuant to Section A, Article 9.10, of this Act and, in any case, within the 12-month period immediately following the date of the indemnification or advance.

           T. For purposes of this article, the corporation is deemed to have requested a director to serve as a trustee, employee, agent, or similar functionary of an employee benefit plan whenever the performance by him of his duties to the corporation also imposes duties on or otherwise involves services by him to the plan or participants or beneficiaries of the plan. Excise taxes assessed on a director with respect to an employee benefit plan pursuant to applicable law are deemed fines. Action taken or omitted by a director with respect to an employee benefit plan in the performance of his duties for a purpose reasonably believed by him to be in the interest of the participants and beneficiaries of the plan is deemed to be for a purpose which is not opposed to the best interests of the corporation.

           U. The articles of incorporation of a corporation may restrict the circumstances under which the corporation is required or permitted to indemnify a person under Section H, I, J, O, P, or Q of this article.

           Our articles of incorporation include the following provision:

                                   Article VII

           (c) The Corporation shall, to the maximum extent permitted from time to time under the Business Corporation Act of the State of Texas, shall indemnify and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action suit, proceeding or claim, whether civil, criminal, administrative or investigative by reason of the fact that he is or was or has agreed to be a director or officer of the Corporation, or while a director or officer is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys' fees and expenses), judgments, fines, penalties and amounts paid in settlement or incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was or has agreed to be a director or officer of the Corporation, or while a director or officer is or was serving at the request of the Corporation as Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys' fees and expenses), judgments, fines, penalties and amounts paid in settlement or incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any bylaw, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any repeal or modification of the foregoing provisions of this Article VII shall be prospective only and shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

           Our bylaws include indemnification provisions that generally provide indemnification to our directors and officers in the manner and to the extent permitted by Article 2.02-1 of the Texas Business Corporation Act. However, the provisions corresponding to Article 2.01-1(K) are mandatory rather than permissive.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

           In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 25    .         Other Expenses of Issuance and Distribution.

Subject to future contingencies, the following expenses are anticipated in relationship to this offering:

   Registration fees                             $10,000
   Federal taxes                                       0
   State taxes and fees                                0
   Transfer agent's fees                           1,000
   Costs of printing and engraving                 5,000
   Legal fees                                     40,000
   Accounting fees                                18,000

The amounts listed above are estimates and the amounts actually expended by us for these items may be more or less than that stated.

Item 26.   Recent Sales of Unregistered Securities.

           On February 12, 2000, we issued 1,822,000 shares of common stock in connection the contribution of assets to TCRI. The assets consisted of 200,000 shares of common stock of Sabine Resources and 130 residential lots on Lake Holbrook. We issued 500,000 shares to The THC Trustee, of which Henry A. Schulle, President of TCRI is the Trustee; 400,000 shares to B. Britt Brooks, Vice President of the Company; 450,000 to the Throneberry Trust, of which Mr. Brooks is the trustee; 50,000 shares to Andrea C Brooks, Mr. Brooks spouse; 60,000 shares to The SMT Trust, of which H.L. Schulle is the trustee; 311,000 shares to The Sabinal Trust, and 111,000 shares to The Draw Trust. The foregoing transactions were exempt from registration pursuant to Section 4(2) of the Securities Act as transactions not involving a public offering. Mr. Brooks and Mr. Schulle are directors and officers of TCRI and had access to information enabling them to evaluate the merits and risks of the transaction on the date of sale. We issued the shares subject to resale restrictions. Mr. Brooks and Mr. Schulle are sophisticated investors in that they are our directors and officers; are able to read, understand, and interpret financial statements; and are familiar with our business and operations.

           On December 20, 2000, we issued an aggregate of 110,000 shares for services provided to TCRI by the following individuals each of whom is a descendant of H.L. Schulle or his spouse, Mary C. Schulle.



Name                                                              Date        Title of Securities        Amount of Securities
----------------                                              ------------    -------------------        --------------------
Victor Russo                                                   12/20/2000        Common Stock                    20,000
Karen M. Brode                                                 12/20/2000        Common Stock                    20,000
John T. Russo                                                  12/20/2000        Common Stock                    20,000
Henry A. Schulle                                               12/20/2000        Common Stock                    20,000
Laura E. MacKnight                                             12/20/2000        Common Stock                    20,000
Melissa Ann Russo                                              12/20/2000        Common Stock                     5,000
Karen M. Brode FBO Daniel W. Brode                             12/20/2000        Common Stock                     5,000
John T. Russo FBO Misty D. Russo                               12/20/2000        Common Stock                     5,000
John T. Russo FBO Chelsea R. Russo                             12/20/2000        Common Stock                     5,000
Laura E. MacKnight FBO Henry P. R. MacKnight.                  12/20/2000        Common Stock                     5,000
Laura E. MacKnight FBO Catherine L. MacKnight                  12/20/2000        Common Stock                     5,000
Laura E. MacKnight FBO Rita E. MacKnight                       12/20/2000        Common Stock                     5,000
Laura E. MacKnight FBO Holly M. MacKnight                      12/20/2000        Common Stock                     5,000



These transaction were exempt from registration pursuant to Section 4(2) of the Securities Act as transactions not involving a public offering. As a descendant of Mr. Schulle and his spouse, each of these individuals has a pre-existing relationship with Mr. Schulle. We issued the shares subject to resale restrictions. Each investor was provided with a package of information that adequately described TCRI and disclosed all relevant information.

           We issued 20,000 shares of common stock on April 12, 2000, to Louis
A. Ross, a director of TCRI, for services provided as a director and consultant in connection with the proposed Crossroads Environmental acquisition. The transaction was exempt from registration pursuant to Section 4(2) of the Securities Act as a transaction not involving a public offering. We issued the shares subject to resale restrictions. Mr. Ross is a sophisticated investor in that he is a director of TCRI; is able to read, understand, and interpret financial statements; and is familiar with our business and operations.

           During the year ended December 31, 2001, we issued 19,302 unregistered shares of our common stock in the transactions listed below. All of the sales were made for cash. The following transactions were exempt from registration pursuant to Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering. The recipients in the transactions represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution of the shares they acquired. All recipients had access to corporate and financial information about us enabling them to evaluate the merits and risks of the transaction, were in possession of all material information relating to us, and were allowed to ask questions of management. None of these transactions involved any underwriters, underwriting discounts or commissions. We issued the shares subject to resale restrictions.


                                                                 Title of                 Amount of
Purchaser                       Date                          Securities Sold          Securities Sold
---------                       ----                          ---------------          ---------------
Alan R. Todd                    January 26, 2001              Common Stock               334 shares
Richard Brian                   February 23, 2001             Common Stock               1,500 shares
William Crawford                March 16, 2001                Common Stock               1,800 shares
James H. Short                  April 12, 2001                Common Stock               334 shares
Glendon Bushong                 May 21, 2001                  Common Stock               200 shares
Ron Medrano                     May 22, 2001                  Common Stock               200 shares
Neil Johnson                    May 25, 2001                  Common Stock               400 shares
Mark T. Warren                  May 25, 2001                  Common Stock               400 shares
Yvonne Fry                      May 31, 2001                  Common Stock               200 shares
Bill R. French                  June 10, 2001                 Common Stock               400 shares
Agnes Wheeler                   June 10, 2001                 Common Stock               400 shares
Kenneth I. Gillespie            June 11, 2001                 Common Stock               200 shares
James C. Epps III               June 28, 2001                 Common Stock               1,000 shares
Agnus Wheeler                   July 7, 2001                  Common Stock               200 shares
Genadi Batsoutenko              July 7, 2001                  Common Stock               200 shares
Lynette Haynes                  July 7, 2001                  Common Stock               200 shares
Virgil Jackson                  July 16, 2001                 Common Stock               1,000 shares
Ron Medrano                     July 16, 2001                 Common Stock               200 shares
Clifton Posey                   July 28, 2001                 Common Stock               1,000 shares
Dasha Enochova                  July 31, 2001                 Common Stock               100 shares
James H. Short                  August 17, 2001               Common Stock               334 shares
Neil Johnson                    August 21, 2001               Common Stock               2,000 shares
Nathan Ackley                   August 31, 2001               Common Stock               2,600 shares
Roger Dwain Isaac               September 24, 2001            Common Stock               400 shares
Bill R. French                  September 28, 2001            Common Stock               600 shares
Glenn Gaidousek                 October 8, 2001               Common Stock               100 shares
Richard Brian                   November 2, 2001              Common Stock               800 shares
Jugs Investment Club            November 12, 2001             Common Stock               200 shares
Yvonne Fry                      November 19, 2001             Common Stock               2,000 shares



           On May 3, 2001, we issued 10,000 shares of common stock to James H. Short as a director's fee. Such transaction was exempt from registration pursuant to Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering. We issued the shares subject to resale restrictions. Mr. Short is a sophisticated investor in that he is a director of TCRI; is able to read, understand, and interpret financial statements; and is familiar with our business and operations.

           On September 23, 2001, we issued 350,000 shares to Alan Curry and on October 23, 2001, we issued 200,000 shares of common stock to Doug McCord and 10,000 shares to Monty Thomas for consulting services provided and to be provided to TCRI. Such transactions were exempt from registration pursuant to
Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering. We issued the shares subject to resale restrictions. Messrs. Curry, McCord, and Thomas are sophisticated investors; are able to read, understand, and interpret financial statements; and are familiar with our business and operations. They had access to corporate and financial information about us enabling them to evaluate the merits and risks of the transaction, were in possession of all material information relating to us, and were allowed to ask questions of management.

           Effective December 28, 2001, Texas Commercial Resources, Inc. and EZUtilities, Inc. merged. Each outstanding share of common stock of Texas Commercial Resources, Inc. was converted into 3.25 shares of EZUtilities, Inc. and EZUtilities, Inc. changed its name to Texas Commercial Resources, Inc. In addition, 322,095 shares of common stock were issued to B. Britt Brooks and 322,085 shares were issued to H.L. Schulle for services provided in connection with the merger. Such transactions were exempt from registration pursuant to
Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering. Mr. Brooks and Mr. Schulle are directors and officers of TCRI and had access to information enabling them to evaluate the merits and risks of the transaction on the date of sale. We issued the shares subject to resale restrictions. Mr. Brooks and Mr. Schulle are sophisticated investors in that they are our directors and officers; are able to read, understand, and interpret financial statements; and are familiar with our business and operations.

           On December 31, 2001, we issued 11,500 shares and 13,681 shares, respectively, to Harry Bushong and H.L. Schulle as consideration for services provided to TCRI. Such transactions were exempt from registration pursuant to
Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering. We issued the shares subject to resale restrictions. Messrs. Bushong and Schulle are sophisticated investors; are able to read, understand, and interpret financial statements; and are familiar with our business and operations. They had access to corporate and financial information about us enabling them to evaluate the merits and risks of the transaction, were in possession of all material information relating to us, and were allowed to ask questions of management.

           On June 18, 2002, we entered into a Member Interest Purchase Agreement with Robert R. Shockley pursuant to which we purchased an 85% member interest in Myriad Gas, LLC. We issued 100,000 shares of common stock to Mr. Shockley in connection with the purchase. Such transaction was exempt from registration pursuant to Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering. We issued the shares subject to resale restrictions. Mr. Schockley is a sophisticated investor; is able to read, understand, and interpret financial statements; and is familiar with our business and operations. He had access to corporate and financial information about us enabling him to evaluate the merits and risks of the transaction, was in possession of all material information relating to us, and was allowed to ask questions of management. Because we were not able to fund the necessary working capital for Myriad Gas to expand its operations, Mr. Shockley has agreed to return the 100,000 shares of common stock and we have agreed not to complete this acquisition at this time.

           On July 25, 2002, we entered into an investment agreement with Goldbridge Capital, LLC, to sell Goldbridge Capital up to $8,000,000 of our common stock under Rule 415. We have filed the Investment Agreement as an exhibit to this registration statement on Form SB-2). Any shares issued will be sold pursuant to the exemption provided in Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering. Goldbridge Capital is an accredited investor and will be the underwriter as to shares we put to them under this agreement.

           In August 2002, we issued 840,768 shares of Series A preferred stock to the former shareholders of Visual Intelligence Systems, Inc. in connection with our exchange offer to such shareholders and the Plan and Agreement of Exchange with Visual Intelligence. The exchange offer was exempt from registration pursuant to Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering. The recipients in the exchange offer represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution of the shares they acquired. All recipients were provided with a confidential offering memorandum containing corporate and financial information about us enabling them to evaluate the merits and risks of the transaction, were in possession of all material information relating to us, and were allowed to ask questions of management. The exchange offer did not involve any underwriters, underwriting discounts or commissions. We issued the shares subject to resale restrictions.

           In September 2002, we issued 38,000 shares of Series B convertible preferred stock to RMS Groups, Inc. at a purchase price of $1.00 per share. Such transaction was exempt from registration pursuant to Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering. We issued the shares subject to resale restrictions. RMS Groups, Inc. is a sophisticated investor; is able to read, understand, and interpret financial statements; and is familiar with our business and operations. It had access to corporate and financial information about us enabling it to evaluate the merits and risks of the transaction, was in possession of all material information relating to us, and was allowed to ask questions of management.

           All shares sold pursuant to an offering exempt under Section 4(2) bear a legend restricting sale of such shares.


Item 27.   Exhibits.




  3.1      Composite Articles of Incorporation

  3.2      By-Laws

*3.3       Statement of Resolution Establishing and Designating Series A 8% Convertible Preferred Stock

*3.4       Statement of Resolution Establishing and Designating Series B Convertible Preferred Stock

*3.5       Articles of Merger - Combination of Multiple Entities dated December 24, 2001, between Texas Commercial Resources, Inc., and Texas Commercial Resources, Inc. (formerly known as EZUtilities Corp.)

*3.6       Articles of Share Exchange between Texas Commercial Resources, Inc. and Visual Intelligence Systems, Inc.

  5        Legal opinion of Thompson & Knight, LLP (including consent)

*10.1      Investment Agreement between the Company and Goldbridge Capital, LLC dated July 25, 2002

  10.2     Registration Rights Agreement between the Company and Goldbridge Capital, LLC dated July 25, 2002

*10.3      Plan and Agreement of Merger dated December 24, 2001, between Texas Commercial Resources, Inc., a  Texas corporation, and
           Texas Commercial Resources, Inc., (formerly known as EZUtitlities Corp), a Texas corporation.




*10.4      Plan and Agreement of Exchange dated July 17, 2002, between Texas Commercial Resources, Inc., a Texas corporation, and
           Visual Intelligence Systems, Inc., a Texas corporation.

*10.5      Membership Interest Agreement dated June 18, 2002, between Robert R. Shockley and Texas Commercial Resources, Inc.

*10.6      Stock Purchase Agreement dated March 24, 2002, among Sub-Surface Liquid Injection Company, Inc., a Texas corporation, and
           Patrick J. Sanjenis, and Texas Commercial Resources, Inc..



  23.1     Consent of Ham, Langston & Brezina L.L.P
----------------
*          Filed herewith.



Item 28.   Undertakings.

           The undersigned registrant hereby undertakes:

           (a) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (1) Include any prospectuses required by section 10(a)(3) of the Securities Act.

          (2) Reflect in the prospectus any facts or events, which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (3) Include any additional or changed material information on the plan of distribution.

           (b) That it will, for the purpose of determining any liability under the Securities Act, treat, each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

           (c) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

           (d) To provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Houston, Texas, on November __, 2002.

Texas Commercial Resources, Inc.


By:   /s/ B. Britt Brooks
    ------------------------------------------------
       B. Britt Brooks, Vice President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Date: November 12, 2002

                                             Title
                                           --------

/s/ Henry A. Schulle           President (Chief Executive Officer) and Director
-------------------------
Henry A. Schulle


/s/ B. Britt Brooks
-------------------------      Vice President (Principal Financial Officer and
B. Britt Brooks                Chief Accounting Officer) and Director


/s/ Louis A. Ross*             Director
-------------------------
Louis A. Ross


/s/ James H. Short*            Director
-------------------------
James H. Short


*By:     B. Britt Brooks
      ------------------------------------
         B. Britt Brooks, Agent and
         Attorney-in-Fact